Exhibit 10.1

Execution Version

AMENDMENT No. 4, dated as of January 27, 2021 (this “Amendment”), to the Credit Agreement dated as of February 8, 2019 (as amended by that Amendment No. 1, dated as of February 10, 2020, as further amended by that Amendment No. 2, dated as of September 11, 2020 and as further amended by that Amendment No. 3, dated as of November 18, 2020, the “Credit Agreement”; the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), by and among The Dun & Bradstreet Corporation, a Delaware corporation (the “Borrower”), Star Intermediate III, LLC, a Delaware limited liability company (“Holdings”), the other Guarantors party hereto, Bank of America, N.A. (“BOA”) as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;

WHEREAS, (a) Section 2.19 of the Credit Agreement provides that the Borrower may obtain Refinancing Term Loans pursuant to a Refinancing Amendment, the proceeds of which shall be used to prepay in full Initial Term Loans outstanding under the Credit Agreement as of the Amendment No. 4 Effective Date (immediately prior to giving effect to this Amendment) (the “Existing Term Loans”; and the Initial Lenders holding such Existing Term Loans, the “Existing Term Lenders”); and (b) Section 11.01 provides that the relevant Loan Parties and the Required Lenders may amend the Credit Agreement and the other Loan Documents for certain purposes;

WHEREAS, (a) BofA Securities, Inc., has agreed to act in the roles and pursuant to the titles set forth in the Engagement Letter, dated as of January 19, 2021, between the Borrower and BofA Securities, Inc., in respect of such Refinancing Term Loans (in such capacity, the “Lead-Left Arranger”) and (b) the Lead-Left Arranger shall act as lead arranger and bookrunner in respect of such Refinancing Term Loans (acting in its capacity in such roles and titles, the “Lead Arranger”);

WHEREAS, (a) BOA has agreed to provide Refinancing Term Loans (such Refinancing Term Loans, collectively with the Refinancing Term Loans provided pursuant to clause (b) below, the “New Term Loans”) in an aggregate principal amount equal to the outstanding principal amount of Existing Term Loans in effect as of the Amendment No. 4 Effective Date minus the aggregate Rollover Amount (as defined below) (BOA, in such capacity, the “New Fronting Term Lender”) and (b) each Rollover Lender (as defined below) has agreed to have all of its outstanding Existing Term Loans converted into a like principal amount of New Term Loans, in each case of clauses (a) and (b), effective as of the Amendment No. 4 Effective Date, in accordance with the terms and conditions set forth herein and in the Credit Agreement; and

WHEREAS, the New Term Lenders (as defined below) have agreed to provide New Term Loans (or in the case of the Rollover Lenders, convert their Existing Term Loans to New Term Loans) and (ii) the Borrower has requested, and each of the New Term Lenders have agreed to, an amendment to the Credit Agreement pursuant to which certain other provisions of the Credit Agreement will be amended as set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                  New Term Loans; Amendment.

(a)                With effect from and including the Amendment No. 4 Effective Date, each New Term Lender shall become party to the Amended Credit Agreement as a “Lender”, an “Initial Lender” and a “Term Lender”, shall have a commitment to provide Refinancing Term Loans in accordance with the terms hereof (i) in the case of the New Fronting Term Lender, in an aggregate principal amount equal to the outstanding principal amount of Existing Term Loans in effect as of the Amendment No. 4 Effective Date minus the aggregate Rollover Amount for all other New Term Lenders and (ii) in the case of each Rollover Lender, in the amount equal to such Lender’s Rollover Amount (each such commitment, a “New Term Loan Commitment”), as applicable, and shall have all of the rights and obligations of a “Lender”, “Initial Term Lender” and “Term Lender” under the Amended Credit Agreement and the other Loan Documents. On the Amendment No. 4 Effective Date, each Existing Term Lender (in its capacity as such, but not in any other capacity) shall cease to be a Lender party to the Credit Agreement (and, for the avoidance of doubt, shall not be a party to the Amended Credit Agreement with respect to Initial Term Loans (except to the extent that it shall subsequently become party thereto (i) pursuant to an Assignment and Assumption entered into with any Lender in accordance with the terms of the Amended Credit Agreement, (ii) with respect to any Rollover Lender, pursuant to a “cashless roll” in accordance with this Amendment or (iii) through other means in accordance with the terms and provisions of the Amended Credit Agreement)), and all accrued and unpaid fees and other amounts payable under the Credit Agreement for the account of each Existing Term Lender shall be due and payable on such date.

(b)             On the Amendment No. 4 Effective Date,

  (i)            each New Term Lender, severally and not jointly, shall make (or in the case of any Rollover Lender, be deemed to make) a Refinancing Term Loan to the Borrowers in accordance with this Section 1(b) and Section 2.19 of the Credit Agreement by delivering (or in the case of any Rollover Lender, being deemed to deliver) to the Administrative Agent immediately available funds in an amount equal to its New Term Loan Commitment;

  (ii)            the Borrowers shall prepay in full the Existing Term Loans by (A) delivering to the Administrative Agent funds in an amount equal to the excess, if any, of (1) the aggregate of the Existing Term Loan Prepayment Amounts for all of the Existing Term Lenders (except to the extent otherwise agreed by any Existing Term Lender) over (2) the sum of the New Lender Net Funding Amount (as defined below) plus (without duplication of any New Lender Net Funding Amount) the Rollover Amount (such excess, the “Borrower’s Payment”); and (B) directing the Administrative Agent to apply the funds made available to the Administrative Agent pursuant to Section 1(b)(i) hereof, net of fees and expenses as agreed by the Borrower and the Administrative Agent not otherwise paid by or on behalf of the Borrower (the “New Lender Net Funding Amount”), along with the Borrower’s Payment, if any, and the Rollover Amount to prepay in full the Existing Term Loans; and

  (iii)            the Administrative Agent shall apply the Borrowers’ Payment to pay to each Existing Term Lender an amount equal to such Existing Term Lender’s Existing Term Loan Prepayment Amount (except as otherwise agreed by such Existing Term Lender).

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The transactions described in this Section 1(b) shall be deemed to occur immediately prior to the effectiveness of the amendment of the Credit Agreement pursuant to Section 1(d) hereof. The New Term Loan Commitments provided for hereunder shall terminate on the Amendment No. 4 Effective Date immediately upon the borrowing of the New Term Loans pursuant to Section 1(b). For purposes of this Amendment, the “Existing Term Loan Prepayment Amount” shall mean, for each Existing Term Lender, the sum of (i) the aggregate principal amount of Existing Term Loans owing to such Existing Term Lender on the Amendment No. 4 Effective Date plus (ii) all accrued and unpaid interest and other amounts due and payable in accordance with the Credit Agreement on such Existing Term Lender’s Existing Term Loans as of the Amendment No. 4 Effective Date.

(c)                Any Existing Term Lender may elect for a “cashless roll” of 100% (or such lesser amount as may be determined by the Lead-Left Arranger and separately notified to such Existing Term Lender by the Lead-Left Arranger prior to the Amendment No. 4 Effective Date) of its Existing Term Loans into New Term Loans in the same principal amount by executing its appropriate signature page to this Amendment and delivering such signature page to the Lead-Left Arranger (such electing Existing Term Lenders, the “Rollover Lenders” and, together with the New Fronting Term Lender, the “New Term Lenders”). It is understood and agreed that (i) simultaneously with the deemed making of New Term Loans by each Rollover Lender and the payment to such Rollover Lender of all accrued and unpaid fees and other amounts in respect of the Existing Term Loan in respect of such Rollover Amount (as defined below), such elected amount (or such lesser amount as may be determined by the Lead-Left Arranger and separately notified to such Rollover Lender by the Lead-Left Arranger prior to the Amendment No. 4 Effective Date) of the Existing Term Loans held by such Rollover Lender (the “Rollover Amount”) shall be deemed to be extinguished, repaid and no longer outstanding and such Rollover Lender shall thereafter hold a New Term Loan in an aggregate principal amount equal to such Rollover Lender’s Rollover Amount, (ii) no Rollover Lender shall receive any prepayment being made to other Existing Term Lenders holding Existing Term Loans from the proceeds of the New Term Loans to the extent of such Rollover Lender’s Rollover Amount and (iii) any Existing Term Loan held by a Rollover Lender that is not so allocated to such Rollover Lender as a Rollover Amount shall be repaid in full on the Amendment No. 4 Effective Date together with all accrued and unpaid amounts owing to such Existing Term Lender in respect of such amount.

(d)                The Credit Agreement is, effective as of the Amendment No. 4 Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

(e)                With effect from the effectiveness of this Amendment, each New Term Loan made on the Amendment No. 4 Effective Date in accordance with Section 1(b) shall constitute, for all purposes of the Amended Credit Agreement, an Initial Term Loan made pursuant to the Amended Credit Agreement and this Amendment; provided that each such New Term Loan shall constitute an “Initial Term Loan” for all purposes of the Amended Credit Agreement, and all provisions of the Amended Credit Agreement applicable to Initial Term Loans shall continue to be applicable to such New Term Loans.

Section 2.                   Representations and Warranties. Holdings and the Borrower hereby represent and warrant, on behalf of each Loan Party, that, as of the Amendment No. 4 Effective Date (as defined below), this Amendment has been duly authorized, executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 3.                   Effectiveness. This Amendment shall become effective on the date (such date, the “Amendment No. 4 Effective Date”) that the following conditions have been satisfied:

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(a)                Consents. The Administrative Agent shall have received executed signature pages hereto from the New Fronting Term Lender, each Rollover Lender, Holdings and the Borrower;

(b)                Expenses. The Borrower shall have paid to the Lead Arranger and the Administrative Agent all fees and expenses due to be paid on the Amendment No. 4 Effective Date, including all reasonable and documented out-of-pocket expenses required to be paid or reimbursed under Section 11.04 of the Credit Agreement for which invoices have been presented at least one Business Day prior to the Amendment No. 4 Effective Date;

(c)                Legal Opinions. The Lead Arranger and the Administrative Agent shall have received a legal opinion from Kirkland & Ellis LLP, counsel to the Loan Parties;

(d)                Officer’s Certificate. The Lead Arranger and the Administrative Agent shall have received (i) a certificate dated as of the Amendment No. 4 Effective Date and executed by a Responsible Officer of each of the Loan Parties, certifying (A)(x) that attached thereto is a true and complete copy of the articles or certificate of incorporation or other comparable organizational documents of such Loan Party, certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and complete copy of the bylaws, operating or comparable governing document of such Loan Party, if applicable, or (y) that such documents or agreements have not been amended since those delivered as of the Closing Date (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (B)(x) that attached thereto is a true and complete copy of resolutions or written consents of its shareholders or board of directors or other relevant governing body, as the case may be, authorizing the execution, delivery and performance of this Amendment and the other Loan Documents (if any) to which it is a party, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect without amendment, modification or rescission, and (y) as to the incumbency and genuineness of the signature of the officers, directors, managers or other authorized signatories of each Loan Party executing this Amendment and the other Loan Documents (if any) to which it is a party and (ii) certificates as to the good standing (where relevant) of each Loan Party as of a recent date, from the relevant authority of the jurisdiction of organization of such Loan Party;

(e)                Closing Certificates. The Lead Arranger and the Administrative Agent shall have received a certificate dated as of the Amendment No. 4 Effective Date and executed by a Responsible Officer of the Borrower certifying, after giving effect to this Amendment, that, as of the Amendment No. 4 Effective Date, (i) the representations and warranties of each Loan Party contained in Article 5 of the Credit Agreement or any other Loan Document shall be true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that, in each case, any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) and (ii) no Default exists, or would results from this Amendment and the incurrence of the New Term Loans;

(f)                 KYC. The Lead Arranger and the Administrative Agent shall have received all documentation and other information about the Loan Parties reasonably requested by the Lead Arranger (on behalf of any Lender) or the Administrative Agent in writing at least five (5) Business Days in advance of the Amendment No. 4 Effective Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and a beneficial ownership certificate to the extent required under 31 C.F.R. §1010.230;

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(g)                Borrower’s Payment. The Administrative Agent shall have received the Borrower’s Payment; and

(h)                Request for Credit Extension. The Administrative Agent shall have received a Request for Credit Extension with respect to the New Term Loans.

Section 4.                   Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of an original executed counterpart hereof. Furthermore, this Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and ..pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.  This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties hereto of a manually signed paper communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention. “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Section 5.                   Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 6.                   Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Without limiting the foregoing, each of Holdings and the Borrower, on behalf of (i) each Loan Party, acknowledges and agrees that (A) each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement, as amended hereby) and (B) the Collateral Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all of its Obligations (including, for the avoidance of doubt, the New Term Loans made on the Amendment No. 4 Effective Date) on the terms and conditions set forth in the Collateral Documents, and hereby confirms and, to the extent necessary, ratifies the security interests granted by it pursuant to the Collateral Documents to which it is a party and (ii) each Guarantor, hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Guaranty with respect to all of its Obligations (including, for the avoidance of doubt, the New Term Loans made on the Amendment No. 4 Effective Date). THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Amendment shall constitute a Loan Document, and the provisions of Sections 11.15, 11.16(b) and 11.17 shall be deemed incorporated herein mutatis mutandis, and from and after the Amendment No. 4 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.

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Section 7.                  No Novation. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Amendment or in any other document contemplated hereby shall discharge or release the Lien or priority of any Collateral Document or any other security therefor or otherwise be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan Documents, except, in each case, to any extent modified hereby and except to the extent repaid as provided herein.

Section 8.                   Notices. The execution and delivery of this Amendment by the Borrower and the satisfaction of all conditions precedent to effectiveness of this Amendment pursuant to Section 3 hereof shall be deemed to satisfy any requirement for, and constitute any notice required to be delivered to the Administrative Agent under the Credit Agreement (other than delivery of a Request for Credit Extension). The New Term Loans shall be funded with a single Interest Period which shall be the same as the Interest Period of the existing Initial Term Loans as in effect immediately prior to the Amendment No. 4 Effective Date, and the New Term Lenders hereby consent to such Interest Period.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

The Dun & Bradstreet Corporation, as Borrower

By:	/s/ Bryan Hipsher
	Name:	Bryan Hipsher
	Title:	Chief Financial Officer

Star Intermediate III, LLC, as Holdings

By:	/s/ Bryan Hipsher
	Name:	Bryan Hipsher
	Title:	Chief Financial Officer

Signature Page to Amendment No. 4 (DNB 2021)

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Melissa Mullis
	Name:	Matt Lynn
	Title:	Assistant Vice President

Signature Page to Amendment No. 4 (DNB 2021)

NEW TERM LENDER SIGNATURE PAGE

By executing a counterpart to this Amendment as the New Fronting Term Lender, Bank of America, N.A. agrees to make New Term Loans on the Amendment No. 4 Effective Date, in each case in accordance with the terms and conditions set forth herein and in the Amended Credit Agreement. The New Fronting Term Lender acknowledges and agrees that in the absence of a change to the terms and conditions of this Amendment (including Exhibit A hereto) that is (x) materially adverse to the New Term Lenders, taken as a whole, in their capacity as such and (y) made after the submission of such executed counterpart, such submission is irrevocable.

Name of Institution:	BANK OF AMERICA, N.A., as the New Fronting Term Lender

By:	/s/ Jonathan C. Pfeifer
	Name:	Jonathan c. Pfeifer
	Title:	Vice President

Signature Page to Amendment No. 4 (DNB 2021)

[Rollover Lender signature pages on file with the Administrative Agent]

Signature Page to Amendment No. 4 (DNB 2021)

Exhibit A

As amended by Amendment No. 1 dated as of February 10, 2020

as amended by Amendment No. 2 dated as of September 11, 2020,

as amended by Amendment No. 3 dated as of November 18, 2020 and as amended by Amendment No. 4 dated as of January 27, 2021

PUBLISHED CUSIP NUMBER: 26483NAL4

CUSIP (TERM FACILITY): 26483NAN0

CUSIP (REVOLVING FACILITY): 26483NAQ3

CREDIT AGREEMENT
dated as of
February 8, 2019

among

The Dun & Bradstreet Corporation,
as Borrower,

STAR INTERMEDIATE III, LLC,
as Holdings

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer

_________________________________

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
CITIBANK, N.A.,
RBC CAPITAL MARKETS1,
CREDIT SUISSE LOAN FUNDING LLC,
MUFG BANK, LTD.,

MIZUHO BANK, LTD.,
NATIXIS, NEW YORK BRANCH,
HSBC SECURITIES (USA) INC.,
JEFFERIES FINANCE LLC,
MACQUARIE CAPITAL (USA) INC.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners,

and

CITIZENS BANK, N.A.,
HL FINANCE, LLC
and
SUMITOMO MITSUI BANKING CORPORATION,
as Senior Managing Agents

1 RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Can-ada and its affiliates.

TABLE OF CONTENTS

Page

Article 1 Definitions and Accounting Terms		2

Section 1.01.	Defined Terms	2
Section 1.02.	Other Interpretive Provisions	~~64~~65
Section 1.03.	Accounting Terms	~~65~~66
Section 1.04.	Rounding	~~65~~66
Section 1.05.	References to Agreements and Laws	~~65~~66
Section 1.06.	Times of Day	~~65~~67
Section 1.07.	Timing of Payment or Performance	~~65~~67
Section 1.08.	Certain Calculations and Tests	~~65~~67
Section 1.09.	Exchange Rates; Currencies Generally	~~66~~68
Section 1.10.	Cashless Rollovers	~~67~~69
Section 1.11.	Additional Alternate Currencies	~~67~~69
Section 1.12.	Limited Condition Transactions	~~68~~69
Section 1.13.	Letter of Credit Amounts	~~70~~71

Article 2 The Commitments and Credit Extensions		~~70~~71

Section 2.01.	The Initial Borrowings	~~70~~71
Section 2.02.	Borrowings, Conversions and Continuations of Loans	~~70~~71
Section 2.03.	[Reserved]	~~72~~73
Section 2.04.	Letters of Credit	~~72~~73
Section 2.05.	Swing Line Loans	~~80~~81
Section 2.06.	Prepayments	~~82~~83
Section 2.07.	Termination or Reduction of Commitments	~~89~~90
Section 2.08.	Repayment of Loans	~~89~~90
Section 2.09.	Interest	~~90~~91
Section 2.10.	Fees	~~90~~91
Section 2.11.	Computation of Interest and Fees	~~91~~92
Section 2.12.	Evidence of Indebtedness	~~91~~92
Section 2.13.	Payments Generally	~~91~~92
Section 2.14.	Sharing of Payments	~~92~~94
Section 2.15.	Permitted Exchange	~~93~~94
Section 2.16.	Increase in Commitments	~~96~~97
Section 2.17.	Defaulting Lenders	~~98~~99
Section 2.18.	Extension of Maturity Date	~~100~~101
Section 2.19.	Refinancing Amendments	~~102~~104

Article 3 TAXES, INCREASED COSTS AND ILLEGALITY		~~104~~105

Section 3.01.	Taxes	~~104~~105
Section 3.02.	Illegality	~~107~~109
Section 3.03.	Inability to Determine Rates	~~108~~109
Section 3.04.	Increased Costs	~~110~~111
Section 3.05.	Capital Requirements	~~110~~111
Section 3.06.	Reserves on Eurocurrency Rate Loans	~~110~~112
Section 3.07.	Funding Losses	~~111~~112
Section 3.08.	Matters Applicable to All Requests for Compensation	~~111~~113
Section 3.09.	Replacement of Lenders Under Certain Circumstances	~~113~~114
Section 3.10.	Survival	~~114~~115

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Article 4 CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~114~~115

Section 4.01.	Conditions of Initial Credit Extension	~~114~~115
Section 4.02.	Conditions to All Credit Extensions	~~116~~118

Article 5 Representations and Warranties		~~117~~118

Section 5.01.	Existence, Qualification and Power; Compliance with Laws	~~117~~118
Section 5.02.	Authorization; No Contravention	~~117~~119
Section 5.03.	Governmental Authorization; Other Consents	~~118~~119
Section 5.04.	Binding Effect	~~118~~119
Section 5.05.	Financial Statements; No Material Adverse Effect	~~118~~119
Section 5.06.	Litigation and Environmental Matters	~~118~~120
Section 5.07.	Ownership of Property; Liens	~~119~~120
Section 5.08.	Anti-Corruption Laws and Sanctions	~~119~~120
Section 5.09.	Taxes	~~120~~121
Section 5.10.	ERISA Compliance	~~120~~121
Section 5.11.	Subsidiaries; Equity Interests	~~120~~121
Section 5.12.	Margin Regulations; Investment Company Act	~~120~~122
Section 5.13.	Disclosure	~~120~~122
Section 5.14.	Solvency	~~121~~122
Section 5.15.	Perfection, Etc.	~~121~~122
Section 5.16.	Labor Disputes	~~121~~122

Article 6 Affirmative Covenants		~~121~~122

Section 6.01.	Financial Statements	~~121~~123
Section 6.02.	Certificates; Other Information	~~123~~124
Section 6.03.	Notices	~~124~~125
Section 6.04.	[Reserved]	~~124~~125
Section 6.05.	Preservation of Existence, Etc.	~~124~~125
Section 6.06.	Maintenance of Properties	~~124~~125
Section 6.07.	Maintenance of Insurance	~~124~~125
Section 6.08.	Compliance with Laws	~~124~~126
Section 6.09.	Books and Records	~~124~~126
Section 6.10.	Inspection Rights	~~125~~126
Section 6.11.	Use of Proceeds	~~125~~126
Section 6.12.	Payment of Taxes	~~125~~126
Section 6.13.	Covenant to Guarantee Guaranteed Obligations and Give Security	~~125~~126
Section 6.14.	Further Assurances	~~127~~128
Section 6.15.	Designation of Subsidiaries	~~127~~128
Section 6.16.	No Changes in Fiscal Year	~~127~~129
Section 6.17.	Lines of Business	~~127~~129
Section 6.18.	Ratings	~~127~~129
Section 6.19.	Transactions with Affiliates	~~128~~129
Section 6.20.	Post-Closing Covenants	~~131~~132

Article 7 Negative Covenants		~~131~~132

Section 7.01.	Liens	~~131~~132
Section 7.02.	Investments	~~135~~136
Section 7.03.	Indebtedness	~~138~~140
Section 7.04.	Fundamental Changes	~~142~~143
Section 7.05.	Dispositions	~~143~~144
Section 7.06.	Restricted Payments	~~145~~147
Section 7.07.	Holdings Covenants	~~149~~150

Section 7.08.	Prepayments, Etc. of Indebtedness	~~150~~151
Section 7.09.	Subsidiary Distributions	~~151~~152
Section 7.10.	Financial Covenant	~~152~~153

Article 8 Events of Default and Remedies		~~152~~153

Section 8.01.	Events of Default	~~152~~153
Section 8.02.	Remedies Upon Event of Default	~~155~~156
Section 8.03.	Application of Funds	~~156~~157
Section 8.04.	Borrower’s Right to Cure	~~156~~158

Article 9 Administrative Agent and Other Agents		~~157~~158

Section 9.01.	Appointment and Authorization of Administrative Agent	~~157~~158
Section 9.02.	Delegation of Duties	~~158~~159
Section 9.03.	Exculpatory Provisions	~~158~~159
Section 9.04.	Reliance by Administrative Agent	~~159~~160
Section 9.05.	Credit Decision; Disclosure of Information by Agents	~~159~~160
Section 9.06.	Indemnification of Agents	~~160~~161
Section 9.07.	Agents in their Individual Capacities	~~160~~161
Section 9.08.	Successor Agents	~~160~~162
Section 9.09.	Administrative Agent May File Proofs of Claim; Credit Bidding	~~162~~163
Section 9.10.	Collateral and Guaranty Matters	~~163~~164
Section 9.11.	Other Agents; Arrangers and Managers	~~165~~166
Section 9.12.	Secured Cash Management Agreements and Secured Hedge Agreements	~~165~~167

Article 10 [Reserved]		~~166~~167

Article 11 MISCELLANEOUS		~~166~~167

Section 11.01.	Amendments, Etc.	~~166~~167
Section 11.02.	Notices and Other Communications; Facsimile Copies	~~169~~170
Section 11.03.	No Waiver; Cumulative Remedies	~~170~~171
Section 11.04.	Attorney Costs, Expenses	~~171~~172
Section 11.05.	Indemnification by the Borrower	~~171~~172
Section 11.06.	Payments Set Aside	~~173~~174
Section 11.07.	Assigns	~~173~~175
Section 11.08.	Successors	~~178~~180
Section 11.09.	Confidentiality	~~179~~180
Section 11.10.	Set-off	~~179~~181
Section 11.11.	Interest Rate Limitation	~~180~~181
Section 11.12.	Counterparts	~~180~~181
Section 11.13.	Integration	~~180~~181
Section 11.14.	Survival of Representations and Warranties	~~180~~181
Section 11.15.	Severability	~~180~~182
Section 11.16.	Governing Law	~~181~~182
Section 11.17.	Waiver of Right to Trial by Jury	~~181~~182
Section 11.18.	Binding Effect	~~181~~183
Section 11.19.	No Implied Duties	~~182~~183
Section 11.20.	USA Patriot Act Notice	~~182~~183
Section 11.21.	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~182~~183
Section 11.22.	ERISA Representations	~~183~~184
Section 11.23.	No Advisory or Fiduciary Responsibility	~~183~~184
Section 11.24.	Electronic Execution of Assignments and Certain Other Documents	~~184~~185
Section 11.25.	The Borrower as Loan Party Representative	~~184~~185
Section 11.26.	Judgment Currency	~~184~~185
Section 11.27.	Acknowledgement Regarding Any Supported QFCs~~:~~.	~~185~~186

SCHEDULES

1.01A	Subsidiary Guarantors
1.01B	Unrestricted Subsidiaries
2.01	Commitments
2.04	L/C Commitments
2.05	Swing Line Commitments
4.01(a)(ix)	Closing Date Collateral Documents
5.06	Litigation
5.11	Subsidiaries
6.19	Transactions with Affiliates
6.20	Post-Closing Matters
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS          Form of

A-1	Assignment and Assumption
A-2	Affiliated Lender Assignment and Assumption
B	Compliance Certificate
C-1	First Lien/First Lien Intercreditor Agreement
C-2	First Lien/Second Lien Intercreditor Agreement
D-1	Loan Notice
D-2	Swing Line Loan Notice
E-1	Revolving Credit Note
E-2	Term Note
E-3	Repatriation Bridge Note
F	Security Agreement
G	Guaranty Agreement
I-1	Discounted Prepayment Option Notice
I-2	Lender Participation Notice
I-3	Discounted Voluntary Prepayment Notice
J-1	U.S. Tax Compliance Certificate
J-2	U.S. Tax Compliance Certificate
J-3	U.S. Tax Compliance Certificate
J-4	U.S. Tax Compliance Certificate
K	[Reserved]
L	Solvency Certificate
M	Intercompany Note
N	Letter of Credit Report

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of February 8, 2019, by and among Star Merger Sub, Inc., a Delaware corporation (“Merger Sub” and, prior to the Acquisition (as defined below), the “Borrower”), which upon the effectiveness of the Acquisition (as defined below) will be merged with and into The Dun & Bradstreet Corporation, a Delaware corporation (the “Target” and, after giving effect to the Acquisition, the “Borrower”), Star Intermediate III, LLC, a Delaware limited liability company (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), the other L/C Issuers party hereto from time to time and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

Recitals

WHEREAS, pursuant to the terms of the Acquisition Agreement, Merger Sub will merge with and into the Target, as a result of which Holdings shall acquire all of the issued and outstanding capital stock of the Target (the “Acquisition”);

WHEREAS, substantially concurrently with the consummation of the Acquisition, all indebtedness for borrowed money other than (x) contingent obligations not then due and payable and that by their terms survive the termination of the Existing Facilities (as defined below) and (y) any letters of credit that are backstopped, under (i) that certain Term Loan Credit Agreement, dated as of June 19, 2018, among the Target, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Existing Credit Facility”), (ii) that certain Five-Year Credit Agreement, dated as of June 19, 2018, among the Target, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Existing Revolving Facility”), (iii) the 4.000% Senior Notes due 2020, as amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “2020 Notes”) and (iv) the 4.375% Senior Notes due 2022, as amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “2022 Notes” and, together with the 2020 Notes, the “Existing Notes”; the Existing Credit Facility, the Existing Revolving Facility and the Existing Notes collectively, the “Existing Facilities”) in each case, other than Indebtedness that is permitted under Section 7.03, will be repaid, redeemed, defeased, discharged, refinanced, replaced or terminated, as applicable, or in the case of the Existing Notes, irrevocable notice with respect thereto will be given and cash sufficient to effect such repayment, redemption, defeasance, discharge, refinancing, replacement or termination will have been deposited pursuant to the discharge mechanism in the applicable indentures thereof, and in each case of the Existing Facilities, any guarantee or security in connection therewith will be released (the “Refinancing”);

WHEREAS, to fund the Refinancing and a portion of the consideration for the Acquisition, the Borrower has (a) requested that the Lenders extend credit on the Closing Date in the form of (i) Initial Term Loans in an aggregate principal amount equal to $2,530,000,000, (ii) the Initial Revolving Credit Facility (as defined in the Credit Agreement prior to giving effect to Amendment No. 2) in an aggregate amount of $400,000,000 and (iii) the Repatriation Bridge Facility in an aggregate amount of $200,000,000, subject to the terms and conditions set forth herein and (b) intends to issue and sell (i) the Senior Unsecured Notes on or prior to the Closing Date yielding up to $750,000,000 of gross proceeds and (ii) the Senior Secured Notes on or prior to the Closing Date yielding up to $700,000,000 of gross proceeds; and

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Section 9.

Definitions and Accounting Terms

(a)                 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“1934 Act” means the Securities Exchange Act of 1934.

“2020 Incremental Term Lenders” means the Term Lenders providing the 2020 Incremental Term Loans and commitments therefor.

“2020 Incremental Term Loans” means the Term Loans established by Amendment No. 3.

“2020 Notes” has the meaning assigned to such term in the recitals hereto.

“2022 Notes” has the meaning assigned to such term in the recitals hereto.

“Acceptable Discount” has the meaning specified in Section 2.06(d)(iii).

“Acceptable Intercreditor Agreement” means a customary intercreditor agreement, subordination agreement, collateral trust agreement or other intercreditor arrangement (which may, if applicable, consist of a payment waterfall) in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, which shall be deemed acceptable to the Administrative Agent and the Lenders if (a) in the form of the First Lien/First Lien Intercreditor Agreement and/or the First Lien/Second Lien Intercreditor Agreement or (b) it (or any changes to any such agreement specified in clause (a)) is posted to the Platform and (i) is accepted by the Required Lenders and/or (ii) not otherwise objected to by the Required Lenders in writing within 5 Business Days of being posted.

“Acceptance Date” has the meaning specified in Section 2.06(d)(ii).

“Accounting Changes” has the meaning specified in Section 1.08(d).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries or to such Converted Restricted Subsidiary and its Subsidiaries), as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Acquisition” has the meaning specified in the recitals hereto.

“Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of August 8, 2018, by and among, the Target, Star Parent, L.P. and Merger Sub (together with all exhibits, annexes, schedules and other disclosure letters thereto, collectively, as modified, amended, supplemented, consented to or waived).

“Additional Agreements” has the meaning specified in Section 9.10(d).

“Additional Guarantor” has the meaning specified in Section 6.13(b)(i).

“Additional Loans” means the Additional Revolving Credit Loans and the Additional Term Loans.

“Additional Refinancing Lender” has the meaning specified in Section 2.19(a).

“Additional Revolving Credit Commitments” means any revolving credit commitments added pursuant to Section 2.16, 2.18 or 2.19.

“Additional Revolving Credit Facility” means any credit facility comprised of Additional Revolving Credit Commitments added pursuant to Sections 2.16, 2.18 or 2.19.

“Additional Revolving Credit Loans” means any revolving loans made pursuant to an Additional Revolving Credit Facility.

“Additional Term Commitments” means any term commitments added pursuant to Sections 2.16, 2.18 or 2.19.

“Additional Term Facility” means (a) on or prior to the applicable funding date of the applicable Class of Additional Term Loans added pursuant to Sections 2.16, 2.18 or 2.19, the aggregate amount of the Additional Term Commitments of such Class at such time and (b) thereafter, the aggregate principal amount of the Additional Term Loans of such Class of all Additional Term Lenders of the applicable Class outstanding at such time added pursuant to Sections 2.16, 2.18 or 2.19.

“Additional Term Loans” means any term loans made pursuant to an Additional Term Facility.

“Administrative Agent” means Bank of America in its capacity as administrative agent and collateral agent under any of the Loan Documents, or any successor in such capacities.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders. The Administrative Agent’s Office shall at all times be located in the United States.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Affiliated Debt Fund” means a Sponsor Affiliated Lender that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit and that exercises independent discretion from the private equity business of the relevant Sponsor.

“Affiliated Lender Assignment and Assumption” has the meaning specified in Section 11.07(k)(5).

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Revolving Credit Commitments” means, at any time, the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders at such time.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 11.26.

“All-In-Rate” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in consultation with the Borrower in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins (with such interest rate margin and interest spreads to be determined by reference to the Eurocurrency Rate), (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year life to maturity) paid by the Borrower to the Lenders in connection with the Initial Term Loans or any applicable Incremental Term Loan Class, but excluding (i) any arrangement, commitment, structuring, agency or underwriting fees that are not paid to or shared with all relevant lenders generally in connection with the commitment or syndication of such indebtedness, (ii) any ticking, unused line or similar fees or (iii) any other fee that is not paid directly by the Borrower generally to all relevant lenders ratably in the primary syndication of such indebtedness; provided, however, that (A) to the extent that the Eurocurrency Rate (with an Interest Period of three months) or Base Rate (without giving effect to any floor specified in the definition thereof) is less than any floor applicable to the Term Loans in respect of which the All-In-Rate is being calculated on the date on which the All-In-Rate is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the All-In-Rate, (B) to the extent that the Eurocurrency Rate (for a period of three months) or Base Rate (without giving effect to any floor specified in the definition thereof) is greater than any applicable floor on the date on which the All-In-Rate is determined, the floor will be disregarded in calculating the All-In-Rate and (C) any stepdowns in interest rate margins shall be disregarded in calculating the All-In-Rate.

“Alternate Currency” means, (x) in the case of Revolving Credit Loans, Canadian dollars, Pounds Sterling, Euros and Yen and, (y) in the case of Letters of Credit, Canadian dollars, Pounds Sterling, Euros and Yen and, in each case, each other currency (other than Canadian dollars, Pounds Sterling, Euros and Yen) that is approved in accordance with Section 1.11.

“Amendment No. 1” means Amendment No. 1 to this Agreement dated as of the Amendment No. 1 Effective Date.

“Amendment No. 1 Effective Date“ means February 10, 2020, the date of the effectiveness of Amendment No. 1.

“Amendment No. 2” means Amendment No. 2 to this Agreement dated as of the Amendment No. 2 Effective Date.

“Amendment No. 2 Effective Date“ means September 11, 2020, the date of the effectiveness of Amendment No. 2.

“Amendment No. 3” means Amendment No. 3 to this Agreement dated as of the Amendment No. 3 Effective Date.

“Amendment No. 3 Effective Date” means November 18, 2020, the date of effectiveness of Amendment No. 3.

“Amendment No. 3 Funding Date” has the meaning set forth in the Amendment No. 3.

“Amendment No. 4” means Amendment No. 4 to this Agreement dated as of the Amendment No. 4 Effective Date.

“Amendment No. 4 Effective Date” means January 27, 2021, the date of effectiveness of Amendment No. 4.

“Anti-Corruption Laws” has the meaning specified in Section 5.08(b).

“Applicable Asset Sale Proceeds” has the meaning specified in Section 2.06(b)(i)(A)(2).

“Applicable Discount” has the meaning specified in Section 2.06(d)(iii).

“Applicable ECF Proceeds” has the meaning specified in Section 2.06(b)(iii).

“Applicable Margin” means a percentage per annum equal to:

(a)            with respect to (i) any Initial Revolving Credit Loan, (ii) the Commitment Fee in respect of any Initial Revolving Credit Commitments and (iii) the L/C Fee in respect of any Initial Revolving Credit Commitments, (A) until and including the date on which the first financial statements required to be delivered under Section 6.01 after the Amendment No. 2 Effective Date are actually delivered, the percentages per annum set forth below for Pricing Level 2 and (B) thereafter, the following percentages per annum based upon the Senior Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Initial Revolving Credit Facility
Pricing Level	Senior Secured Leverage Ratio	Eurocurrency Rate/L/C Fee	Base Rate	Commitment Fee
1	≤ 3.20:1.00	2.75%	1.75%	0.250%
2	> 3.20:1.00 and ≤ 3.70:1.00	3.00%	2.00%	0.375%
3	> 3.70:1.00	3.25%	2.25%	0.50%

(b)           with respect to any Initial Term Loans (i) prior to the Amendment No. 1 Effective Date, 5.00% with respect to any Initial Term Loans that are Eurocurrency Rate Loans and 4.00% with respect to any Initial Term Loans that are Base Rate Loans ~~and~~, (ii) on and after the Amendment No. 1 Effective Date and prior to the Amendment No. 4 Effective Date, 4.00% with respect to any Initial Term Loans that are Eurocurrency Rate Loans and 3.00% with respect to any Initial Term Loans that are Base Rate Loans~~; provided that~~ and (iii) on and after the ~~date of a Qualifying IPO~~Amendment No. 4 Effective Date, 3.25% with respect to any Initial Term Loans that are Eurocurrency Rate Loans and 2.25% with respect to any Initial Term Loans that are Base Rate Loans; provided, that during any period commencing with the date on which the Ratings Condition is satisfied and ending on the date immediately preceding the date on which the Ratings Condition is no longer satisfied, the percentages per annum set forth in this clause (~~ii~~b)(iii) with respect to the Initial Term Loans shall in each case be reduced by 0.25%.

For purposes of the foregoing clause (iii), “Ratings Condition” means, on the date of determination, the Borrower has received and maintains corporate family/corporate credit ratings of at least B+ (stable) from S&P and at least B1 (stable) from Moody’s. If the rating system of S&P or Moody’s shall change, or if any such rating agency shall cease to be in the business of rating corporate issuers, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency.

(c)           with respect to any Repatriation Bridge Loans, 3.50% with respect to Repatriation Bridge Loans that are Eurocurrency Rate Loans and 2.50% with respect to Repatriation Bridge Loans that are Base Rate Loans.

Article I.                Any increase or decrease in the Applicable Margin resulting from a change in the Senior Secured Leverage Ratio shall become effective as of the first day immediately following the date the applicable financial statements are delivered pursuant to Section 6.01; provided that at the option of the Required Lenders, Pricing Level 3 (or, with respect to Initial Term Loans, Pricing Level 2) shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.04, the Revolving Credit Lenders, (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.05, the Revolving Credit Lenders, (d) with respect to Revolving Credit Loans of any Class, the Lenders of such Class and (e) with respect to Term Loans of any Class, the Lenders of such Class.

“Approved Foreign Bank” has the meaning specified in clause (k) of the definition of “Cash Equivalents”.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of its designated affiliates or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Citibank, N.A., RBC Capital Markets, Credit Suisse Loan Funding LLC, MUFG Bank, Ltd., Mizuho Bank, Ltd., Natixis, New York Branch, HSBC Securities (USA) Inc., Jefferies Finance LLC, Macquarie Capital (USA) Inc. and Wells Fargo Bank, National Association, each in its capacity as a joint lead arranger and joint bookrunner of the Facilities and (ii) BofA Securities, Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., RBC Capital Markets, Barclays Bank PLC, Citibank, N.A., Truist Bank, Wells Fargo Bank, National Association, Citizens Bank, N.A., HSBC Securities (USA) Inc., Mizuho Bank, Ltd. and TD Securities (USA), LLC, each in its capacity as a joint lead arranger and joint bookrunner in connection with Amendment No. 2.

“Asset Sale Percentage” means, as of any date of determination, 100%.

“Assignment and Assumption” means (a) an Assignment and Assumption substantially in the form of Exhibit A and (b) in the case of any assignment of Term Loans in connection with a Permitted Exchange conducted in accordance with Section 2.15, such form of assignment (if any) as may have been requested by the Administrative Agent in accordance with Section 2.15(a)(viii) or, in each case, any other form (including electronic documentation generated by DebtDomain or other electronic platform) approved by the Administrative Agent.

“Associate” means (i) any Person engaged in a Similar Business (other than by reference to the term Associate) of which the Borrower or its Restricted Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding voting Equity Interests and (ii) any joint venture entered into by the Borrower or any Restricted Subsidiary.

“Attorney Costs” means and includes all reasonable and documented, out-of-pocket fees, expenses and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.04(b)(iii).

“Available Amount” means, at any time (the “Available Amount Reference Time”), an amount equal to:

(a)            the sum, without duplication, of:

(i)        $250,000,000; plus

(ii)       50% of the Consolidated Net Income of the Restricted Companies for the period (taken as one accounting period) commencing on the first day of the fiscal quarter of the Borrower during which the Closing Date occurred to and including the end of the most recent fiscal quarter ending prior to such date for which financial statements have been delivered pursuant to Sections 6.01(a) or (b), as applicable, as of such date (the amount under this clause (ii) is referred to herein as the “Growth Amount”; provided that the Growth Amount shall not be less than zero); plus

(iii)      100% of the aggregate amount of contributions (other than in the form of Disqualified Equity Interests) to the common capital of the Borrower (including mergers or consolidations that have a similar effect, with the amount of any non-cash contributions made in connection therewith being determined based on the fair market value (as reasonably determined by the Borrower) thereof) or the net proceeds of the issuance of Qualified Equity Interests of the Borrower (or any direct or indirect parent thereof) contributed to the Borrower and, in each case to the extent not otherwise applied under this Agreement and not constituting a Cure Amount, received in cash during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; plus

(iv)      the aggregate principal amount of any Indebtedness or Disqualified Equity Interests, in each case, of the Borrower or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Equity Interests issued to the Borrower or a Restricted Subsidiary), which has been converted into or exchanged for Qualified Equity Interests of the Borrower or any Equity Interests of any direct or indirect parent of the Borrower; plus

(v)       without duplication of amounts reflected as a return of capital or deemed reduction with respect to such Investment for purposes of determining the amount of such Investment pursuant to clause (b) below or any other provision of Section 7.02, the net proceeds received by the Borrower or any Restricted Subsidiary after the Closing Date in connection with the sale or other disposition to a Person (other than the Borrower or any Restricted Subsidiary) of any Investment made pursuant to Section 7.02(t) (in an amount not to exceed the original amount of such Investment); plus

(vi)      without duplication of amounts reflected as a return of capital or deemed reduction with respect to such Investment for purposes of determining the amount of such Investment pursuant to clause (b) below or any other provision of Section 7.02, the proceeds received by the Borrower or any Restricted Subsidiary after the Closing Date in connection with returns, profits, distributions and similar amounts, repayments of loans and the release of guarantees received on any Investment made pursuant to Section 7.02(t) (in an amount not to exceed the original amount of such Investment); plus

(vii)     without duplication of amounts reflected as a return of capital or deemed reduction with respect to such Investment for purposes of determining the amount of such Investment pursuant to clause (b) below or any other provision of Section 7.02, an amount equal to the sum of (A) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary pursuant to Section 6.15 or has been merged, consolidated or amalgamated with or into, or is liquidated into, the Borrower or any Restricted Subsidiary, the amount of the Investments of the Borrower or any Restricted Subsidiary in such Subsidiary made pursuant to Section 7.02(t) (in an amount not to exceed the original amount of such investment) and (B) the fair market value (as reasonably determined by the Borrower) of the property or assets of any Unrestricted Subsidiary that have been transferred, conveyed, or otherwise distributed to the Borrower or any Restricted Subsidiary after the Closing Date from any dividend or other distribution by an Unrestricted Subsidiary; plus

(viii)    the amount of any Declined Proceeds and Specified Asset Sale Proceeds; minus

(b)           the aggregate amount of (i) any Investments outstanding at such time pursuant to Section 7.02(t) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment, including, without limitation, upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary or the sale, transfer, lease or other disposition of any such Investment, in each case to the extent any resulting Investment is permitted under another paragraph of Section 7.02), (ii) the initial principal amount of any Indebtedness incurred prior to such time pursuant to Section 7.03(cc) (net of (x) the amount of principal of such Indebtedness by the lender thereof that was forgiven by the holder thereof prior to such time (provided that such forgiveness is not included in clause (a)(iv)) and (y) the amount of any prepayment prior to such time of principal of Indebtedness incurred in reliance on Section 7.03(cc)), (iii) any Restricted Payments made prior to such time pursuant to Section 7.06(g), and (iv) any Restricted Prepayment made prior to such time pursuant to Section 7.08(c) (and, for purposes of this clause (b), without taking account of the intended usage of the Available Amount at such Available Amount Reference Time).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Bank Management Obligations” means (1) obligations in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements, electronic fund transfer, treasury services and cash management services, including controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services, or other cash management arrangements or any automated clearing house arrangements, (2) other obligations in respect of netting or setting off arrangements, credit, debit or purchase card programs, stored value card and similar arrangements and (3) obligations in respect of any other services related, ancillary or complementary to the foregoing (including any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurocurrency Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Basel III” means the agreement on capital adequacy, stress testing and liquidity standards contained in “Basel III: a global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee in December 2010, each as amended, and any further guidance or standards published by the Basel Committee in relation to “Basel III”.

“Basel Committee” means the Basel Committee on Banking Supervision.

“Bona Fide Lending Affiliate” means, with respect to any Competitor, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than a Person that has been separately identified to the Arrangers on or prior to September 14, 2018) that is (i) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (ii) managed, sponsored or advised by any Person that is controlling, controlled by or under common control with such Competitor or Affiliate thereof, as applicable, but only to the extent that no personnel involved with the investment in such Competitor or affiliate thereof, as applicable, (x) makes (or has the right to make or participate with others in making) investment decisions on behalf of such debt fund, investment vehicle, regulated bank entity or unregulated lending entity or (y) has access to any information (other than information that is publicly available) relating to the Borrower or any entity that forms a part of any of its businesses (including any of its subsidiaries).

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.02(d).

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and Class and, in the case of Eurocurrency Rate Loans, having the same Interest Period.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Loan Obligations denominated in Dollars is located and:

(i)            if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, Letter of Credit or Swing Line Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, Letter of Credit or Swing Line Loan or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day;

(ii)           if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, Letter of Credit or Swing Line Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, Letter of Credit or Swing Line Loan or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(iii)          if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, Letter of Credit or Swing Line Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(iv)          if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan, Letter of Credit or Swing Line Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, Letter of Credit or Swing Line Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Expenditures” means, without duplication, any expenditure for any purchase or other acquisition of any asset that would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP, including capitalized software development costs.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases on a balance sheet of the lessee; provided that, all obligations of the Borrower and its Restricted Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on January 1, 2015 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement regardless of any change in GAAP following January 1, 2015 (or any change in the implementation in GAAP for future periods that are contemplated as of January 1, 2015) that would otherwise require such obligation to be recharacterized as a Capitalized Lease.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Collateral” has the meaning specified in Section 2.04(g).

“Cash Collateral Account” means a deposit account at the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning specified in Section 2.04(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of the Restricted Subsidiaries:

(a)           operating deposit accounts maintained by the Restricted Companies;

(b)           securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof or other durations approved by the Administrative Agent;

(c)           securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof or other durations approved by the Administrative Agent and, at the time of acquisition, having a rating of at least “A-2” or “P-2” (or long-term ratings of at least “A3” or “A-”) from either S&P or Moody’s, or, with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody’s (or the equivalent thereof);

(d)           commercial paper issued by any Lender that is a commercial bank or any bank holding company owning any Lender;

(e)            commercial paper maturing not more than 12 months after the date of creation thereof or other durations approved by the Administrative Agent and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody’s and commercial paper maturing not more than 90 days after the creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s;

(f)            domestic and eurocurrency time deposits, certificates of deposit or bankers’ acceptances maturing no more than one year after the date of acquisition thereof or other durations approved by the Administrative Agent which are either issued by any Lender or any other banks having combined capital and surplus of not less than $100,000,000 (or in the case of foreign banks, the Dollar equivalent thereof) or are insured by the Federal Deposit Insurance Corporation for the full amount thereof;

(g)           repurchase agreements with a term of not more than 30 days for, and secured by, underlying securities of the type without regard to maturity described in clauses (b), (c) and (f) above entered into with any bank meeting the qualifications specified in clause (f) above or securities dealers of recognized national standing;

(h)           shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types with regard to maturity of securities described in clauses (b) through (g) above;

(i)             investments maintained in money market funds (as well as asset-backed securities and corporate securities that are eligible for inclusion in money market funds);

(j)             fixed maturity securities which are rated BBB- and above by S&P or Baa3 and above by Moody’s; provided that the aggregate amount of Investments by any Person in fixed maturity securities which are rated BBB+, BBB or BBB- by S&P or Baa1, Baa2 or Baa3 by Moody’s shall not exceed 10% of the aggregate amount of Investments in fixed maturity securities by such Person; and

(k)           solely with respect to any Non-U.S. Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of a country other than one that is subject to sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctioning authority, (any such bank being an “Approved Foreign Bank”) and maturing within 12 months of the date of acquisition or other durations approved by the Administrative Agent and (ii) (A) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank or (B) other temporary investments (with maturities less than 12 months or other durations approved by the Administrative Agent) of a non-speculative nature which are made with preservation of principal as the primary objective and in each case in accordance with normal investment practices for cash management of such Non-U.S. Subsidiaries.

“Cash Management Obligations” means all Bank Management Obligations of the Borrower or any Restricted Subsidiary provided by any Cash Management Bank.

“Cash Management Bank” means (a) any Person that, is a Lender, Arranger, an Agent or an Affiliate of a Lender, Arranger, or an Agent (i) on the Closing Date, with respect to Cash Management Agreements existing on the Closing Date or (ii) at the time it enters into a Cash Management Agreement, in each case, in its capacity as a party to such Cash Management Agreement (regardless of whether such Person subsequently ceases to be a Lender, Arranger or Agent or an Affiliate of the foregoing) or (b) any other Person designated in writing to the Administrative Agent from time to time; provided that such Person, if not already bound by the provisions thereof, acknowledges and agrees to be bound by the provisions of Article 9, Section 11.06, Section 11.09, Section 11.17, Section 11.21, Section 11.22 and other provisions applicable to Lenders generally.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means (a) any direct or indirect Subsidiary of the Borrower that is not organized under the laws of the United States, any state thereof nor the District of Columbia and that is a “controlled foreign corporation” within the meaning of Section 957 of the Code and (b) any Subsidiary of a Person or Persons described in clause (a) of this definition.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Change of Control” means the earliest to occur of:

(a)           (i)            at any time prior to a Qualifying IPO, the Permitted Holders cease to own, in the aggregate, directly or indirectly, beneficially, Equity Interests representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, or

(ii)           at any time upon or after the consummation of a Qualifying IPO, the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the 1934 Act, but excluding any employee benefit plan and/or any person acting as the trustee, agent or other fiduciary or administrator therefor), in each case of the foregoing, other than a Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of Equity Interests representing more than the greater of (x) 35% of the total voting power of all of the outstanding voting stock of the Borrower and (y) the percentage of the total voting power of all of the outstanding voting stock of the Borrower owned directly or indirectly by the Permitted Holders; or

(b)           Holdings (or any Successor Holding Company) shall cease to directly or indirectly own and control 100% of the voting Equity Interests of the Borrower;

unless, in the case of either clauses (a)(i) or (a)(ii) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of the Borrower;

“Charges” means any charge, expenses, cost, accrual or reserve of any kind.

“Class” when used with respect to (a) any Loan or Credit Extension, refers to whether such Loan, or the Loans comprising such Credit Extension, are Initial Term Loans, Additional Term Loans of any series established as a separate “Class” pursuant to Section 2.16, 2.18 and/or 2.19, Repatriation Bridge Loans, Initial Revolving Credit Loans or Additional Revolving Credit Loans of any series established as a separate “Class” pursuant to Section 2.16, 2.18 and/or 2.19 or Swing Line Loans, (b) any Commitment, refers to whether such Commitment is an Initial Term Commitment, an Additional Term Commitment of any series established as a separate “Class” pursuant to Section 2.16, 2.18 and/or 2.19, an Initial Revolving Credit Commitment, an Additional Revolving Credit Commitment of any series established as a separate “Class” pursuant to Section 2.16, 2.18 and/or 2.19 or a commitment to make Swing Line Loans, (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class and (d) any Revolving Outstandings, refers to whether such Revolving Outstandings is attributable to a Revolving Credit Commitment of a particular Class.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01, which date is February 8, 2019.

“Closing Date Loan Party” means Holdings, the Borrower and each Subsidiary Guarantor listed on Part A of Schedule 1.01A.

“Closing Date Material Adverse Effect” has the meaning assigned to the term “Company Material Adverse Effect” in the Acquisition Agreement as in effect on August 8, 2018.

“Closing Date Forecasts” has the meaning specified in Section 5.05(d).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations; provided that “Collateral” shall not include any Excluded Asset.

“Collateral Documents” means, collectively, (i) the Security Agreement, (ii) each Intellectual Property Security Agreement, (iii) any supplement to any of the foregoing delivered to the Administrative Agent pursuant to Section 6.13 and (iv) each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means an Initial Term Commitment, Initial Revolving Credit Commitment, Repatriation Bridge Commitment, an Additional Term Commitment or an Additional Revolving Credit Commitment, as the context may require.

“Commitment Fee” has the meaning specified in Section 2.10(b).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compensation Period” has the meaning specified in Section 2.13(b)(ii).

“Competitor” means a competitor of the Borrower or any of its Subsidiaries.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense and capitalized fees, including amortization or write-off of (i) intangible assets and non-cash organization costs, (ii) deferred financing and debt issuance fees, costs and expenses, (iii) capitalized expenditures (including Capitalized Software Expenditures), customer acquisition costs and incentive payments, media development costs, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, (iv) capitalized fees related to any Qualified Securitization Financing or Receivables Facility, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP and (v) any write down of assets or asset value carried on the balance sheet.

“Consolidated EBITDA” means, as of any date for the applicable period ending on such date with respect to any Person on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted (other than with respect to clauses (viii), (xi) and (xxi)) and not added back for, without duplication,

(i)             (x) provision for taxes based on income, profits, revenue or capital, including federal, foreign, state, provincial, territorial, local, unitary, excise, property, franchise, value added and similar taxes and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and similar taxes of such Person paid or accrued during such period (including in respect of repatriated funds), (y) any distributions made to a Parent Entity with respect to the foregoing, including the amount of distributions actually made to any Parent Entity of such Person in respect of such period in accordance with Section 7.06(j)(i) as though such amounts had been paid as taxes directly by such Person for such periods, and (z) the net tax expense associated with any adjustments made pursuant to the definition of “Consolidated Net Income” in each case, to the extent deducted and (not added back) in computing Consolidated Net Income; plus

(ii)            total interest expense (including (u) the amortization of original issue discount or premiums resulting from the issuance of Indebtedness at less than par and other non-cash interest or capitalized interest, (v) non-cash rent expense (including with respect to the interest component of Capitalized Leases), (w) net losses or any obligations under any Swap Contracts or other derivative instruments, (x) bank, letter of credit and other financing fees, (y) costs of surety bonds in connection with financing activities, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income and (z) all cash dividend payments or other distributions (excluding items eliminated in consolidation) on any series of preferred stock and/or Disqualified Equity Interests of such Person or Restricted Subsidiary of such Person),

(iii)           Consolidated Depreciation and Amortization Expense of such Person for such period,

(iv)           any Charges incurred in connection with the Transactions or related to any actual or proposed or contemplated Investment, acquisition, disposition or recapitalization or the incurrence of Indebtedness (including a refinancing thereof) or any Investment (including any Permitted Acquisition), acquisition, disposition, recapitalization, or Equity Issuance (including any expense relating to enhanced accounting functions or other transactions costs associated with becoming a public company) (in each case, whether or not consummated or permitted hereunder and including any such transaction consummated prior to the Closing Date), including (A) such fees, expenses or charges (including rating agency fees, consulting fees and other related expenses and/or letter of credit or similar fees) related to the offering or incurrence of the Loans and any other credit facilities or the offering or incurrence of any other debt securities (including the Senior Unsecured Notes and the Senior Secured Notes) and any Securitization Fees and (B) any amendment or other modification of the this Agreement, the Senior Unsecured Notes, the Senior Secured Notes any Securitization Facility and/or Permitted Receivables Financing and any other credit facilities or any other debt securities, in each case, whether or not consummated;

(v)           (x) the amount of any restructuring charge, accrual, reserve (and adjustments to existing reserves) or expense, integration cost, inventory optimization programs or other business optimization expense or cost (including charges directly related to the implementation of cost-savings initiatives and tax restructurings) that is deducted (and not added back) in such period in computing Consolidated Net Income, including any costs incurred in connection with acquisitions or divestitures after the Closing Date, any severance, retention, signing bonuses, relocation, recruiting and other employee related costs, costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employment benefit plans (including any settlement of pension liabilities), costs related to entry into new markets (including unused warehouse space costs) and new product introductions (including labor costs and scrap costs), systems development and establishment costs, operational and reporting systems, technology initiatives, contract termination costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities (including severance, rent termination, moving and legal costs) and to exiting lines of business and consulting fees incurred with any of the foregoing and (y) fees, costs and expenses associated with acquisition related litigation and settlements thereof;,

(vi)          non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including (w) any non-cash losses on the sale of assets and any write-offs, write-downs, deferred revenue or any impairment charges, (x) any impairment charges, amortization (or write offs) of financing costs (including debt discount, debt issuance costs and commissions and other fees associated with Indebtedness, including the Loans, Senior Unsecured Notes and Senior Secured Notes) of such Person and its Subsidiaries, (y) the impact of acquisition method accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets and liabilities in connection with the Transactions or any Investment (including any Permitted Acquisition) and/or (z) any non-cash losses realized in such period in connection with adjustments to any Plan due to changes in actuarial assumptions, valuation or studies (provided that if any such non-cash charge, write-down or item represents an accrual or reserve for a cash expenditure for a future period then the cash payment in such future period shall be subtracted from Consolidated EBITDA when paid), or other items classified by the Borrower as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period),

(vii)         [reserved],

(viii)        without duplication of any such amounts otherwise added back in determining Consolidated EBITDA, whether through pro forma adjustment or otherwise, the amount of (A) pro forma “run rate” cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings), operating expense reductions and other synergies (in each case, net of amounts actually realized) related to the Transactions that are reasonably identifiable (in the good faith determination of the Borrower) and projected by the Borrower in good faith to result from actions (x) that have been taken, (y) with respect to which substantial steps have been taken or that are expected to be taken (in the good faith determination of the Borrower) within 24 months after the Closing Date (or undertaken or implemented prior to the Closing Date) or (B) pro forma adjustments, including pro forma “run rate” cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings and any savings expected to result from the elimination of a public target’s Public Company Costs), operating expense reductions, and other synergies (in each case net of amounts actually realized) related to Dispositions, acquisitions, Investments, operating improvements, restructurings, cost savings initiatives and certain other similar initiatives and specific transactions, or related to restructuring initiatives, cost savings initiatives and other initiatives that are reasonably identifiable (in the good faith determination of the Borrower) and projected by the Borrower in good faith to result from actions that have either been taken, with respect to which substantial steps have been taken or are that are expected to be taken within 18 months after the date of consummation of such acquisition, disposition or other specified transaction or the initiation of such restructuring initiative, cost savings initiative or other initiatives (including from any actions taken in whole or in part prior to such date); provided, that the aggregate amount of adjustments pursuant to this clause (viii)(B) shall not exceed 30.0% of Consolidated EBITDA for the applicable period (calculated after giving effect to any pro forma adjustments made pursuant to this clause (viii)); it being understood and agreed that, such cap shall not apply to (I) items disclosed in the quality of earning report referred to in clause (xxi)(y) below or (II) any adjustments otherwise made in accordance with Regulation S-X,

(ix)           [reserved],

(x)            (x) any Charges incurred as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan or other management or employee benefit plan or agreement, pension plan, any severance agreement, any stock subscription or shareholder agreement, and (y) any Charges in connection with the rollover, acceleration or payout of Equity Interests held by management, in each case under this clause (y), to the extent such Charges, as applicable, are funded with net cash proceeds contributed to such Person as a capital contribution or as a result of the sale or issuance of Qualified Equity Interests of such Person (solely to the extent not increasing the Available Amount or constitutes a Cure Amount),

(xi)           cash actually received (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (d)(i) and for any previous period and not added back,

(xii)          any Charges included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45,

(xiii)         unrealized or realized foreign exchange losses resulting from the impact of foreign currency changes,

(xiv)         [reserved],

(xv)          [reserved],

(xvi)         the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary,

(xvii)        non-cash minority interest reductions and with respect to any JV Entity, an amount equal to the proportion of those items described in clauses (ii) and (iii) above relating to such JV Entity’s corresponding to the Borrower’s and the Restricted Subsidiaries’ proportionate share of such JV Entity’s Consolidated Net Income (determined as if such JV Entity were a Restricted Subsidiary) to the extent the same was deducted (and not added back) in calculating Consolidated Net Income,

(xviii)       [reserved],

(xix)         [reserved],

(xx)          the amount of any costs or expenses relating to payments made to stock appreciation or similar rights, stock option, restricted stock, phantom equity, profits interests or other interests or rights holders of the Borrower or any of its Subsidiaries or any Parent Entity in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its Subsidiaries or any Parent Entities, which payments are being made to compensate such holders as though they were equityholders at the time of, and entitled to share in, such distribution, plus

(xxi)         adjustments and add backs of the type reflected in (x) the financial model provided to the Arrangers prior to August 8, 2018 (such model as updated from time to time, the “Sponsor Model”), (y) the quality of earnings report provided to the Arrangers prior to August 8, 2018, as updated from time to time, and (z) any due diligence quality of earnings report made available to the Administrative Agent from time to time prepared with respect to the target of a Permitted Acquisition or Investment by (A) a nationally recognized accounting firm or (B) any other accounting firm reasonably acceptable to the Administrative Agent; minus

(c)           an amount which, in the determination of Consolidated Net Income, has been included for non cash gains, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period (other than non-cash gains relating to the application of Accounting Standards Codification Topic 840—Leases);

Article II.               all as determined in accordance with GAAP, where applicable.

Article III.              Unless the context otherwise requires, each reference to “Consolidated EBITDA” in this Agreement shall deemed to refer to the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries. There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by the Borrower or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) without duplication of clause (b)(viii) of the definition of Consolidated EBITDA, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent. For purposes of determining Consolidated EBITDA for any period, there shall be excluded the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition). Notwithstanding the foregoing, but subject to any adjustment set forth above with respect to any transactions occurring after the Closing Date, Consolidated EBITDA shall be $139,300,000 for the fiscal quarter ended March 31, 2018, $157,510,000 for the fiscal quarter ended June 30, 2018, $184,980,000 for the fiscal quarter ended September 30, 2018 and $298,000,000 for the fiscal quarter ended December 31, 2018, in each case, as may be adjusted on a Pro Forma Basis.

“Consolidated Interest Charges” means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, (x) the amount payable as cash interest expense (including that attributable to capital leases), net of cash interest income of the Borrower and its Restricted Subsidiaries, with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries, including all commissions, discounts and other cash fees and charges owed with respect to letter of credit and bankers’ acceptance financing and net cash costs (less net cash payments) under interest hedging agreements and (y) solely with respect to the calculation of the Interest Coverage Ratio for the purpose of testing the incurrence of Disqualified Equity Interests under Section 7.03, cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests, but excluding, in each case, for the avoidance of doubt, (a) any non-cash interest expense and any capitalized interest, whether paid or accrued, (b) the amortization of original issue discount resulting from the issuance of indebtedness at less than par, (c) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, (d) any expenses resulting from discounting of indebtedness in connection with the application of recapitalization accounting or purchase accounting, (e) penalties or interest related to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or pushdown accounting, (f) the accretion or accrual of, or accrued interest on, discounted liabilities (other than Indebtedness) during such period, (g) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments pursuant to ASC 815, Derivatives and Hedging, (h) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (i) any payments with respect to make whole premiums or other breakage costs of any Indebtedness, (j) all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with GAAP and (k) expensing of bridge, arrangement, structuring, commitment, agency, consent or other financing fees.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, net income excluding, without duplication,

(i)            any net income (loss) of any Person if such Person is not a Restricted Subsidiary (including any net income (loss) from investments recorded in such Person under the equity method of accounting), except that the Borrower’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed (or to the extent converted into cash or Cash Equivalents) or that (as determined by the Borrower in its reasonable discretion) could have been distributed by such Person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution or return on investment;

(ii)           solely for the purpose of determining the Available Amount, any net income (loss) of any Restricted Subsidiary (other than any Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Borrower or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released (or such Person reasonably believes such restriction could be waived or released and is using commercially reasonable efforts to pursue such waiver or release) and (b) restrictions pursuant to the Loan Documents, the Senior Unsecured Notes Documents, the Senior Secured Notes Documents or other Indebtedness containing substantially similar restrictions), except that the Borrower’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed (or to the extent converted, or having the ability to be converted, into cash or Cash Equivalents) or that could have been distributed by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained above in this clause (ii));

(iii)          any net gain (or loss) (x) in respect of facilities no longer used or useful in the conduct of the business of the Borrower or its Restricted Subsidiaries, abandoned, closed, disposed or discontinued operations, (y) on disposal, abandonment or discontinuance of disposed, abandoned, closed or discontinued operations, and (z) attributable to asset dispositions, abandonments, sales or other dispositions of any asset (including pursuant to any Sale and Leaseback Transaction) or the designation of an Unrestricted Subsidiary other than in the ordinary course of business;

(iv)          any (x) extraordinary, exceptional, unusual or nonrecurring loss, charge or expense, Transaction Expenses, Public Company Costs, restructuring and duplicative running costs, restructuring charges or reserves (whether or not classified as restructuring expense on the consolidated financial statements), relocation costs, start-up or initial costs for any project or new production line, division or new line of business, integration and facilities’ or bases’ opening costs, facility consolidation and closing costs, severance costs and expenses, one-time charges (including compensation charges), payments made pursuant to the terms of change in control agreements that the Borrower or a Subsidiary or a Parent Entity had entered into with employees of the Borrower, a Subsidiary or a Parent Entity, costs relating to pre-opening, opening and conversion costs for facilities, losses or costs related to facility or property disruptions or shutdowns, signing, retention and completion bonuses, recruiting costs, costs incurred in connection with any strategic or cost savings initiatives, transition costs, contract terminations, litigation and arbitration fees, costs and charges, expenses in connection with one-time rate changes, costs incurred with acquisitions, investments and dispositions (including travel and out-of-pocket costs, human resources costs (including relocation bonuses), litigation and arbitration costs, charges, fees and expenses (including settlements), management transition costs, advertising costs, losses associated with temporary decreases in work volume and expenses related to maintain underutilized personnel) and non-recurring product and intellectual property development, other business optimization expenses or reserves (including costs and expenses relating to business optimization programs and new systems design and costs or reserves associated with improvements to IT and accounting functions), retention charges (including charges or expenses in respect of incentive plans), system establishment costs and implementation costs) and operating expenses attributable to the implementation of strategic or cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments) and professional, legal, accounting, consulting and other service fees incurred with any of the foregoing and (y) Charges associated with acquisition related litigation and settlements thereof;

(v)           at the election of the Borrower, (x) with respect to any quarterly period, the cumulative effect of a change in law, regulation or accounting principles and changes as a result of the adoption or modification of accounting policies, (y) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period (including any impact resulting from an election by the Borrower to apply IFRS or other Accounting Changes) and (z) any costs, charges, losses, fees or expenses in connection with the implementation or tracking of such change or modifications specified in the foregoing clauses (x) and (y);

(vi)          (a) any equity-based or non-cash compensation or similar charge, cost or expense or reduction of revenue, including any such charge, cost, expense or reduction arising from any grant of stock, stock appreciation or similar rights, stock options, restricted stock, phantom equity, profits interests or other interests, or other rights or equity- or equity based incentive programs (“equity incentives”), any income (loss) associated with the equity incentives or other long-term incentive compensation plans (including under deferred compensation arrangements of the Borrower or any Parent Entity or Subsidiary and any positive investment income with respect to funded deferred compensation account balances), roll-over, acceleration or payout of Equity Interests by employees, directors, officers, managers, contractors, consultants, advisors or business partners (or their respective controlled investment affiliates or their respective Affiliates, estates, heirs, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower or any Parent Entity or Subsidiary, and any cash awards granted to employees of the Borrower and its Subsidiaries in replacement for forfeited awards, (b) any non-cash losses realized in such period in connection with adjustments to any employee benefit plan due to changes in estimates, actuarial assumptions, valuations, studies or judgments or non-cash compensation expense resulting from the application of Accounting Standards Codification Topic 718, Compensation—Stock Compensation and (c) any net pension or post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, amortization of such amounts arising in prior periods, amortization of the unrecognized obligation (and loss or cost) existing at the date of initial application of Statement of Financial Accounting Standards No. 87, 106 and 112, and any other item of a similar nature;

(vii)         any income (loss) from the extinguishment, conversion or cancellation of Indebtedness, Swap Contracts or other derivative instruments (including deferred financing costs written off, premiums paid or expenses incurred);

(viii)        any unrealized or realized gains or losses in respect of any obligations in respect of Swap Contracts or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions;

(ix)           any fees, losses, costs, expenses or charges incurred during such period (including any transaction, retention bonus or similar payment), or any amortization thereof for such period, in connection with (a) any acquisition, recapitalization, Investment, Disposition, issuance or repayment of Indebtedness (including such fees, expense or charges related to the offering, issuance and rating of the Senior Unsecured Notes, the Senior Secured Notes, other securities and any credit facilities (including the Facilities)), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Senior Unsecured Notes, the Senior Secured Notes, other securities and any credit facilities (including the Facilities)), in each case, including the Transactions, any such transaction consummated on, prior to, or after, the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for avoidance of doubt, (x) the effects of expensing all transaction-related expenses in accordance with Accounting Standards Codification Topic 805—Business Combinations and any adjustments resulting from the application of Accounting Standards Codification Topic 460—Guarantees or any related pronouncements and (y) rating agency fees, consulting fees and other related expenses and/or letter of credit or similar fees) and (b) complying with the requirements under, or making elections permitted by, the documentation governing any Indebtedness;

(x)            any unrealized or realized gain or loss resulting in such period from currency translation increases or decreases or transaction gains or losses, including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Swap Contracts for currency risk), intercompany balances, other balance sheet items, Swap Contracts or other obligations of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary and any other realized or unrealized foreign exchange gains or losses relating to the translation of assets and liabilities denominated in foreign currencies;

(xi)           any unrealized or realized income (loss) or non-cash expense due to movement in mark-to-market valuation of foreign currencies, Indebtedness or derivative instruments, determined in accordance with GAAP;

(xii)          effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP and related pronouncements, including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, loans, leases, goodwill, intangible assets, in-process research and development, deferred revenue (including deferred costs related thereto and deferred rent) and debt line items thereof, resulting from the application of acquisition method accounting, recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition (by merger, consolidation, amalgamation or otherwise), joint venture investment or other Investment or the amortization or write-off or write-down of any amounts thereof;

(xiii)         any impairment charge, write-off or write-down, including impairment charges, write-offs or write-downs related to intangible assets, long-lived assets, goodwill, investments in debt or equity securities (including any losses with respect to the foregoing in bankruptcy, insolvency or similar proceedings) and investments recorded using the equity method or as a result of a change in law or regulation and the amortization of intangibles arising pursuant to GAAP;

(xiv)         (x) accruals and reserves (including contingent liabilities) that are established or adjusted (including any adjustment of estimated payouts on existing earn-outs) in connection with the Transactions or within twelve months after the closing of any acquisition or disposition that are so required to be established or adjusted as a result of such acquisition or disposition in accordance with GAAP, or changes as a result of adoption or modification of accounting policies and (y) earn-out, non-compete and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments;

(xv)          [reserved];

(xvi)         [reserved];

(xvii)        any income (loss) related to any realized or unrealized gains and losses resulting from Swap Contracts or embedded derivatives that require similar accounting treatment (including embedded derivatives in customer contracts), and the application of Accounting Standards Codification Topic 815—Derivatives and Hedging and its related pronouncements or mark to market movement of other financial instruments pursuant to Accounting Standards Codification Topic 825—Financial Instruments, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP;

(xviii)       any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures and any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowances related to such item;

(xix)         the amount of (x) board of director (or equivalent thereof) fees, management, monitoring, consulting, refinancing, transaction, advisory and other fees (including exit and termination fees) and indemnities, costs and expenses paid or accrued in such period to (or on behalf of) an Investor or otherwise to any member of the board of directors (or the equivalent thereof) of the Borrower, any of its Subsidiaries, any Parent Entity, any Permitted Holder or any Affiliate of a Permitted Holder, and (y) payments made to option holders of the Borrower or any Parent Entity in connection with, or as a result of, any distribution being made to equityholders of such Person or its Parent Entity, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity;

(xx)          the amount of any loss or discount on sale of Securitization Assets, Receivables Assets and related assets in connection with a Qualified Securitization Financing and/or Permitted Receivables Financing; and

(xxi)         (x) payments to third parties in respect of research and development, including amounts paid upon signing, success, completion and other milestones and other progress payments, to the extent expensed and (y) effects of adjustments to accruals and reserves during a period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates).

In addition, to the extent not already excluded (or included, as applicable) from the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall be increased by the amount of (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed and only to the extent that such amount is (A) not denied by the applicable payor in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), (ii) to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption and/or, with respect to business interruption insurance, an amount representing the earnings for the applicable period that such proceeds are intended to replace and (iii) the amount of distributions actually made to any Parent Entity of such Person in respect of such period in accordance with Section 7.06(j)(i) with respect to Taxes as though such amounts had been paid as taxes directly by such Person for such periods and, provided, further that solely for purposes of calculating Excess Cash Flow, the income or loss of any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated with such Person or any Restricted Subsidiary of such Person or the date that such other Person’s assets are acquired by such Person or any Restricted Subsidiary of such Person, in each case, shall be excluded in calculating Consolidated Net Income.

“Consolidated Secured Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on any Collateral and that is not subordinated in right of payment to the Secured Obligations.

“Consolidated Senior Secured Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt secured by a Lien on the Collateral that rank pari passu with or senior to the liens on the Collateral securing the Secured Obligations and that is not subordinated in right of payment to the Secured Obligations.

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.

“Consolidated Total Debt” means, as to any Person at any date of determination, the aggregate principal amount of all third party Indebtedness for borrowed money or evidenced by notes, bonds, debentures or similar instruments, Capitalized Leases and purchase money Indebtedness; provided that “Consolidated Total Debt” shall be calculated (i) net of the Unrestricted Cash Amount, (ii) excluding any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or Escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of Unrestricted Cash Amount and (iii) based on the initial stated principal amount of any Indebtedness that is issued at a discount to its initial stated principal amount without giving effect to any such discounts; provided that Consolidated Total Debt shall not include (x) Letters of Credit (or other letters of credit, bankers’ acceptances and bank guarantees), except to the extent of Unreimbursed Amounts (or unreimbursed amounts) thereunder, (y) obligations under Swap Contracts entered into and (z) Indebtedness in respect of any Qualified Securitization Financing and/or Permitted Receivables Financing.

“Contract Consideration” shall have the meaning given to such term in the definition of “Excess Cash Flow”.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Credit Agreement Refinancing Indebtedness” means (i) Permitted First Priority Refinancing Debt, (ii) Permitted Junior Priority Refinancing Debt, (iii) Permitted Unsecured Refinancing Debt or (iv) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or in part, any Class of existing Term Loans, or any then-existing Refinancing Indebtedness (solely for purposes of this definition, “Refinanced Debt”); provided that (a) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing, (b) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued, interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the incurrence of such Refinancing Indebtedness in accordance with the provisions of Section 2.06(a), (c) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Debt and the maturity date of such Indebtedness shall be no earlier than the latest maturity date applicable to the Refinanced Debt, (d) such Indebtedness is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change-of-control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case prior to the Latest Term Maturity Date at the time such Indebtedness is incurred, (e) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, (f) the terms and conditions of any such modified, refinanced, refunded, renewed or extended Indebtedness shall be consistent with the requirements for Refinancing Indebtedness required by Section 2.19.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Amount” has the meaning specified in Section 8.04.

“Cure Right” has the meaning specified in Section 8.04.

“Debt Issuance” means the issuance by any Person and its Subsidiaries of any Indebtedness for borrowed money.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.06(b)(ix).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default (other than any event or condition that, with the giving of any notice, the passage of time, or both, would become an Event of Default solely as a result of Section 8.01(e)).

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Margin, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Commitments, (ii) fund any portion of its participations in L/C Obligations or Swing Line Obligations or (iii) pay over to the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder, unless in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding L/C Obligations and Swing Line Obligations under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Administrative Agent, L/C Issuer, Swing Line Lender or Lender’s and the Borrower’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has become (or any parent company thereof has become) either the subject of a (i) Bankruptcy Event or (ii) a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Discount Range” has the meaning specified in Section 2.06(d)(ii).

“Discounted Prepayment Option Notice” has the meaning specified in Section 2.06(d)(ii).

“Discounted Voluntary Prepayment” has the meaning specified in Section 2.06(d)(i).

“Discounted Voluntary Prepayment Notice” has the meaning specified in Section 2.06(d)(v).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any sale of Equity Interests, but excluding any issuance by such Person of its own Equity Interests), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date.

“Disqualified Institution” means (i) such Persons (or related funds of such Persons) that have been specified in writing to the Administrative Agent prior to September 14, 2018, (ii) competitors of the Borrower and its Restricted Subsidiaries that have been specified in writing to the Administrative Agent from time to time and (iii) any Affiliates of Persons described in clauses (i) or (ii) (other than, in the case of clause (ii), Affiliates that are Bona Fide Lending Affiliates) that are (A) specified in writing to the Administrative Agent from time to time or (B) readily identifiable as affiliates by virtue of their names; it being understood that any subsequent designation of a Disqualified Institution shall not apply retroactively to disqualify any Person that has previously acquired an assignment or participation interest in or for which the “trade date” with respect to an assignment or participation interest has occurred in respect of the Facilities.

“Dissenting Lenders” has the meaning specified in Section 11.01(f).

“Dodd Frank Act” has the meaning specified in the definition of the term “Change in Law”.

“Dollar” and “$” means lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as reasonably determined by the Administrative Agent, in consultation with the Borrower, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination) for the purchase of Dollars with such other currency.

“DQ List” has the meaning specified in Section 11.07(m).

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Loans of any Class, the effective yield on such Loans in an amount equal to the sum of (a) the applicable margin, (b) the interest rate (exclusive of applicable margin) after giving effect to any interest rate floors or similar devices and without giving effect to any pricing step-downs and (c) all upfront or similar fees and OID (amortized over the shorter of (x) the remaining original stated life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding amendment fees, arrangement fees, structuring fees, commitment fees, underwriting fees or other fees payable to any lead arranger (or its affiliates) in connection with the commitment or syndication of such Indebtedness, consent fees paid to consenting Lenders, ticking fees on undrawn commitments and any other fees not paid or payable generally to all Lenders in the primary syndication of such Indebtedness.

“Eligible Assignee” means (a) in the case of any assignment of a Term Loan or a Repatriation Bridge Loan, (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any Person (other than one or more natural persons, a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person) approved by (A) the Administrative Agent and (B) unless a Specified Event of Default is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed) and (b) in the case of any assignment of a Revolving Credit Commitment, any Person approved by (A) the Administrative Agent, (B) the L/C Issuers, (C) the Swing Line Lender and (D) unless (x) such assignment is to a Person (other than one or more natural persons, a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person) who is a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender (in each case, who is not then a Defaulting Lender) or (y) a Specified Event of Default is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that “Eligible Assignee” shall not include any Disqualified Institution or, other than as set forth in Section 11.07(k) or (l), Holdings or any Affiliate or Subsidiary of Holdings.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, human health and safety (as related to exposure to hazardous substances) or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Restricted Company resulting from or based upon (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing by a Loan Party.

“Equity Contribution” means cash (or in the case of management referred to in clause (4) below, non-cash) equity contributions by the Investors equal to at least 35.0% of the sum of (1) the aggregate gross proceeds of the Initial Term Loans borrowed on the Closing Date, (2) the aggregate gross proceeds received from the Senior Unsecured Notes issued, (3) the aggregate gross proceeds received from the Senior Secured Notes issued, and (4) the amount of such cash contribution and the fair market value of the equity of management rolled over or invested and the fair market value of the equity acquired by the Sponsors, in each case on the Closing Date.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Issuance” means any issuance by any Person and its Subsidiaries to any other Person of (a) its Equity Interests for cash, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests for cash; it being understood and agreed that a Disposition shall not be deemed to be an Equity Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is “insolvent” (within the meaning of Section 4245 of ERISA) or is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums not yet due or premiums due but not yet delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Escrow” means an escrow, trust, collateral or similar account or arrangement with a third party that is not the Borrower or its Restricted Subsidiaries.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Eurocurrency Rate” means:

(a)                        with respect to any Credit Extension:

(i)       denominated in Dollars, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii)      denominated in Canadian dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iii)     with respect to a Credit Extension denominated in Pounds Sterling, Euros and Yen, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period;

(iv)     with respect to a Credit Extension denominated in any other Alternate Currency, the rate per annum as designated with respect to such Alternate Currency at the time such Alternate Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.11(a); and

(b)                        for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that, if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means for any fiscal year of the Borrower, the excess, if any, of:

(a)       the sum, without duplication, of

(i)         Consolidated Net Income for such fiscal year,

(ii)       the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income but excluding any non-cash charge to the extent that it represents an accrual or reserve for potential cash charge in any future fiscal year or amortization of a prepaid cash gain that was paid in a prior fiscal year, in each case, for such fiscal year,

(iii)       decreases in Working Capital for such fiscal year, and

(iv)       the aggregate net amount of non-cash loss on the disposition of property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income;

Article IV.                    minus

(b)       the sum, without duplication, of

(i)         the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash Charges to the extent included in arriving at such Consolidated Net Income pursuant to the definition thereof and not otherwise subtracted therefrom,

(ii)       Capital Expenditures, Permitted Acquisitions (including any earnout or other payment in respect thereof) and other Investments (other than Investments pursuant to Section 7.02(a), (d), (f) (with respect to Restricted Payments permitted under Section 7.06), (l), (w), (y) and (dd)) or (ff)), in each case, to the extent made in cash to the extent not financed with (x) the proceeds of long-term Indebtedness (other than any revolving Indebtedness (including under any Revolving Credit Commitment)) or (y) the proceeds of asset Dispositions and Casualty Events referred to in clause (b)(vi) below for such fiscal year or any prior fiscal year,

(iii)     without duplication of amounts deducted in calculating the prepayment under Section 2.06(b)(iii), the aggregate amount of all principal payments and purchases of Indebtedness of the Borrower and its Restricted Subsidiaries made during such fiscal year (including (A) scheduled principal payments with respect to Indebtedness pursuant to Section 2.08(b) (or any equivalent provision in any Refinancing Amendment with respect to the Term Loans), (B) the principal component of payments in respect of Capitalized Leases, (C) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.06(b)(i) of this Agreement from proceeds of dispositions of property to the extent included in arriving at such Consolidated Net Income, but excluding (1) all other prepayments of the Term Loans, (2) all repayments of any revolving credit facility arrangements (except to the extent there is an equivalent permanent reduction in commitments thereunder that is not being made in connection with a refinancing or replacement thereof and other than in respect of the Revolving Credit Loans and the Revolving Credit Commitments which, for the avoidance of doubt, shall be permitted to be deducted in calculating the prepayment under Section 2.06(b)(iii) as and to the extent provided therein)), and (3) in each case any such payments and purchases to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness)

(iv)       increases in Working Capital for such fiscal year,

(v)        the aggregate net amount of non-cash gain on the disposition of property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income,

(vi)      proceeds of all Dispositions of assets pursuant to Sections 7.05(k)(ii), 7.05(r), 7.05(s), 7.05(t) and 7.05(u), and proceeds of all Casualty Events, in each case received in such fiscal year and to the extent included in arriving at such Consolidated Net Income,

(vii)      proceeds received by the Restricted Companies from insurance claims (including, without limitation, with respect to casualty events, business interruption or product recalls) which reimburse prior business expenses, to the extent included in arriving at such Consolidated Net Income,

(viii     cash payments made in satisfaction of non-current liabilities (other than (A) payments in respect of Indebtedness under this Agreement or (B) regularly scheduled principal payments of any other Indebtedness),

(ix)      cash fees and expenses incurred in connection with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated),

(x)      cash indemnity payments received pursuant to indemnification provisions in any agreement in connection with any Permitted Acquisition or any other Investment permitted hereunder,

(xi)       costs incurred related to implementations that are deferred in accordance with GAAP,

(xii)    any required up-front Cash payments in respect of Swap Contracts to the extent not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) and not deducted in arriving at such Consolidated Net Income,

(xiii)     the amount of Restricted Payments paid in cash during such fiscal year pursuant to Section 7.06 (other than Section 7.06(b) and (i)) except to the extent that such Restricted Payments were financed with the proceeds of an incurrence or issuance of long-term Indebtedness of the Borrower or its Restricted Subsidiaries (other than revolving Indebtedness);

(xiv)    the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such fiscal year that are required to be made in connection with any prepayment of Indebtedness except to the extent that such amounts were financed with the proceeds of a Cure Amount or an incurrence or issuance of long-term Indebtedness of the Borrower or its Restricted Subsidiaries (other than revolving Indebtedness);

(xv)     the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such fiscal year (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such fiscal year and were not financed with the proceeds of a Cure Amount or an incurrence or issuance of long-term Indebtedness of the Borrower or its Restricted Subsidiaries (other than revolving Indebtedness);

(xvi)    the amount of cash Taxes and Tax distributions paid or payable or Tax reserves set aside (without duplication), including amounts permitted to be distributed in respect of Taxes pursuant to Section 7.06(j)(i) in such fiscal year to the extent they exceed the amount of Tax expense deducted in determining Consolidated Net Income for such fiscal year;

(xvii)    without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, at the option of the Borrower, the aggregate consideration (including earn-outs) required to be paid in cash by the Borrower or the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such fiscal year relating to Capital Expenditures or any Investments pursuant to Section 7.02 (other than Investments pursuant to 7.02(a), (d), (f) (with respect to Restricted Payments permitted under Section 7.06), (l), (w), (y), and (dd)) or (ff)) to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such fiscal year (except, in each case, to the extent financed with a Cure Amount or long-term Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount actually utilized in cash to finance such Capital Expenditures or Investments during such subsequent period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive fiscal quarters.

“Excess Cash Flow Percentage” means, as of any date of determination, (a) if the Senior Secured Leverage Ratio is greater than 3.70:1.00, 50%, (b) if the Senior Secured Leverage Ratio is less than or equal to 3.70:1.00 and greater than 3.20:1.00, 25%, and (c) if the Senior Secured Leverage Ratio is less than or equal to 3.20:1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Excess Cash Flow that is required to be applied to prepay the Term Loans under Section 2.06(b)(iii) for any fiscal year, the Senior Secured Leverage Ratio shall be determined on a Pro Forma Basis on the scheduled date of prepayment (after giving effect to any cash pay-down or reductions made after year-end and prior to the Excess Cash Flow payment date and the amount of Excess Cash Flow applied as a prepayment on such date).

“Excess Cash Flow Period” means each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2020).

“Excess Cash Flow Threshold” means $35,000,000.

“Excluded Assets” means (i) any (x) fee-owned real property and (y) all leasehold interests (it being understood and agreed that no action shall be required with respect to creation or perfection of security interests with respect to such leases, including to obtain landlord waivers, estoppels or collateral access letters); (ii) commercial tort claims in which the amount claimed is less than $20,000,000 individually, (iii) motor vehicles and other assets subject to certificates of title and letter of credit rights (to the extent not constituting a supporting obligation), in each case, except to the extent perfection can be achieved by filing a UCC-1 financing statement; (iv) pledges and security interests prohibited by applicable Law, rule or regulation or agreement with any governmental authority after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code; (v) Equity Interests in any Person other than wholly-owned Subsidiaries to the extent not permitted by the terms of such Person’s Organization Documents, shareholder agreement or JV Entity documents after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code other than proceeds thereof; (vi) any lease, license or other agreement or contract or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or contract or purchase money arrangement or create a right of termination in favor of any other party thereto (other than Holdings, the Borrower or any of its Subsidiaries) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other similar applicable Law, other than proceeds thereof; (vii) any governmental licenses (but not the proceeds thereof) or state or local franchises, charters and authorizations and any other property or asset the grant or perfection of a security interest in which would require governmental consent, to the extent security interests in such licenses, franchises, charters or authorizations, properties or assets are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code other than proceeds thereof, the assignment of which is expressly deemed effective under such applicable Law; (viii) “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Alleged Use” with respect thereto and to the extent, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law; (ix) Equity Interests issued by, or assets of, Unrestricted Subsidiaries, Immaterial Subsidiaries, broker-dealer Subsidiaries, captive insurance Subsidiaries, not-for-profit Subsidiaries or special purpose entities, (x) margin stock (within the meaning of Regulation U), (xi) cash and cash equivalents, deposit, commodities and securities accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by a Loan Party with any bank or other financial institution and all monies, securities, instruments and other investments deposited or required to be deposited in any of the foregoing (including securities entitlements and related assets credited thereto), in each case, other than cash and cash equivalents constituting proceeds of other “Collateral” (and any deposit, commodities or securities accounts containing such proceeds) and except to the extent perfection can be achieved by filing a UCC-1 financing statement, (xii) assets the grant or perfection of a security interest in which would result in material and adverse Tax consequences to the Borrower or its direct or indirect owners or Subsidiaries as reasonably determined by the Borrower in consultation with the Administrative Agent, (xiii) Equity Interests or other voting interests of any direct or indirect Non-U.S. Subsidiary of the Borrower, CFC or FSHCO in excess of 65% of the issued and outstanding voting stock or other voting interests (including instruments treated as voting interests for U.S. federal income Tax purposes) of such Person, (xiv) any segregated funds held in escrow for a the benefit of an unaffiliated third party (including such funds in Escrow) and (xv) other assets as to which the Administrative Agent and the Borrower shall reasonably determine that the costs, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweigh the benefit to the Lenders of the security afforded thereby.

“Excluded Subsidiary” means (a) any Subsidiary that is prohibited or restricted by (i) applicable Law, rule or regulation or (ii) by any contractual obligation that, in the case of this clause (ii), is existing on the Closing Date or at the time of acquisition thereof after the Closing Date (to the extent not entered into in contemplation of such acquisition), in each case, from guaranteeing the Facilities or which would require governmental (including regulatory) or consent, approval, license or authorization to provide a Guarantee unless such consent has been received, (b) any Subsidiary for which the provision of a Guarantee would result in a material and adverse Tax consequence to the Borrower or any of its direct or indirect owners or Subsidiaries (as reasonably determined by the Borrower in consultation with the Administrative Agent), (c) any non-wholly owned Subsidiary or any JV Entity, (d) any Unrestricted Subsidiary, (e) any Immaterial Subsidiary, (f) any direct or indirect U.S. Subsidiary of a Non-U.S. Subsidiary of the Borrower, (g) any direct or indirect Non-U.S. Subsidiary of the Borrower, any CFC or any FSHCO, (h) broker-dealer Subsidiaries, not-for-profit Subsidiaries, captive insurance Subsidiaries and special purpose entities, if any, used for permitted securitization facilities or other facilities requiring non-consolidation, (i) solely in the case of any Secured Hedging Obligation that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act, any subsidiary of the Borrower that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act, (j) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition or investment financed with Indebtedness permitted to be assumed pursuant to Section 7.03 (and not incurred in contemplation of such acquisition) and any Restricted Subsidiary thereof that guarantees such Indebtedness, in each case to the extent, and so long as, such Indebtedness prohibits any such Restricted Subsidiary from becoming a Guarantor, (k) any other Restricted Subsidiary of the Borrower that is a Non-U.S. Subsidiary and (l) any other Subsidiary in circumstances where the Borrower and the Administrative Agent reasonably agree that the cost or burden of providing a Guaranty outweighs the benefit afforded thereby.

“Excluded Swap Obligation” means with respect to any Guarantor (a) any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Party and swap counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.09) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure or inability to comply with Section 3.01(e) and (d) any Taxes imposed pursuant to FATCA.

“Excluded Unrestricted Subsidiary” has the meaning specified in Section 6.15.

“Existing Credit Facility” has the meaning assigned to such term in the recitals hereto.

“Existing Facilities” has the meaning assigned to such term in the recitals hereto.

“Existing Revolving Facility” has the meaning assigned to such term in the recitals hereto.

“Extended Repatriation Bridge Loans” has the meaning specified in Section 2.18(a)(iii).

“Extended Revolving Credit Commitment” has the meaning specified in Section 2.18(a)(ii).

“Extended Revolving Credit Loans” has the meaning specified in Section 2.18(a)(ii).

“Extended Term Loans” has the meaning specified in Section 2.18(a)(iii).

“Extension” has the meaning specified in Section 2.18(a).

“Extension Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) each Lender that agrees to an Extension and (c) to the extent relating to the Revolving Credit Commitments, the L/C Issuer and the Swing Line Lender, in accordance with Section 2.18, and delivered to the Administrative Agent.

“Extension Offer” has the meaning specified in Section 2.18(a).

“Facility” means each Term Facility or each Revolving Credit Facility, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing any of the foregoing.

“FCPA” has the meaning specified in Section 5.08(b).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent; provided that if the relevant screen rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means that certain Amended and Restated Fee Letter, dated as of September 14, 2018, by and among Merger Sub and the Arrangers.

“Financial Covenant” means the covenant set forth in Section 7.10.

“First Lien/First Lien Intercreditor Agreement” means the First Lien/First Lien Intercreditor Agreement, dated as of February 8, 2019, among the Borrower, Holdings, the Subsidiary Guarantors, Bank of America, N.A., as collateral agent for the Credit Agreement Secured Parties (as defined therein) and the Additional Collateral Agent (as defined therein) and Wilmington Trust, National Association, as the Notes Trustee (as defined therein), substantially in the form of Exhibit C-1, with any changes thereto implemented in accordance with the definition of an Acceptable Intercreditor Agreement or otherwise reasonably agreed by the Administrative Agent and the Required Lenders.

“First Lien/Second Lien Intercreditor Agreement” means the First Lien/Second Lien Intercreditor Agreement, substantially in the form of Exhibit C-2, with any changes thereto implemented in accordance with the definition of an Acceptable Intercreditor Agreement or otherwise reasonably agreed by the Administrative Agent and the Required Lenders.

“Fixed Amounts” has the meaning specified in Section 1.08(c).

“Fixed Incremental Amount” means (i) the greater of $740,000,000 and 100% of Consolidated EBITDA of the Borrower for the most recently ended Test Period minus (ii) the aggregate principal amount of all Incremental Facilities and/or Incremental Equivalent Debt incurred or issued in reliance on amounts under this definition. For the avoidance of doubt, as of the Amendment No. 4 Effective Date, the Fixed Incremental Amount is fully available and unutilized.

“Foreign Asset Sale” has the meaning specified in Section 2.06(b)(viii).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, then a Recipient, with respect to such Borrower, that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, then a Recipient, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for Tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” means each employee pension benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to U.S. Laws and is maintained or contributed to by any Loan Party or any ERISA Affiliate, but not including any plan which is sponsored, maintained or administered by a Governmental Authority.

“Foreign Recovery Event” has the meaning specified in Section 2.06(b)(viii).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSHCO” means (a) any direct or indirect Subsidiary of the Borrower that is organized under the laws of the United States, any state thereof or the District of Columbia, substantially all of the assets of which consist of (i) the equity (including instruments treated as equity for U.S. federal income Tax purposes) and/or debt of one or more (x) CFCs and/or (y) Persons described in this definition and (ii) cash or cash equivalents.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that all terms of an accounting or financial nature used in this Agreement shall be construed, and all computations of amounts and ratios referred to in this Agreement shall be made (a) without giving effect to any election under Accounting Standards Codification Topic 825—Financial Instruments, or any successor thereto or comparable accounting principle (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capitalized Leases shall be determined in accordance with the definition of Capitalized Leases. At any time after the Closing Date, the Borrower may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided that any such election may only be made once and shall be irrevocable; provided, further, any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Borrower shall give notice of any such election made in accordance with this definition to the Administrative Agent. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee or any successor or similar authority to any of the foregoing).

“Granting Lender” has the meaning specified in Section 11.07(i).

“Growth Amount” has the meaning specified in clause (a)(ii) of the definition of “Available Amount.”

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets or other transactions permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in the Guaranty Agreement.

“Guarantors” has the meaning set forth in the Guaranty Agreement. The Borrower shall be considered a Guarantor hereunder and thereunder solely with respect to its Guaranteed Obligations under the Guaranty Agreement.

“Guaranty” has the meaning set forth in the Guaranty Agreement.

“Guaranty Agreement” means that certain Guaranty Agreement, dated as of the Closing Date, among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit G.

“Guaranty Supplement” has the meaning specified in the Guaranty Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law as hazardous, toxic, pollutants or contaminants or words of similar meaning or effect.

“Hedge Agreement” means any Swap Contract permitted under Article 6 or 7 that is entered into by and between the Borrower or any of the Restricted Subsidiaries and any Hedge Bank.

“Hedge Bank” means (a) any Person that, is a Lender, Arranger, an Agent or an Affiliate of a Lender, Arranger, or an Agent (i) on the Closing Date, with respect to Hedge Agreements existing on the Closing Date or (ii) at the time it enters into a Hedge Agreement, in each case, in its capacity as a party to such Hedge Agreement (regardless of whether such Person subsequently ceases to be a Lender, Arranger or Agent or an Affiliate of the foregoing), (b) any other Person designated in writing to the Administrative Agent from time to time or (c) any assignee of a Person that was itself a Hedge Bank with respect to a Hedge Agreement at the time of the assignment thereof, in its capacity as a party to such Hedge Agreement; provided that, in the case of clauses (b) and (c), such Person, if not already bound by the provisions thereof, acknowledges and agrees to be bound by the provisions of Article 9, Section 11.06, Section 11.09, Section 11.17, Section 11.21, Section 11.22 and other provisions applicable to Lenders generally; it being agreed that, for the avoidance of doubt, the assignment provisions of Section 11.07 and the Defaulting Lender provisions contained herein shall not apply to a Person described in the previous sentence in its capacity as a Hedge Bank or affect its status or rights as a Secured Party in respect of any Secured Hedging Obligation.

“Honor Date” has the meaning specified in Section 2.04(c)(i).

“Immaterial Subsidiary” means any Restricted Subsidiary of the Borrower (a) having Total Assets in an amount of less than 5.0% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries and (b) contributing less than 5.0% of the consolidated revenues of the Borrower and its Restricted Subsidiaries, in each case, for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable; provided that the aggregate Consolidated Total Assets (as so determined) and aggregate revenues (as so determined) of all Immaterial Subsidiaries shall not exceed 10.0% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries or 10.0% of the consolidated revenues of the Borrower and its Restricted Subsidiaries for the relevant Test Period, as the case may be.

“Incremental Cap” means

(a)       the Fixed Incremental Amount, plus

(b)       [reserved], plus

(c)       [reserved], plus

(d)       (i) the amount of any optional prepayment of any Loan (other than any Additional Loan incurred in reliance on clause (e) below) in accordance with Section 2.06(a) and/or the amount of any permanent reduction of any Revolving Credit Commitment (other than any Incremental Revolving Credit Commitment incurred in reliance on clause (e) below) and (ii) the amount paid in Cash in respect of any reduction in the outstanding amount of any Term Loan (other than any Incremental Term Loan incurred in reliance on clause (e) below) resulting from any assignment of such Term Loan to (and/or purchase of such Term Loan by) the Borrower and/or any of its Restricted Subsidiaries (including in connection with debt buybacks made by the Borrower in an amount equal to the discounted amount actually paid in respect thereof pursuant to Section 2.06(d), Section 2.07 of the Guaranty Agreement and/or otherwise, and/or the application of yank-a-bank provisions that result in a reduction of such Loans) so long as, in the case of any such optional prepayment, the relevant prepayment or assignment and/or purchase was not funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness), in each case to the extent any Incremental Facilities or Incremental Equivalent Debt have not been incurred in reliance of such amounts (but after giving effect to any reallocation contemplated by the proviso hereof), plus

(e)       an unlimited amount so long as, in the case of this clause (e), after giving effect to the relevant Incremental Facility or Incremental Equivalent Debt, (i) if such Incremental Facility or Incremental Equivalent Debt is secured by a Lien on the Collateral that is pari passu with the Lien securing the Obligations that are secured a first lien basis, the Senior Secured Leverage Ratio does not exceed 4.00:1.00 (or, to the extent such Incremental Facility or Incremental Equivalent Debt is incurred in connection with any acquisition or investment not prohibited by this Agreement, the greater of 4.00:1.00 and the Senior Secured Leverage Ratio immediately prior to such transaction), (ii) if such Incremental Facility or Incremental Equivalent Debt is secured by a Lien on the Collateral that is junior to the Lien securing the Secured Obligations that are secured on a first lien basis, the Senior Secured Leverage Ratio does not exceed 5.20:1.00 (or, to the extent such Incremental Facility or Incremental Equivalent Debt is incurred in connection with any acquisition or investment not prohibited by this Agreement, the greater of 5.20:1.00 and the Secured Leverage Ratio immediately prior to such transaction) or (iii) if such Incremental Facility or Incremental Equivalent Debt is unsecured, either (A) the Total Leverage Ratio does not exceed 5.70:1.00 (or, to the extent such Incremental Facility or Incremental Equivalent Debt is incurred in connection with any acquisition or investment not prohibited by this Agreement, the greater of 5.70:1.00 and the Total Leverage Ratio immediately prior to such transaction) or (B) the Interest Coverage Ratio is not less than 2.00:1.00, for the most recently ended Test Period (or, to the extent such Incremental Facility or Incremental Equivalent Debt is incurred in connection with any acquisition or investment not prohibited by this Agreement, the lesser of 2.00:1.00 and the Interest Coverage Ratio immediately prior to such transaction), in each case described in this clause (e), calculated on a Pro Forma Basis, including the application of the proceeds thereof (without “netting”, at such time, the cash proceeds of the applicable Incremental Facility or Incremental Equivalent Debt), and in the case of any Incremental Revolving Credit Commitments, assuming a full drawing of such Incremental Revolving Credit Commitments.

provided that:

(x)      Incremental Facilities and Incremental Equivalent Debt may be incurred under one or more of clauses (a) through (e) of this definition as selected by the Borrower in its sole discretion,

(y)       if Incremental Facilities or Incremental Equivalent Debt are intended to be incurred under clause (e) of this definition and any other clause of this definition in a single transaction or series of substantially concurrent related transactions, (A) incurrence of the portion of such Incremental Facilities or Incremental Equivalent Debt to be incurred under clause (e) of this definition shall first be calculated without giving effect to any Incremental Facilities or Incremental Equivalent Debt to be incurred under all other clauses of this definition, but giving full pro forma effect the use of proceeds of all such Incremental Facilities or Incremental Equivalent Debt and related transactions, and (B) thereafter, incurrence of the portion of such Incremental Facilities or Incremental Equivalent Debt to be incurred under such other applicable clauses of this definition shall be calculated, and

(z)     any portion of Incremental Facilities or Incremental Equivalent Debt incurred under clauses (a) through (d) of this definition may be reclassified, as the Borrower elects from time to time, as incurred under clause (e) of this definition if such portion of Incremental Facilities or Incremental Equivalent Debt could at such time be incurred under clause (e) of this definition on a pro forma basis; provided, that upon delivery of any financial statements pursuant to Section 6.01 following the initial incurrence of such Incremental Facilities or Incremental Equivalent Debt under clauses (a) through (d) of this definition, if such Incremental Facilities or Incremental Equivalent Debt could, based on any such financial statements, have been incurred under clause (e) of this definition, then such Incremental Facilities or Incremental Equivalent Debt shall automatically be reclassified as incurred under the applicable provision of clause (e) above. Once such Incremental Facilities or Incremental Equivalent Debt is reclassified in accordance with the preceding sentence, it shall not further be reclassified as incurred under the original basket pursuant to which such item was originally incurred.

“Incremental Effective Date” has the meaning specified in Section 2.16(e).

“Incremental Equivalent Debt” means Indebtedness incurred by the Borrower or any Restricted Subsidiary in the form of senior secured or unsecured notes or loans or junior secured or unsecured notes or loans and/or commitments in respect of any of the foregoing issued, incurred or implemented in lieu of loans under an Incremental Facility; provided, that:

(a)       the aggregate outstanding amount thereof shall be incurred in compliance with the requirements of the Incremental Cap (as in effect at the time of determination, including giving effect to any reclassification on or prior to such date of determination), tested at the time of incurrence thereof,

(b)      no Event of Default exists immediately prior to or after giving effect to such loans or notes; provided that if the proceeds of such Incremental Equivalent Debt are intended to be applied to finance a Limited Condition Transaction, (i) at the option of the Borrower, the date of determination for compliance with this clause (b) shall be an LCT Test Date and (ii) no Specified Event of Default shall exist on such date,

(c)      the Weighted Average Life to Maturity applicable to such notes or loans is no shorter than the Weighted Average Life to Maturity of the then-existing Initial Term Loans (without giving effect to any prepayments thereof);

(d)      the final maturity date with respect to such notes or loans is no earlier than the Latest Term Loan Maturity Date on the date of the issuance or incurrence, as applicable, thereof;

(e)       subject to clauses (c) and (d), such notes or loans may otherwise have an amortization schedule as determined by the Borrower and the lenders providing such Incremental Equivalent Debt,

(f)       in the case of any such Indebtedness in the form of term loans denominated in Dollars that are secured by the Collateral on a pari passu basis with the Initial Term Loans in right of payment and with respect to security (other than customary bridge loans) with a final maturity date that is less than 24 months after the Initial Term Loan Maturity Date, the All-In-Rate applicable thereto will not be more than 0.50% per annum higher than the All-In-Rate in respect of the Initial Term Loans unless the Applicable Margin (and/or, as provided in the proviso below, the Base Rate floor or Eurocurrency Rate floor) with respect to the Initial Term Loans is adjusted to be equal to the All-In-Rate applicable to such Indebtedness, minus 0.50% per annum, provided that, unless otherwise agreed by the Borrower in its sole discretion, that any increase in All-In-Rate to any Initial Term Loan due to the application or imposition of a Base Rate floor or Eurocurrency Rate floor on any such Indebtedness shall be effected solely through an increase in (or implementation of, as applicable) any Base Rate floor or Eurocurrency Rate floor applicable to such Initial Term Loan, and

(g)       if such Incremental Equivalent Debt is incurred by a Loan Party and secured, such Incremental Equivalent Debt shall (x) not be secured by any assets that are not Collateral (provided that, in the case of any Incremental Equivalent Debt that is funded into Escrow pursuant to customary escrow arrangements, such Incremental Equivalent Debt may be secured by the applicable funds and related assets held in Escrow (and the proceeds thereof) until the time of the release from Escrow of such funds (and may not be secured by any other assets prior to such release)) and (y) be subject to an Acceptable Intercreditor Agreement (which may be effective (or entered into) only immediately after such release from Escrow referred to in clause (x)),

(h)       if such Incremental Equivalent Debt is incurred by a Loan Party and guaranteed, shall not be guaranteed by any Person that is not a Loan Party, and

(i)      if such Incremental Equivalent Debt is incurred by a non-Loan Party, such Incremental Equivalent Debt shall have an aggregate outstanding principal amount not in excess of the greater of $260,000,000 and 35.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period;

provided, that the requirements in clauses (c) and (d) of this definition shall not apply to (x) any customary bridge loans so long as any loans, notes, securities or other Indebtedness which exchanged for or otherwise replace such bridge loans satisfies (or will satisfy at the time of incurrence or rollover) the requirements of such clauses and (y) Incremental Equivalent Debt with an aggregate outstanding principal amount not in excess of $350,000,000.

“Incremental Facility” has the meaning specified in Section 2.16(a).

“Incremental Joinder” has the meaning specified in Section 2.16(d).

“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.16(c).

“Incremental Term Loan Class” has the meaning specified in Section 2.16(b).

“Incremental Term Loans” has the meaning specified in Section 2.16(b).

“Incurrence-Based Amounts” has the meaning specified in Section 1.08(c).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)     (i) all obligations of such Person for borrowed money and (ii) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments or agreements to the extent the same would appear as a liability on a balance sheet (excluding footnotes thereto) of such Person in accordance with GAAP;

(b)      the maximum available amount of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)    net obligations of such Person under Swap Contracts (with the amount of such net obligations being deemed to be the aggregate Swap Termination Value thereof as of such date);

(d)     all obligations of such Person to pay the deferred purchase price of property or services, (other than (i) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis), (ii) any earn-out obligation until such obligation (A) appears in the liabilities section of the balance sheet of such Person (excluding the footnotes thereto) in accordance with GAAP and (B) has not been paid within 7 days after becoming due and payable, (iii) any earn-out obligation that appears in the liabilities section of the balance sheet of such Person, to the extent (A) such Person is indemnified for the payment thereof by a solvent Person reasonably acceptable to the Administrative Agent or (B) amounts to be applied to the payment therefor are in escrow and (iv) liabilities associated with customer prepayments and deposits in the ordinary course of business);

(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)        all Attributable Indebtedness;

(g)       all obligations of such Person in respect of Disqualified Equity Interests;

(h)       indebtedness or similar financing obligations of such Person under any Permitted Recourse Receivables Financing; and

(i)        all Guarantees of such Person in respect of the obligations under any of the foregoing paragraphs of other Persons;

provided that (i) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith, (ii) Indebtedness of the Borrower and its Restricted Subsidiaries shall exclude intercompany Indebtedness incurred in the ordinary course of business so long as such intercompany Indebtedness (A) has a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and (B) of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party is unsecured and subordinated to the Obligations and evidenced by the Intercompany Note and (iii) the Indebtedness of any person shall, except for purposes of calculating the Interest Coverage Ratio to the extent the interest expense in respect thereof is not covered by proceeds held in Escrow or in connection with any test date of any Limited Condition Transaction or any test related to a subsequent transaction, exclude Indebtedness incurred in advance of, and the proceeds of which are to be applied in connection with, the consummation of a transaction solely to the extent the proceeds thereof are and continue to be held in an Escrow and are not otherwise made available to such person.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or JV Entity (other than a JV Entity that is itself a corporation, company, or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is expressly limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt, (B) exclude (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller; provided that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner, (iii) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets permitted under Section 7.04, (iv) obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) incurred prior to the Closing Date or in the ordinary course of business, (v) for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes and (vi) Indebtedness of any Parent Entity appearing on the balance sheet of the Borrower solely by reason of push down accounting under GAAP (C) exclude contingent obligations incurred in the ordinary course of business, other than the Guarantees or other assumptions of Indebtedness, (D) exclude obligations under or in respect of leases that are not Capitalized Leases and (E) exclude obligations under or in respect of Qualified Securitization Financing and/or Permitted Non-Recourse Factoring.

“Indemnified Liabilities” has the meaning specified in Section 11.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indemnitees” has the meaning specified in Section 11.05.

“Information” has the meaning specified in Section 11.09.

“Initial Revolver Maturity Date” means September 11, 2025, or, as to any Initial Revolving Credit Lender for which the Initial Revolver Maturity Date is extended pursuant to Section 2.18, the date to which the Initial Revolver Maturity Date is so extended or, in each case, if such day is not a Business Day, the next preceding Business Day.

“Initial Revolving Credit Borrowing” means a borrowing consisting of simultaneous Initial Revolving Credit Loans of the same Type and in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Initial Revolving Credit Lenders pursuant to Section 2.01(b).

“Initial Revolving Credit Commitment” means, as to each Initial Revolving Credit Lender, its obligation to (a) make Initial Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal or face amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name under the caption “Initial Revolving Credit Commitment” (i) on Schedule 2.01 or (ii) in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, and as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Initial Revolving Credit Commitments of all Initial Revolving Credit Lenders is $850,000,000 on the Amendment No. 2 Effective Date.

“Initial Revolving Credit Facility” means, at any time, the aggregate amount of the Initial Revolving Credit Commitments at such time.

“Initial Revolving Credit Lender” means, at any time, any Lender that has an Initial Revolving Credit Commitment at such time.

“Initial Revolving Credit Loan” means a Loan made by an Initial Revolving Credit Lender pursuant to its Initial Revolving Credit Commitment.

“Initial Revolving Termination Date” has the meaning specified in Section 2.10(b).

“Initial Term Borrowing” means a Borrowing consisting of simultaneous Initial Term Loans made by each of the Initial Term Lenders of such Class pursuant to Section 2.01(a), 2.16, 2.18 or 2.19.

“Initial Term Commitment” as to each Initial Term Lender, its obligation to make an Initial Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the Dollar amount set forth opposite such Initial Term Lender’s name on Schedule 2.01 under the caption “Initial Term Commitment” or in the Assignment and Assumption pursuant to which such Initial Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term Lenders’ Initial Term Commitments on the Closing Date is $2,530,000,000 as such commitment may be reduced or increased from time to time pursuant to (a) assignments by or to such Initial Term Lender pursuant to an Assignment and Assumption, (b) an Incremental Joinder, (c) a Refinancing Amendment or (d) an Extension Amendment.

“Initial Term Facility” means, (a) on or prior to the applicable funding date of such Initial Term Loans, the aggregate amount of the Initial Term Commitments and (b) thereafter, the aggregate principal amount of the Initial Term Loans.

“Initial Term Lender” means any Lender with an Initial Term Loan Commitment or an outstanding Initial Term Loan, including, for the avoidance of doubt, any 2020 Incremental Term Lender.

“Initial Term Loan Maturity Date” means February 8, 2026, or, as to any Initial Term Lender for which the Initial Term Loan Maturity Date is extended pursuant to Section 2.18, the date to which the Initial Term Loan Maturity Date is so extended or, in each case, if such day is not a Business Day, the next preceding Business Day.

“Initial Term Loans” means a term loan made by an Initial Term Lender pursuant to its Initial Term Commitment or 2020 Incremental Term Loans made pursuant to Amendment No. 3.

“Intellectual Property Security Agreement” means, collectively, the Intellectual Property Security Agreement, substantially in the form attached to the Security Agreement together with each other intellectual property security agreement executed and delivered pursuant to Section 6.13 or the Security Agreement.

“Intercompany Note” means a promissory not substantially in the form of Exhibit M.

“Interest Coverage Ratio” means, as of the end of any fiscal quarter of the Borrower for the four fiscal quarter period ending on such date, the ratio of (a) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period to (b) Consolidated Interest Charges of the Borrower for such period; it being agreed that any determination of the Consolidated Interest Charges of the Borrower and its Restricted Subsidiaries is required to be made for a period of four fiscal quarters (in connection with computing the Interest Coverage Ratio) at a time when fewer than four full fiscal quarters have elapsed since the Closing Date, such determination of the Consolidated Interest Charges shall be made for the period elapsed from the Closing Date through the most recent fiscal quarter then ended (annualized on a simple arithmetic basis).

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date applicable to such Loan; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date applicable to such Loan and (c) to the extent necessary to create a fungible Class of Term Loans, the date of the incurrence of the relevant Class of Incremental Term Loans.

“Interest Period” means as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date that is one week, one month, two months, three months or six months thereafter, or if agreed by each Lender participating therein, twelve months or such other period as selected by the Borrower in its Loan Notice; provided that:

(i)        any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(ii)        other than with respect to one week Interest Periods, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii)       no Interest Period shall extend beyond the Maturity Date applicable to such Loan; and

(iv)      to the extent necessary to create a fungible Class of Term Loans, any Interest Period may end on the date of the incurrence of the relevant Class of Incremental Term Loans.

Notwithstanding the foregoing, (x) one week Interest Periods shall only be available for Revolving Credit Loans, and (y) the Borrower may select an initial Interest Period for the Term Loans ending on the date that is no more than 3 months after the Closing Date that is, subject to clause (a) of this definition of “Interest Period,” the first Business Day of the first fiscal quarter following the Closing Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or JV Entity interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of “Indebtedness” set forth in this Section 1.01 in respect of such Person (excluding, in the case of the Borrower and its Restricted Subsidiaries, (i) intercompany advances arising from their cash management, tax, and accounting operations and (ii) intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but in each case, net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts.

“Investors” means (a) each Sponsor, (b) certain other investors which own Qualified Equity Interests directly or indirectly in the Borrower arranged by and/or designated by the initial Sponsor and identified to the Administrative Agent prior to the Closing Date, but not including any portfolio company of the foregoing, (c) the Management Investors and (d) the Preferred Investors.

“IP Rights” has the meaning specified in Section 5.07.

“IPO Entity” has the meaning specified in the definition of the term “Qualifying IPO”.

“IRS” means the United States Internal Revenue Service.

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Judgment Currency” has the meaning specified in Section 11.26.

“Junior Indebtedness” means any Indebtedness that is expressly subordinated in right of payment to the Obligations.

“JV Entity” means any joint venture of the Borrower or any Restricted Subsidiary that is not a Subsidiary.

“Latest Maturity Date” means the later of the Latest Term Maturity Date and the Latest Revolving Termination Date.

“Latest Term Maturity Date” means, as at any date, the latest to occur of (a) the Initial Term Loan Maturity Date, (b) the latest maturity date in respect of any outstanding Extended Term Loans, (c) the latest maturity date in respect of any outstanding Incremental Term Loans and (d) the latest maturity date in respect of any outstanding Refinancing Term Loans.

“Latest Revolving Termination Date” means, as at any date, the latest to occur of (a) the Initial Revolver Maturity Date, (b) the latest termination date in respect of any outstanding Extended Revolving Credit Commitments, (c) the latest termination date in respect of any Incremental Revolving Credit Commitments and (d) the latest termination date in respect of any outstanding Refinancing Revolving Credit Commitments.

“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Initial Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as an Initial Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Commitment” means, as to any L/C Issuer, its commitment to issue Letters of Credit, and to amend, increase or extend Letters of Credit previously issued by it, pursuant to Section 2.04, in an aggregate Outstanding Amount of the L/C Obligations with respect to Letters of Credit issued by such L/C Issuer at any time outstanding not to exceed (a) in the case of any L/C Issuer party hereto on the Amendment No. 2 Effective Date, the amount set forth opposite such L/C Issuer’s name on Schedule 2.04 under the heading “L/C Commitments”; and (b) in the case of any Revolving Credit Lender that becomes an L/C Issuer hereunder thereafter, the amount which shall be set forth in the written agreement by which such Revolving Credit Lender shall become an L/C Issuer hereunder, in each case as such commitment may be changed from time to time pursuant to the terms hereof or with the agreement in writing of such L/C Issuer, the Borrower and the Administrative Agent. The aggregate L/C Commitments of all the L/C Issuers shall be less than or equal to the Letter of Credit Sublimit at all times.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Fee” has the meaning specified in Section 2.04(i).

“L/C Issuer” means (i) each of Bank of America, N.A., JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA and/or (ii) any other Revolving Credit Lender (or Affiliate thereof) that agrees in writing with the Borrower and the Administrative Agent to act as an L/C Issuer with respect to any Revolving Credit Facility, in each case of clauses (i) and (ii), in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.13.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.”

“LCT Election” has the meaning specified in Section 1.12(a).

“LCT Provisions” means the provisions, qualifications and exceptions specified in Section 1.12.

“LCT Test Date” has the meaning specified in Section 1.12(a).

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes each L/C Issuer and each Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Lender Participation Notice” has the meaning specified in Section 2.06(d)(iii).

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five days prior to the Initial Revolver Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Report” means a certificate substantially in the form of Exhibit N or any other form approved by the Administrative Agent.

“Letter of Credit Sublimit” means, at any time, an amount equal to the lesser of (a) $50,000,000 and (b) the Initial Revolving Credit Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Initial Revolving Credit Facility.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.03.

“LIBOR Successor Rate Changes” has the meaning specified in Section 3.03.

“Lien” means any mortgage, pledge, hypothecation, assignment for security, deposit arrangement for security, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing but excluding operating leases).

“Limited Condition Acquisition” means any Permitted Acquisition or similar Investment, including by way of merger, amalgamation or consolidation, by one or more of the Borrower and its Restricted Subsidiaries of any assets, business or Person, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“Limited Condition Transaction” means (i) a Limited Condition Acquisition, (ii) any Disposition for which a definitive agreement has been entered into and/or (iii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Loan” means an extension of credit by a Lender to the Borrower under Article 2 in the form of a Term Loan, a Revolving Credit Loan, a Repatriation Bridge Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Guaranty Agreement, (c) the Collateral Documents, (d) the Notes, (e) each Incremental Joinder, (f) each Refinancing Amendment and (g) each Extension Amendment.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02, which, if in writing, shall be substantially in the form of Exhibit D-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party

“Loan Parties” means Holdings, the Borrower and the Subsidiary Guarantors.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Management Investors” means the officers, directors and members of management of the Borrower and any Parent Entity.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the IPO Entity on the date of the declaration of the applicable Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Material Adverse Effect” means (a) on the Closing Date, a Closing Date Material Adverse Effect and (b) after the Closing Date, a circumstance or condition that would materially and adversely affect (i) the business, results of operations or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (iii) the rights and remedies of the Administrative Agent (on behalf of itself and the Lenders) under the Loan Documents.

“Material Companies” means the Borrower and all other Restricted Subsidiaries (other than other Restricted Subsidiaries that are Immaterial Subsidiaries (without giving effect to the proviso thereto)).

“Maturity Date” means (a) with respect to the Initial Term Loans, the Initial Term Loan Maturity Date, (b) with respect to the Initial Revolving Credit Commitments and the Initial Revolving Credit Loans, the Initial Revolver Maturity Date, (c) with respect to any Incremental Term Loans, Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans, the final maturity date as specified in the applicable Incremental Joinder, (d) with respect to any Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Amendment, (e) with respect to any Refinancing Term Loans or Refinancing Revolving Credit Commitments, the final maturity date as specified in the applicable Refinancing Amendment and (f) with respect to the Repatriation Bridge Loans, the Repatriation Bridge Loan Maturity Date.

“Maximum Rate” has the meaning specified in Section 11.11.

“Maximum Tender Condition” has the meaning specified in Section 2.15(b).

“Merger Sub” has the meaning specified in the preamble hereto.

“Minimum Extension Condition” has the meaning set forth in Section 2.18(b).

“Minimum Tender Condition” has the meaning specified in Section 2.15(b)

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan covered by Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a)       with respect to the Disposition of any asset by any Restricted Company or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of such Restricted Company) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents and Indebtedness that is secured by Liens ranking junior to or pari passu with the Liens securing any Indebtedness under the Loan Documents), (B) the out-of-pocket expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by such Restricted Company in connection with such Disposition or Casualty Event, (C) Taxes paid or reasonably estimated to be payable by such Restricted Company or any of the direct or indirect owners thereof (including, without limitation, any amounts permitted to be distributed in respect of Taxes pursuant to Section 7.06(j) and attributable to such Disposition or Casualty Event (including, in respect of any proceeds received or deemed received by any Non-U.S. Subsidiary or Subsidiary thereof in connection with a Disposition or Casualty Event, deductions in respect of withholding Taxes that are or would be payable in cash if such funds were repatriated to the United States), (D) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Disposition, (E) any costs associated with unwinding any related Swap Obligations in connection with such transaction and (F) any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by such Restricted Company after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that the sum described in clause (a)(i) of this definition shall include any cash or Cash Equivalents (I) received upon the Disposition of any non-cash consideration received by such Restricted Company in any such Disposition and (II) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (E) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; provided that no proceeds realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such proceeds shall exceed the greater of $75,000,000 and 10.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period (and thereafter only proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and

(b)       (i) with respect to the incurrence or issuance of any Indebtedness by any Restricted Company, the excess, if any, of (x) the aggregate amount of cash received in connection with such incurrence or issuance over (y) the Taxes, investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket fees and expenses and other customary expenses, incurred by such Restricted Company (or, in the case of Taxes, any direct or indirect owner thereof) in connection with such incurrence or issuance, any costs associated with unwinding any related Swap Obligations in connection with such incurrence or issuance and, in the case of Indebtedness of any Non-U.S. Subsidiary or Subsidiary thereof, deductions in respect of withholding Taxes that are or would be payable in cash if such funds were repatriated to the United States and (ii) with respect to any Permitted Equity Issuance, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Borrower.

“Non-ECP Guarantor” means each Guarantor other than a Qualified ECP Guarantor.

“Non-U.S. Subsidiary” means any direct or indirect Restricted Subsidiary of the Borrower that is not a U.S. Subsidiary.

“Non-Extension Notice Date” has the meaning specified in Section 2.04(b)(iii).

“Note” means a Term Note, a Repatriation Bridge Note or a Revolving Credit Note, as the context may require.

“Obligations” means all (x) Loan Obligations, (y) Secured Hedging Obligations and (z) Cash Management Obligations; provided that the “Obligations” shall exclude any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Offered Loans” has the meaning specified in Section 2.06(d)(iii).

“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, JV Entity, trust or other form of business entity, the partnership, JV Entity or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or, in each case, equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction, in each case, if applicable or relevant).

“Other Applicable Indebtedness” has the meaning specified in Section 2.06(b)(i)(A)(2).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.09) or a sale of a participation in all or a portion of any Lender’s rights and/or obligations under this Agreement.

“Outstanding Amount” means (a) with respect to the Term Loans, Repatriation Bridge Loans, Revolving Credit Loans and Swing Line Loans on any date, the principal amount thereof on such date after giving effect to any borrowings and prepayments or repayments of Term Loans, Repatriation Bridge Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Borrowings as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternate Currency, the rate of interest per annum at which overnight deposits in the applicable Alternate Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent Entity” means any Person that directly or indirectly owns voting Equity Interests of the Borrower.

“Participant” has the meaning specified in Section 11.07(f).

“Participant Register” has the meaning specified in Section 11.07(g).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute or has any liability.

“Perfection Certificate” means a certificate attached as Exhibit B to the Security Agreement that provides information relating to Uniform Commercial Code filings of each Loan Party.

“Perfection Requirements” means the making of the appropriate notarizations, registrations, filings, endorsements, stampings and/or notifications or taking of other steps with respect to the Collateral as contemplated by (x) any legal opinion required to be delivered hereby or under the terms of a Loan Document, including the making of such filings and taking of such other actions required to be taken thereby, (y) the applicable Loan Documents or (z) pursuant to applicable Requirements of Law (including the filing of appropriate financing statements with the office of the Secretary of State of the state of organization of each Loan Party, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, the proper recording or filing, as applicable, of any other recordings, filings, registrations, notifications or other actions required to be taken in any other jurisdiction), in each case in favor of the Administrative Agent for the benefit of the Secured Parties and the delivery to the Administrative Agent of any stock certificates or promissory notes required to be delivered pursuant to the applicable Loan Documents.

“Permitted Acquisition” has the meaning specified in Section 7.02(j).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests by any Parent Entity.

“Permitted Exchange” has the meaning specified in Section 2.15(a).

“Permitted Exchange Offer” has the meaning specified in Section 2.15(a).

“Permitted Exchange Securities” has the meaning specified in Section 2.15(a).

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by all or a portion of the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness satisfies the requirements of the definition of “Credit Agreement Refinancing Indebtedness” and (iii) the holders of such Indebtedness (or their Senior Representative) and the Administrative Agent shall be party to an Acceptable Intercreditor Agreement.

“Permitted Holders” means (a) the Investors and (b) any person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Act) so long as, in the case of this clause (b), the relevant Investors own more than 50% of the relevant voting stock owned by such group (or otherwise control such group).

“Permitted Junior Priority Refinancing Debt” means secured Indebtedness incurred by the Borrower in the form of one or more series of junior lien secured notes or junior lien secured loans; provided that (i) such Indebtedness shall be secured by all or a portion of the Collateral on a junior priority basis to the Liens securing the Obligations and not be secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness shall satisfy the requirements of the definition of “Credit Agreement Refinancing Indebtedness” and (iii) the holders of any such Indebtedness (or their Senior Representative) and Administrative Agent shall be party to an Acceptable Intercreditor Agreement.

“Permitted Non-Recourse Factoring” means one or more non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such non-recourse facilities, including Securitization Repurchase Obligations) receivables purchase facilities made available to the Borrower or any of its Restricted Subsidiaries on then market terms (as reasonably determined by the Borrower).

“Permitted Receivables Financing” means a Permitted Non-Recourse Factoring or a Permitted Recourse Receivables Financing.

“Permitted Recourse Receivables Financing” means one or more receivables purchase facilities made available to the Borrower or any of its Restricted Subsidiaries on then market terms (as reasonably deter-mined by the Borrower) in an aggregate principal amount for all such receivables subject to such facilities not exceeding the greater of (x) $115,000,000 and (y) 15.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period at any time outstanding.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to Section 7.03, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(f) and/or Indebtedness of the type described in Section 7.03(f) assumed or incurred in reliance on another clause of Section 7.03, such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is secured by a Lien on the Collateral, the Lien securing such Indebtedness as modified, refinanced, refunded, renewed or extended shall not be senior in priority to the Lien on the Collateral securing the Indebtedness being modified, refinanced, refunded, renewed or extended unless such Lien is otherwise permitted hereunder and an Acceptable Intercreditor Agreement is entered into and shall not be secured by any additional Collateral unless such additional Collateral substantially simultaneously secures the Obligations or is otherwise permitted under this Agreement, (d) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is guaranteed by a Guarantee, such Indebtedness as modified, refinanced, renewed or extended shall not have any additional guarantees unless such additional guarantees are substantially simultaneously provided in respect of the Loans and Commitments under this Agreement and (e) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(c), (i) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loan Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate, redemptions and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (other than in the case of terms applying to periods after the then Latest Maturity Date or otherwise added for the benefit of the Lenders hereunder); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Required Lenders notify the Borrower within such five Business Day period that they disagree with such determination (including a reasonable description of the basis upon which they disagree) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by a Person who is the obligor of the Indebtedness being so modified, refinanced, refunded, renewed or extended.

“Permitted Sale Leaseback” means any Sale Leaseback consummated by the Borrower or any of its Restricted Subsidiaries after the Closing Date; provided that any such Sale Leaseback (x) not between (I) a Loan Party and another Loan Party or (II) a Restricted Subsidiary that is not a Loan Party and another Restricted Subsidiary that is not a Loan Party must be, in each case, consummated for fair value as determined at the time of consummation in good faith by the Borrower or such Restricted Subsidiary and (y) the aggregate proceeds of all such Sale Leasebacks do not exceed the greater of (x) $150,000,000 and (y) 20.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period.

“Permitted Tax Restructuring” means any reorganizations and other activities related to Tax planning entered into prior to, on or after the Closing Date so long as such Permitted Tax Restructuring does not impair in any material respect the Guaranty or the security interests in favor of, and is not otherwise materially adverse to, in each case, the Lenders, taken as a whole, in their capacity as such (as determined by the Borrower in good faith).

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrower in the form of one or more series of senior or subordinated unsecured notes or loans; provided that such Indebtedness satisfies the requirements of the definition of “Credit Agreement Refinancing Indebtedness”.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) maintained or sponsored by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Plan Assets” means “plan assets” within the meaning of 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition or conversion is consummated.

“Pounds Sterling” and “£” mean the lawful currency of the United Kingdom.

“Preferred Equity” means the Series A preferred Equity Interested issued by a Parent Entity as of the Closing Date in an original principal amount of $1,050,000,000.

“Preferred Investors” means HPS Investment Partners, LLC, Tangy Orange Investment Pte. Ltd., Caxton Associates, L.P., Oak Hill Advisors L.P. or their respective Affiliates, or any of their respective successors.

“Prepayment Asset Sale” means any Disposition by a Restricted Company of any property or assets pursuant to Section 7.05(k)(ii), 7.05(r), 7.05(s) or 7.05(u).

“Private Side Information” has the meaning specified in Section 6.02(d).

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, and without duplication of actual amounts realized in the applicable period, that is projected by the Borrower in good faith to result from cost savings initiatives attributable to such transaction and additional costs associated with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Borrower and its Restricted Subsidiaries, to the extent such amounts (i) have been realized or (ii) will be implemented following such transaction and are reasonably identified (as determined in good faith by the Borrower) and expected in good faith to be realized within the succeeding twenty-four (24) months and, in each case, including, but not limited to, (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead) taking into account, for purposes of determining such compliance, the historical financial statements of the Acquired Entity or Business or Converted Restricted Subsidiary and the consolidated financial statements of the Borrower and its Restricted Subsidiaries, assuming such Permitted Acquisition or conversion, and all other Permitted Acquisitions or conversions that have been consummated during the period, and any Indebtedness or other liabilities repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the interest rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, so long as such actions are initiated during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be accrued or incurred during the entirety of such Test Period.

“Pro Forma Basis” and “Pro Forma Effect” means, for purposes of calculating compliance with the Senior Secured Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio, the Interest Coverage Ratio, Consolidated EBITDA, Consolidated Total Assets (in each case, including component definitions thereof) or the Financial Covenant, in each case, that (1) to the extent applicable, the Pro Forma Adjustment shall have been made (but without duplication of clause (b)(viii) of the definition of Consolidated EBITDA) and (2) in respect of a Specified Transaction, that such Specified Transaction shall be deemed to have occurred as of the first day of the applicable period of measurement (or, in the case of Consolidated Total Assets, as of the last day of such period of measurement) and that:

(a)       income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included and (ii) in the case of a Specified Disposition described in the definition of “Specified Transaction”, shall be excluded,

(b)       any retirement or repayment of Indebtedness (other than normal fluctuation in revolving Indebtedness incurred for working capital purposes) shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made (or, in the case of any calculation of the Interest Coverage Ratio, as of the first day of the applicable Test Period), and

(c)       any Indebtedness incurred or assumed by any Restricted Company in connection with such Specified Transaction shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made (or, in the case of any calculation of the Interest Coverage Ratio, as of the first day of the applicable Test Period), and (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on any obligation with respect to any capital lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower;

provided that (x) without limiting (but without duplication of) the application of the Pro Forma Adjustment pursuant to clause (1) above, the foregoing pro forma adjustments may be applied to the Senior Secured Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio, the Interest Coverage Ratio, Consolidated EBITDA, Consolidated Total Assets (in each case, including component definitions thereof) or the Financial Covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including cost savings, operating improvements, synergies and operating expense reductions) that are (as determined by the Borrower in good faith) reasonably identifiable, (y) when calculating the Senior Secured Leverage Ratio for purposes of (i) the definition of “Applicable Margin” and (ii) determining actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with Section 7.10, the events that occurred subsequent to the end of the applicable four quarter period shall not be given pro forma effect and (z) in connection with any Specified Transaction that is the incurrence of Indebtedness in respect of which compliance with any specified leverage ratio test is by the terms of this Agreement required to be calculated on a Pro Forma Basis, (1) the proceeds of such Indebtedness shall not be netted from Indebtedness in the calculation of the applicable leverage ratio test and (2) if such Indebtedness is a revolving facility, (other than in respect of actual compliance with the Financial Covenant) the incurrence or repayment of any indebtedness in respect of such revolving facility (including the Initial Revolving Credit Facility) included in such financial covenant ratio or incurrence test calculation immediately prior to or simultaneously with the incurrence of such indebtedness for which the pro forma calculation of such ratio or test is being made and/or any drawing under any revolving facilities used to finance working capital needs of the Borrower and its Restricted Subsidiaries (as reasonably determined by the Borrower), shall be disregarded.

“Pro Forma Financial Statements” has the meaning specified in Section 5.05(b).

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender (and, if applicable, in the case of Term Loans or Repatriation Bridge Loans, the principal amount thereof) under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments (and, if applicable, in the case of Term Loans or Repatriation Bridge Loans, the principal amount thereof) under the applicable Facility or Facilities at such time; provided that in the case of Section 2.17 when a Defaulting Lender shall exist under the Initial Revolving Credit Facility, “Pro Rata Share” shall mean the percentage of the total Initial Revolving Credit Commitments (disregarding any Defaulting Lender’s Initial Revolving Credit Commitment) represented by such Lender’s Initial Revolving Credit Commitment.

“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.06(d)(ii).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, as companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to enhanced accounting functions and investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, listing fees and other transaction costs, in each case to the extent arising by virtue of the listing of such Person’s equity or issuance of public debt securities.

“Public Lender” has the meaning specified in Section 6.02.

“Public Offer” has the meaning specified in Section 1.12(a).

“Public Side Information” has the meaning specified in Section 6.02(d).

“Public-Side” has the meaning specified in Section 6.02(d).

“Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Loan Party that has assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under §1a(180(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means Equity Interests other than Disqualified Equity Interests.

“Qualified Holding Company Debt” means unsecured Indebtedness of Holdings (a) that is not subject to any Guarantee by any subsidiary of Holdings (except to the extent constituting Junior Indebtedness), (b) that will not mature prior to the date that is six (6) months after the Latest Maturity Date in effect on the date of the issuance or incurrence thereof, (c) that has no scheduled amortization or scheduled payments of principal prior to the date that is six (6) months after the Latest Maturity Date in effect on the date of the issuance or incurrence thereof and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (d) below), (d) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities and (e) that does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the date that is six (6) months after the Latest Maturity Date in effect on the date of issuance or incurrence thereof; provided that the Borrower shall have delivered a certificate of a Responsible Officer to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement (and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees)); provided, further, that any such Indebtedness shall constitute Qualified Holding Company Debt only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default shall have occurred and be continuing.

“Qualified Securitization Financing” means any Securitization Financing that meets the following conditions: (i) the Borrower shall have determined in good faith that such Securitization Financing is in the aggregate economically fair and reasonable to the Borrower and its Restricted Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Borrower or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made for fair consideration (as determined in good faith by the Borrower) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be fair and reasonable terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings.

“Qualifying IPO” means any transaction or series of transactions (other than a public offering pursuant to a registration statement on Form S-8) that results in the common Equity Interests of the Borrower or any Parent Entity (the “IPO Entity”) being publicly traded on any United States national securities exchange or over the counter market, or any analogous exchange or market in Canada or any country of the European Union.

“Qualifying Lenders” has the meaning specified in Section 2.06(d)(iv).

“Qualifying Loans” has the meaning specified in Section 2.06(d)(iv).

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Receivables Assets” means (a) any accounts receivable owed to the Borrower or a Restricted Subsidiary subject to a Permitted Receivables Financing and the proceeds thereof and (b) all security interests securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a Permitted Receivables Financing and which are sold, conveyed, assigned or otherwise transferred or pledged by the Borrower to a commercial bank or Affiliate thereof in connection with a Permitted Receivables Financing.

“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) any L/C Issuer, as applicable and (d) any Swing Line Lender, as applicable.

“Refinanced Debt” has the meaning set forth in Section 2.19(a).

“Refinancing” has the meaning assigned to such term in the recitals hereto.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) each Additional Refinancing Lender and Lender that agrees to provide any portion of the Refinancing Indebtedness being incurred pursuant thereto and (c) to the extent relating to the Initial Revolving Credit Commitments, the L/C Issuer and the Swing Line Lender, in accordance with Section 2.19, and delivered to the Administrative Agent.

“Refinancing Indebtedness” has the meaning specified in Section 2.19(a).

“Refinancing Revolving Credit Commitments” means Revolving Credit Commitments established pursuant to a Refinancing Amendment.

“Refinancing Term Loans” means Term Loans that result from a Refinancing Amendment.

“Register” has the meaning specified in Section 11.07(e).

“Regulation S-X” shall mean Regulation S-X under the Securities Act.

“Rejecting Lender” has the meaning specified in Section 2.06(b)(ix).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Repatriation Bridge Commitment” as to each Repatriation Bridge Lender, its obligation to make a Loan to the Borrower pursuant to Section 2.01(c) in an aggregate principal amount not to exceed the Dollar amount set forth opposite such Repatriation Bridge Lender’s name on Schedule 2.01 under the caption “Repatriation Bridge Commitment” or in the Assignment and Assumption pursuant to which such Repatriation Bridge Lender becomes a party hereto, as applicable; it being agreed that the initial aggregate amount of the Repatriation Bridge Lenders’ Repatriation Bridge Commitment on the Closing Date is $200,000,000, as such commitment (x) may be adjusted from time to time in accordance with this Agreement and (y) shall automatically terminate to the extent not utilized on the Closing Date.

“Repatriation Bridge Facility” means, (a) on or prior to the applicable funding date of such Repatriation Bridge Loans, the aggregate amount of the Repatriation Bridge Commitments and (b) thereafter, the aggregate principal amount of the Repatriation Bridge Loans.

“Repatriation Bridge Lender” means any lender with a Repatriation Bridge Commitment or an outstanding Repatriation Bridge Loan.

“Repatriation Bridge Loans” means a term loan made by an Repatriation Bridge Lender pursuant to its Repatriation Bridge Commitment.

“Repatriation Bridge Loan Maturity Date” means February 7, 2020.

“Repatriation Bridge Note” means a promissory note of the Borrower payable to any Repatriation Bridge Lender or its registered permitted assigns, in substantially the form of Exhibit E-3, evidencing the aggregate indebtedness of the Borrower owed to such Repatriation Bridge Lender resulting from the Repatriation Bridge Loans made by such Repatriation Bridge Lender.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Repricing Event” shall mean (a) the refinancing or repricing by the Borrower of all or any portion of the Initial Term Loans with the proceeds of, or any conversion of the Initial Term Loans into, any new or replacement tranche of term loans and (b) any amendment to the Initial Term Loans, in each case of the foregoing clauses (a) and (b), the primary purpose of which is to have or result in an Effective Yield as of the date of such refinancing, repricing or amendment that is (and not by virtue of any fluctuation in any “base” rate) less than the Effective Yield applicable to the Initial Term Loans as of the date of such refinancing, repricing or amendment, but excluding, in any such case, any refinancing, repricing or amendment of the Initial Term Loans in connection with (i) any Qualifying IPO, (ii) a Transformative Acquisition, (iii) a “Change of Control” transaction or (iv) a material disposition.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Class Lenders” means, with respect to any Class on any date of determination, Lenders having more than 50% of the sum of (i) the outstanding Loans under such Class and (ii) the aggregate unused Commitments under such Class; provided that the unused Commitments of, and the portion of the outstanding Loans under such Class held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Class Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments, if any, and (c) aggregate unused Revolving Credit Commitments, if any; provided that the unused Term Commitment, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, Initial Revolving Credit Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Initial Revolving Credit Loans and all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Initial Revolving Credit Commitments, if any; provided that the unused Initial Revolving Credit Commitment of, and the portion of the Outstanding Amounts held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, any executive vice president, chief financial officer, treasurer or assistant treasurer, other similar officer, legal representative or signatory of a Loan Party, and any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Companies” means the Borrower and its Restricted Subsidiaries, and “Restricted Company” means any of the foregoing.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) on account of any Equity Interest of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Persons thereof); it being agreed that the amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the board of directors of the Borrower and evidenced by a board resolution.

“Restricted Prepayment” has the meaning specified in Section 7.08.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary; it being agreed that, unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Borrower.

“Revaluation Date” means (a) with respect to any Revolving Credit Loan denominated in an Alternate Currency, each of the following: (i) each date of a Borrowing of such Revolving Credit Loan, (ii) each date of a continuation of such Revolving Credit Loan pursuant to the terms of this Agreement and (iii) the date of any voluntary reduction of a Revolving Credit Commitment pursuant to Section 2.08(c); (b) with respect to any Letter of Credit denominated in an Alternate Currency, each of the following: (i) each date of issuance of such a Letter of Credit and (ii) each date of an amendment, extension or renewal of such a Letter of Credit that would have the effect of increasing the face amount thereof; (c) each date of any payment under any Letter of Credit and (d) such additional dates as the Administrative Agent (acting at the request of the Required Revolving Credit Lenders) shall require, at any time when (i) an Event of Default has occurred and is continuing or (ii) to the extent that, and for so long as, the aggregate Revolving Outstandings (for such purpose, using the Dollar Equivalent in effect for the most recent Revaluation Date) exceeds 80% of the total outstanding Revolving Credit Commitments.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Class and Type and in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders of such Class.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its Initial Revolving Credit Commitment and Additional Revolving Credit Commitments.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Initial Revolving Credit Commitments and Additional Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Initial Revolving Credit Lender and any Additional Revolving Credit Lender.

“Revolving Credit Loans” means Initial Revolving Credit Loans and Additional Revolving Credit Loans.

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered permitted assigns, in substantially the form of Exhibit E-1, evidencing the aggregate indebtedness of the Borrower owed to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“Revolving Outstandings” means, with respect to any Revolving Credit Lender at any time, the sum of the aggregate Outstanding Amount of such Lender’s Revolving Credit Loans plus its Pro Rata Share, determined for this purpose solely among the Commitments under the Revolving Credit Facility, of the Outstanding Amount of the L/C Obligations plus its Swing Line Obligations.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor thereto.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrower or any of its Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Same Day Funds” means, with respect to disbursements and payments in Dollars, immediately available funds.

“Sanctions” has the meaning specified in Section 5.08(a).

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c)(ii).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedging Obligations” means all obligations of the Borrower or any Restricted Subsidiary in respect of any Hedge Agreement.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Debt to (b) Consolidated EBITDA as of the last day of the most recently ended Test Period, in each case, of the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Cash Management Banks and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization Asset” means (a) any accounts receivable, mortgage receivables, loan receivables, receivables or loans relating to the financing of insurance premiums, royalty, patent or other revenue streams and other rights to payment or related assets and the proceeds thereof and (b) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with accounts or assets in connection with a securitization, factoring or receivable sale transaction.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees and expenses (including commissions, yield, interest expense and fees and expenses of legal counsel) paid in connection with, any Qualified Securitization Financing and/or Permitted Receivables Financing.

“Securitization Financing” means any of one or more securitization transactions, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Borrower or any of the Restricted Subsidiaries sells, transfers, pledges or otherwise conveys any Securitization Assets (whether now existing or arising in the future) to a Securitization Subsidiary or any other Person on a non-recourse basis (other than Securitization Repurchase Obligations) for the purpose of obtaining financing).

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets or Receivables Assets in a Qualified Securitization Financing and/or Permitted Receivables Financing to repurchase or otherwise make payments with respect to Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means any Subsidiary of the Borrower in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto or another Person formed for this purpose.

“Security Agreement” means that certain Security Agreement, dated as of the Closing Date, among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit F.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Managing Agents” means (i) Citizens Bank, N.A., HL Finance, LLC and Sumitomo Mitsui Banking Corporation, each in its capacity as a senior managing agent of the Facilities and (ii) MUFG Bank, Ltd., Deutsche Bank AG New York Branch, Bank of Montreal, Sumitomo Mitsui Banking Corp New York Branch, Natixis, New York Branch and Jefferies Finance, LLC each in its capacity as a senior managing agent in connection with Amendment No. 2.

“Senior Secured Notes” means the Borrower’s 6.875% senior secured notes due 2026 issued pursuant to the Senior Secured Notes Indenture.

“Senior Secured Notes Documents” means the Senior Secured Notes Indenture and the other transaction documents referred to therein (including the related guarantee, the notes and the notes purchase agreement).

“Senior Secured Notes Indenture” means the indenture among the Borrower, as issuer, the guarantors listed therein and the trustee referred to therein pursuant to which the Senior Secured Notes are issued, as such indenture may be amended or supplemented from time to time.

“Senior Unsecured Notes” means the Borrower’s 10.250% senior unsecured notes due 2027 issued pursuant to the Senior Unsecured Notes Indenture.

“Senior Unsecured Notes Documents” means the Senior Unsecured Notes Indenture and the other transaction documents referred to therein (including the related guarantee, the notes and the notes purchase agreement).

“Senior Unsecured Notes Indenture” means the indenture among the Borrower, as issuer, the guarantors listed therein and the trustee referred to therein pursuant to which the Senior Unsecured Notes are issued, as such indenture may be amended or supplemented from time to time.

“Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or other agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Secured Debt to (b) Consolidated EBITDA as of the last day of the most recently ended Test Period, in each case, of the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Similar Business” means (a) any businesses, services or activities engaged in by the Borrower and its Subsidiaries or any Associates on the Closing Date, (b) any businesses, services and activities engaged in by the Borrower and its Subsidiaries or any Associates that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof and/or (c) a Person conducting a business, service or activity specified in clauses (a) and (b), and/or any Subsidiary thereof. For the avoidance of doubt, any Person that invests in or owns Equity Interests or Indebtedness of another Person that is engaged in a Similar Business shall be deemed to be engaged in a Similar Business.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 11.07(i).

“Special Notice Currency” means at any time an Alternate Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Acquisition Agreement Representations” means the representations and warranties made by, or with respect to, the Target and its subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Merger Sub (or Merger Sub’s Affiliates) has the right (taking into account any applicable cure provisions) to terminate Merger Sub’s (or such Affiliate’s) obligations under the Acquisition Agreement, or to decline to consummate the Acquisition (in each case, in accordance with the terms thereof), as a result of a breach of such representations and warranties.

“Specified Asset Sale Proceeds” means the aggregate amount of net cash proceeds (determined in a manner consistent with the definition of “Net Cash Proceeds”) from Prepayment Asset Sales and Casualty Events that are not required to be applied to prepay Term Loans pursuant to Section 2.06(b) as a result of such proceeds not constituting Net Cash Proceeds as a result of the proviso to clause (a) of the definition thereof.

“Specified Disposition” means any sale, transfer or other disposition, or series of related sales, transfers or other dispositions (other than (x) in the ordinary course of business or (y) among the Borrower and its Restricted Subsidiaries), that involves assets comprising all or substantially all of an operating unit of a business or common Equity Interests of any Person, in each case owned by any Restricted Company.

“Specified Event of Default” means an Event of Default resulting from Section 8.01(a) and Section 8.01(f) (with respect to the Borrower).

“Specified Financial Statements” means, the audited consolidated and combined balance sheets of the Target and its Subsidiaries as of December 31, 2017 and the related consolidated and combined statements of operations and comprehensive loss, members’ equity and cash flows for the year ended December 31, 2017.

“Specified Representations” means the representations and warranties of the Loan Parties set forth in Sections 5.01(a) (solely as it relates to the Loan Parties), 5.01(b)(ii), 5.02(a) (in each case of the foregoing, as it relates to the entering into, guaranteeing under and performance of the applicable Loan Documents and the incurrence of the extensions of credit thereunder and the granting of Liens in the Collateral), 5.02(b) (related to the entering into, guaranteeing under and performance of the applicable Loan Documents and the incurrence of the extensions of credit thereunder), 5.02(c)(i) (limited to the execution, delivery and performance by the Loan Parties of the Loan Documents to which it is a party), 5.04, 5.08 (as it relates to OFAC, FCPA and the USA Patriot Act and limited to the use of proceeds of the Loans on Closing Date or as of the applicable Incremental Facility Closing Date), 5.12, 5.14 and 5.15 (subject to the last paragraph of Section 4.01).

“Specified Responsible Officer” means the chief executive officer, president, chief operating officer, chief financial officer, treasurer, chief accounting officer or general counsel of the Borrower.

“Specified Transaction” means, any Investment, Restricted Payment, Restricted Prepayment, operating improvement, restructuring, cost savings initiative, any similar initiative and/or specified transaction, designation of an Unrestricted Subsidiary or incurrence of Indebtedness in respect of which compliance with the financial covenants set forth in Section 7.10 or a specified level of the Senior Secured Leverage Ratio the Secured Leverage Ratio, the Total Leverage Ratio, the Interest Coverage Ratio and/or other financial ratio or metric, is by the terms of this Agreement required to be calculated on a Pro Forma Basis, or any Specified Disposition; provided that, at the Borrower’s election, any such Specified Transaction (other than (x) a Restricted Payment or (y) a Disposition pursuant to Section 7.05(q)) having an aggregate value of less than $25,000,000 shall not be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Sponsor Affiliated Lender” means any Sponsor and any Affiliate of such Sponsor (including Affiliated Debt Funds, Holdings, the Borrower and their respective Subsidiaries).

“Sponsor Management Agreement” means, collectively, each of the management agreements between certain of the management companies associated with a Sponsor or its advisors, the Borrower, certain of its Subsidiaries and/or certain of its direct or indirect parents.

“Sponsor Termination Fees” means the one-time payment under the Sponsor Management Agreement of a termination fee to the Sponsors and their respective Affiliates in the event of a change of control or the completion of a Qualifying IPO.

“Sponsors” means each of CC Capital Partners LLC, Thomas H. Lee Partners, L.P., Bilcar, LLC, BlackRock, Inc., Cannae Holdings, Inc., Arcadia DNB Investors LP, Arcadia DNB II Investors LP, Black Knight, Inc., C/B Star Coinvest, L.P., C/B Star Holdings, L.P. and MCF Star Acquisition, L.P. (in each case, together with their respective Affiliates and funds managed or advised by it or its Affiliates or any of their respective controlled Affiliates and/or their respective successors).

“Spot Rate” means, for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternate Currency.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Eurocurrency Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or, at the election of the Borrower, any partnership, joint venture, limited liability company or similar entity of which such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means (a) on the Closing Date, each Subsidiary of the Borrower listed on Part A of Schedule 1.01A and (b) thereafter, each other Subsidiary of the Borrower that is or becomes a party to the Guaranty Agreement pursuant to Section 6.13 and the terms thereof, in each case, until such time as the respective Subsidiary is released from its obligations under the Guaranty Agreement in accordance with the terms and provisions thereof (and for the avoidance of doubt, excluding in each case, any Excluded Subsidiary).

“Successor Borrower” has the meaning specified in Section 7.04(a).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, futures contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy backs and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement or related schedules, including any such obligations or liabilities arising therefrom.

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.05.

“Swing Line Commitment” means, as to the Swing Line Lender, its commitment to make Swing Line Loans pursuant to Section 2.05, in an aggregate principal amount at any time outstanding not to exceed the Swing Line Sublimit.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.05.

“Swing Line Lender” means Bank of America, in its capacity, as lender of Swing Line Loans hereunder.

“Swing Line Loan” has the meaning specified in Section 2.05(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit D-2 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Obligations” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Obligations of any Lender at any time shall be the sum of (a) its Pro Rata Share, determined for this purpose solely among the Commitments under the Initial Revolving Credit Facility, of the total Swing Line Obligations at such time related to Swing Line Loans other than any Swing Line Loans made by such Lender in its capacity as a Swing Line Lender and (b) if such Lender shall be a Swing Line Lender, the aggregate principal amount of all Swing Line Loans made by such Lender outstanding at such time (to the extent that the other Lenders shall not have funded their participations in such Swing Line Loans).

“Swing Line Sublimit” means an amount equal to $100,000,000. The Swing Line Sublimit is part of, and not in addition to, the Initial Revolving Credit Facility.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euros.

“Target Person” has the meaning specified in Section 7.02(dd).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a Borrowing consisting of simultaneous Term Loans of the same Class and Type and in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders of such Class.

“Term Commitment” as to each Term Lender, its Initial Term Commitment and Additional Term Commitments.

“Term Facility” means, collectively, the Initial Term Facility and each Additional Term Facility.

“Term Lenders” means, at any time, any Initial Term Lender or Additional Term Lender.

“Term Loans” means the Initial Term Loans and Additional Term Loans.

“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered permitted assigns, in substantially the form of Exhibit E-2, evidencing the aggregate indebtedness of the Borrower owed to such Term Lender resulting from the Term Loans made by such Term Lender.

“Termination Date” has the meaning specified in Article 6.

“Test Period” means, as of any date, the period of four consecutive fiscal quarters then most recently ended for which financial statements under Section 6.01(a) or 6.01(b), as applicable, have been delivered (or are required to have been delivered); it being understood and agreed that prior to the first delivery of financial statements pursuant to Section 6.01(b), “Test Period” means the period of four consecutive fiscal quarters in respect to which the financial statements of the Borrower and its Subsidiaries are available.

“Threshold Amount” means the greater of (x) $150,000,000 and (y) 20.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period.

“Total Assets” means at any time, the total assets appearing on the most recently prepared consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal quarter of the Borrower for which such balance sheet is available, prepared in accordance with GAAP.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt to (b) Consolidated EBITDA as of the last day of the most recently ended Test Period, in each case, of the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, all L/C Obligations and Swing Line Loans.

“Transaction Expenses” means any fees, costs and expenses (including all legal, consulting, rating agency, accounting and other professional fees, costs and expenses) incurred or paid by the Borrower or any Restricted Subsidiary associated or in connection with the Transactions, including any fees, costs and expenses associated with payments or distributions to dissenting stockholders (including in connection with, or as a result of, exercise of dissenters’ or appraisal rights and the settlement of any claims or action (whether actual, contingent or potential) with respect thereto).

“Transactions” means, collectively (a) the Acquisition and the other transactions contemplated by the Acquisition Agreement, (b) the Refinancing, (c) the funding of the Loans and the execution and delivery of the Loan Documents, (d) the issuance of the Senior Unsecured Notes, (e) the issuance of the Senior Secured Notes, (f) the making of the equity investment by the Investors, (g) any other transactions required in connection with, the foregoing clauses and (h) the payment of costs and expenses related to the foregoing clauses.

“Transformative Acquisition” means any acquisition or Investment by the Borrower or any Restricted Subsidiary that (a) has a fair market value in excess of $300,000,000 or (b) either (i) is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or Investment or (ii) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or Investment, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Type” means with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“USA Patriot Act” has the meaning specified in Section 11.20

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Subsidiary” means any Restricted Subsidiary of the Borrower that is organized under the laws of the United States, any state thereof or the District of Columbia.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).

“Unrestricted Cash Amount” means, as to any Person on any date of determination, the amount of (a) unrestricted cash and Cash Equivalents of such Person whether or not held in an account pledged to the Administrative Agent and (b) cash and Cash Equivalents of such Person restricted in favor of the Facilities (which may also include cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral on a pari passu or junior basis to the Liens securing the Secured Obligations), in each case as determined in accordance with GAAP; it being understood and agreed that proceeds subject to Escrow shall not be included in the Unrestricted Cash Amount.

“Unrestricted Subsidiary” means (a) each Subsidiary of the Borrower listed on Schedule 1.01B and (b) any Subsidiary of the Borrower designated by a Responsible Officer of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.15 subsequent to the Closing Date (and continuing until such time that such designation may be thereafter revoked by the Borrower).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that, for purposes of determining the Weighted Average Life to Maturity of any Indebtedness, the effects of any prepayments or amortization made on such Indebtedness prior to the date of such determination will be disregarded.

“Working Capital” means, at any date, the excess of current assets of the Borrower and its Restricted Subsidiaries on such date (excluding cash and Cash Equivalents) over current liabilities of the Borrower and its Restricted Subsidiaries on such date (excluding current liabilities in respect to Indebtedness), all determined on a consolidated basis in accordance with GAAP.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or a part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” and “¥” mean the lawful currency of Japan.

(b)       Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(i)                         The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(ii)                        The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(iii)                       Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iv)                       The term “including” is by way of example and not limitation.

(v)                        In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(vi)                       Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(vii)                       For purposes of determining compliance at any time with Sections 6.19, 7.01, 7.02, 7.03, 7.04, 7.05, 7.06, 7.08 and 7.09, in the event that any affiliate transaction, Indebtedness, Lien, contractual restriction, Restricted Payment, Restricted Prepayment, Investment or Disposition, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.19, 7.01 (other than Section 7.01(a)), 7.02, 7.03 (other than Sections 7.03(a)), 7.04, 7.05, 7.06, 7.08 and 7.09, the Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category.

(c)       Accounting Terms. (i) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including the Senior Secured Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio, the Interest Coverage Ratio, any other financial ratios, Consolidated EBITDA, Consolidated Total Assets and other financial calculations pursuant to Section 7.10) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, applied on a basis consistent (except for changes approved by Holdings’ independent public accountants) with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders pursuant to Section 6.01 or, prior to such delivery, the Specified Financial Statements.

(ii)                         “fair market value” may be conclusively established by means of an officer’s certificate or resolutions of the board of directors, in each case, of the Borrower, setting out such fair market value as determined by such officer or such board of directors in good faith.

(iii)                        Notwithstanding anything to the contrary contained herein, financial ratios and other financial calculations pursuant to this Agreement (including the Senior Secured Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio, the Interest Coverage Ratio, any other financial ratios, Consolidated EBITDA, Consolidated Total Assets and other financial calculations pursuant to Section 7.10) shall, following any Specified Transaction, be calculated on a Pro Forma Basis until the completion of four full fiscal quarters following such Specified Transaction.

(d)                Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

(e)                References to Agreements and Laws. Unless otherwise expressly provided herein, (i) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (ii) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

(f)                 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

(g)                Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, with respect to any payment of interest on or principal of Eurocurrency Rate Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(h)                Certain Calculations and Tests.

(i)                         [Reserved].

(ii)                        For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, the Senior Secured Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio, the Interest Coverage Ratio, any other financial ratios, Consolidated EBITDA, Consolidated Total Assets and other financial calculations pursuant to Section 7.10), such financial ratio or test shall be calculated on a pro forma basis at the time such action is taken (subject to Section 1.15), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(iii)                        Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, Section 7.10 hereof, any Senior Secured Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement within the same covenant (including for purposes of Section 7.03, any Incremental Facility and/or Incremental Equivalent Debt incurred in reliance on the Incremental Cap) that requires compliance with a financial ratio or test (including, without limitation, Section 7.10 hereof, any Senior Secured Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that (x) at the election of the Borrower, the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts and (y) to the extent amounts initially allocated to a Fixed Amount could be reclassified pursuant to Section 1.02(g) to an Incurrence-Based Amount if the relevant test would be satisfied in any subsequent Test Period, then such reclassification shall be deemed to have automatically occurred at such time.

(iv)                        If at any time any change in GAAP (including the adoption of IFRS) would result in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, and either the Borrower or the Required Lenders shall so request, the Borrower, the Lenders and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Senior Secured Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio or the Interest Coverage Ratio) so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with GAAP as if such change had not occurred (as determined in good faith by a Responsible Officer of the Borrower) (it being agreed that the Borrower shall, until such amendment is so executed and delivered, provide to the Administrative Agent and the Lenders financial statements or other documents reasonably requested hereunder setting forth a reconciliation between the calculation of such covenants, standards or terms made before and after giving effect to such change in GAAP (including conversion to IFRS)).

(v)                          in the case of any Indebtedness or Liens initially incurred in reliance on an amount calculated based on a percentage of Consolidated EBITDA, such Indebtedness (and related Liens) may be refinanced in a manner that is otherwise in accordance with the provisions of this Agreement in an amount not in excess of the original principal amount therefor (without giving effect to any fees, premiums, original issue discount or similar amounts, but giving effect to any capitalized interest or other amounts that increase such principal), notwithstanding that Consolidated EBITDA may no longer permit the initial incurrence of such amount at such time.

(i)                  Exchange Rates; Currencies Generally.

(i)                         For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, Lien, Restricted Payment, Restricted Prepayment, Investment or an affiliate transaction, the U.S. dollar-equivalent principal amount of Indebtedness, or amount of Lien, Restricted Payment, Restricted Prepayment, Investment or affiliate transaction, in each case, denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness incurred or made in the case of any Lien, Restricted Payment, Restricted Prepayment, Investment or affiliate transaction; provided that if any such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding anything to the contrary in this Agreement, the maximum amount of any Indebtedness, Liens, Restricted Payments, Restricted Prepayments, Investments or affiliate transactions that the Restricted Companies may incur in compliance with this Agreement shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(ii)                        The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternate Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(iii)                       Wherever in this Agreement in connection with an Initial Revolving Credit Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternate Currency, such amount shall be the relevant Alternate Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternate Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

(iv)                       The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.

(j)                  Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Additional Loans, Refinancing Term Loans, Loans in connection with any Refinancing Revolving Credit Facility, Extended Term Loans, Extended Revolving Credit Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected with such Lender’s consent by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars” or the relevant Alternate Currency, “in immediately available funds”, “in cash” or any other similar requirement.

(k)                Additional Alternate Currencies.

(i)                        The Borrower may from time to time request that Revolving Credit Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternate Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Revolving Credit Loans, such request shall be subject to the approval of the Administrative Agent and each of the Revolving Credit Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer.

(ii)                        Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten (10) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the relevant L/C Issuer in its reasonable discretion). In the case of any such request pertaining to Revolving Credit Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender of the applicable Class thereof, and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the relevant L/C Issuer thereof. Each such Revolving Credit Lender (in the case of any such request pertaining to Revolving Credit Loans) and the relevant L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Credit Loans or the issuance of Letters of Credit, in such requested currency.

(iii)                       Any failure by a Revolving Credit Lender or the relevant L/C Issuer to respond to such request within the time period specified in the preceding paragraph (b) shall be deemed to be a refusal by such Revolving Credit Lender or L/C Issuer, as the case may be, to permit Revolving Credit Loans to be made or Letters of Credit, as applicable, to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders that would be obligated to make Credit Extensions denominated in such requested currency consent to making Revolving Credit Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder for purposes of any Borrowings of Revolving Credit Loans; and if the Administrative Agent and the relevant L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder for purposes of any Letter of Credit. If the Administrative Agent shall fail to obtain the requisite consent to any request for an additional currency under this Section 1.11, the Administrative Agent shall promptly so notify the Borrower.

(iv)                       Subject to the provisions of Sections 3.04, 3.07, 3.08 and 3.09 and other applicable provisions of this Agreement, each Lender may, at its option, make any Loan available to the Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement.

(l)                  Limited Condition Transactions.

(i)                        In connection with any action being taken in connection with a Limited Condition Transaction (including any incurrence or assumption of Indebtedness and the use of proceeds thereof, the incurrence or assumption of any Liens or the making of any Investments, Restricted Payments or fundamental changes, the repayment of any Indebtedness for which an irrevocable notice of prepayment or redemption is required or the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries in connection with a Permitted Acquisition or permitted Investment, in each case, in connection with such Limited Condition Transaction), for purposes of (i) determining compliance with any provision of this Agreement which requires the calculation of the Senior Secured Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio, the Interest Coverage Ratio and/or any other financial ratio; or (ii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Total Assets or Consolidated EBITDA, if any), in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such transaction is permitted hereunder shall be deemed to be the date (the “LCT Test Date”), (x) the definitive agreement for such Limited Condition Transaction is entered into (or, if applicable, delivery of irrevocable notice or similar event), and not at the time of consummation of such Limited Condition Transaction or (y) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies (or similar law in another jurisdiction), the date on which a “Rule 2.7 announcement” of a firm intention to make an offer (or equivalent announcement in another jurisdiction) (a “Public Offer”) in respect of a target of such acquisition, and if, after giving pro forma effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence or assumption of Indebtedness and the use of proceeds thereof, the incurrence or assumption of any Liens or the making of any Investments, Restricted Payments or fundamental changes, the repayment of any Indebtedness for which an irrevocable notice of prepayment or redemption is required or the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries in connection with a Permitted Acquisition or permitted Investment, in each case, in connection with such Limited Condition Transaction) as if they had occurred at the beginning of the most recent test period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

(ii)                        For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated Total Assets or Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; provided that if such ratios or baskets improve as a result of such fluctuations, such improved ratios and/or baskets may be utilized. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires (or, if applicable, the irrevocable notice is terminated or expires or, as applicable, the offer in respect of a Public Offer for, such acquisition is terminated) without consummation of such Limited Condition Transaction, any such ratio or basket shall be tested by calculating the availability under such ratio or basket on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated (including any incurrence of Indebtedness and any associated Lien and the use of proceeds thereof; provided that Consolidated Interest Charges for purposes of the Interest Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Borrower in good faith).

(iii)                        In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default or Specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as no Default, Event of Default or Specified Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Transaction are entered into, irrevocable prepayment or redemption notices are provided to the applicable holders or a Public Offer is made, as applicable. For the avoidance of doubt, if the Borrower has exercised its option under this Section 1.12, and any Default, Event of Default or Specified Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such Default, Event of Default or specified Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

(m)               Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 10.

The Commitments and Credit Extensions

(a)                 The Initial Borrowings. (i) The Initial Term Borrowings. Subject to the terms and conditions set forth herein, each Initial Term Lender has severally agreed to make, on the Closing Date, a single loan in Dollars in an aggregate principal amount equal to its Initial Term Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Initial Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(ii)                        The Initial Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Initial Revolving Credit Lender severally agrees to make loans to the Borrower in Dollars or an Alternate Currency from time to time, on any Business Day until the Initial Revolver Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Initial Revolving Credit Commitment; provided that after giving effect to any Initial Revolving Credit Borrowing, (x) the Revolving Outstandings of any Lender under the Initial Revolving Credit Facility shall not exceed such Lender’s Initial Revolving Credit Commitment, and (y) the Total Revolving Outstandings with respect to the Initial Revolving Credit Facility shall not exceed the aggregate Initial Revolving Credit Commitments (in each case, taking the Dollar Equivalent of all amounts in an Alternate Currency). Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, (x) Revolving Credit Loans denominated in Dollars may consist of Base Rate Loans, Eurocurrency Rate Loans, or a combination thereof, and may be borrowed, paid, repaid and reborrowed and (y) Revolving Credit Loans denominated in an Alternate Currency shall consist of Eurocurrency Rate Loans, and may be borrowed, paid, repaid and reborrowed. All Initial Revolving Credit Loans will be made by all Initial Revolving Credit Lenders in accordance with their Pro Rata Share of the Initial Revolving Credit Facility until the Initial Revolver Maturity Date.

(iii)                        The Repatriation Bridge Borrowings. Subject to the terms and conditions set forth herein, each Repatriation Bridge Lender has severally agreed to make, on the Closing Date, a single loan in Dollars in an aggregate principal amount equal to its Repatriation Bridge Commitment. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed. Repatriation Bridge Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b)                Borrowings, Conversions and Continuations of Loans. (i) Each Term Borrowing, each Revolving Credit Borrowing, the borrowing of Repatriation Bridge Loans, each conversion of Term Loans, Repatriation Bridge Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed immediately by delivery to the Administrative Agent of a written Loan Notice, appropriately signed by a Responsible Officer of the Borrower. Each such Loan Notice must be received by the Administrative Agent not later than (i) 12:00 p.m. three Business Days prior to the requested date of any Borrowing of Eurocurrency Rate Revolving Credit Loans and Repatriation Bridge Loans, continuation of Eurocurrency Rate Revolving Credit Loans and Repatriation Bridge Loans or any conversion of Base Rate Revolving Credit Loans and Repatriation Bridge Loans to Eurocurrency Rate Revolving Credit Loans or Repatriation Bridge Loans, as applicable, denominated in Dollars, (ii) 12:00 p.m. three Business Days prior to the requested date of any Borrowing of Eurocurrency Rate Term Loans, continuation of Eurocurrency Rate Term Loans or any conversion of Base Rate Term Loans to Eurocurrency Rate Term Loans denominated in Dollars (provided that, in each cases of clauses (i) and (ii), if such Borrowing is an initial Credit Extension to be made on the Closing Date, notice must be received by the Administrative Agent not later than, in the case of Initial Term Loans, Revolving Credit Loans and Repatriation Bridge Loans, 1:00 p.m. one Business Day prior to the Closing Date), (iii) 12:00 p.m. four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing of Eurocurrency Rate Loans, continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans denominated in an Alternate Currency, and (iv) 12:00 p.m. on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of the Dollar Equivalent of $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or (x) €1,000,000 in the case of any Borrowing denominated in Euros, (y) £1,000,000 in the case of any Borrowing denominated in Pounds Sterling or (z) the Dollar Equivalent thereof in the case of any Borrowing denominated in any other Alternate Currency). Except as provided in Section 2.04(c)(i) and Section 2.05(c)(i), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a borrowing of Repatriation Bridge Loans, a conversion of Term Loans, Repatriation Bridge Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued (in Dollars or in an Alternate Currency), (iv) the Type of Loans to be borrowed or which existing Term Loans, Repatriation Bridge Loans or Revolving Credit Loans are to be converted, (v) whether such Borrowing will be made in Dollars or an Alternate Currency and (vi) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans, Repatriation Bridge Loans or Revolving Credit Loans shall be made as, or converted to a Eurocurrency Rate Loan with an Interest Period of one month (subject to the definition of Interest Period). Any such automatic conversion to Eurocurrency Rate Loans with an Interest Period of one month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding the foregoing each Revolving Credit Loan denominated in an Alternate Currency shall be a Eurocurrency Rate Loan.

(ii)                        Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Eurocurrency Rate Loans with an Interest Period of one month or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided that if, on the date the Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

(iii)                        Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.07 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.

(iv)                      The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(v)                         After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than 12 Interest Periods in effect with respect to Loans.

(vi)                        The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(c)                 [Reserved].

(d)                Letters of Credit.

(i)                        The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Initial Revolving Credit Lenders set forth in this Section 2.04, (1) from time to time on any Business Day until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or an Alternate Currency for the account of the Borrower and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.04(b), and (2) to honor drafts under the Letters of Credit; and (B) the Initial Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that no L/C Issuer shall be obligated to issue any commercial Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension or after giving effect thereto, (w) the Total Revolving Outstandings with respect to the Initial Revolving Credit Facility would exceed the aggregate Initial Revolving Credit Commitments, (x) the Revolving Outstandings of any Lender under the Initial Revolving Credit Facility would exceed such Lender’s Initial Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit or (z) the Outstanding Amount of the L/C Obligations with respect to Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Commitment (in each case, taking the Dollar Equivalent of all amounts in an Alternate Currency). Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)                         An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)               any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, such L/C Issuer in good faith deems material to it;

(B)               subject to Section 2.04(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless all Initial Revolving Credit Lenders (other than any Initial Revolving Credit Lender that is a Defaulting Lender) and such L/C Issuer have approved such expiry date;

(C)               the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all Initial Revolving Credit Lenders (other than any Initial Revolving Credit Lender that is a Defaulting Lender) and such L/C Issuer have approved such expiry date; or

(D)                the issuance of such Letter of Credit would violate any Laws or one or more policies of such L/C Issuer.

(iii)                       An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(ii)                        Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Application or other agreement submitted by the Borrower to, or entered into by the Borrower with the applicable L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be, or such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: the Letter of Credit to be amended; the proposed date of amendment thereof (which shall be a Business Day); the nature of the proposed amendment; and such other matters as the relevant L/C Issuer may reasonably request. No Letter of Credit, Letter of Credit Application or other document entered into by the Borrower with any L/C Issuer relating to any Letter of Credit shall contain any representations or warranties, covenants or events of default not set forth in this Agreement (and to the extent inconsistent herewith shall be rendered null and void (or reformed automatically without further action by any Person to conform to the terms of this Agreement), and if any Letter of Credit Application includes representations and warranties, covenants and/or events of default that do not contain the materiality qualifiers, exceptions or thresholds that are applicable to the analogous provisions of this Agreement or other Loan Documents, or are otherwise more restrictive, the relevant qualifiers, exceptions and thresholds contained herein shall be incorporated therein or, to the extent more restrictive, shall be deemed for purposes of such Letter of Credit Application to be the same as the analogous provisions herein.

(ii)                          Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the relevant L/C Issuer will provide the Administrative Agent with all information with respect to such Letter of Credit Application as reasonably requested by the Administrative Agent. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof (such confirmation to be promptly provided by the Administrative Agent), then, subject to the terms and conditions hereof, the relevant L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Initial Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii)                        If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.04(a)(ii) or otherwise), or (B) to the extent the face amount of the applicable Letter of Credit is increasing, it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Initial Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv)                         Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower (through the Administrative Agent) and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(iii)                       Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall examine such documents within the period stipulated by terms and conditions of Letter of Credit. After such examination, the relevant L/C Issuer shall notify the Borrower (through the Administrative Agent) and the Administrative Agent thereof. Not later than 3:00 p.m. on the date of any payment by the relevant L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in Dollars or the applicable Alternate Currency; provided that if notice of such drawing is not provided to the Borrower prior to 12:00 noon on the Honor Date, then the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in Dollars on the next succeeding Business Day and such extension of time shall be reflected in computing fees in respect of any such Letter of Credit. If the Borrower fails to so reimburse the relevant L/C Issuer by such time, the Administrative Agent shall promptly notify each Initial Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Initial Revolving Credit Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested an Initial Revolving Credit Borrowing of (x) in the case of a Letter of Credit denominated in Dollars, a Base Rate Loan denominated in Dollars in an equivalent amount and (y) in the case of a Letter of Credit denominated in an Alternate Currency, a Eurocurrency Rate Loan denominated in such Alternate Currency to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(a) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Initial Revolving Credit Commitments. Any notice given by the relevant L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                         Each Initial Revolving Credit Lender (including the Lender acting as the relevant L/C Issuer) shall upon any notice pursuant to Section 2.04(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent (if such notice is provided to the Initial Revolving Credit Lenders prior to 11:00 a.m. on such date, and otherwise, by no later than two hours after receipt of such notice), whereupon, subject to the provisions of Section 2.04(c)(ii), each Initial Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer in Dollars.

(iii)                        With respect to any Unreimbursed Amount that is not fully refinanced by an Initial Revolving Credit Borrowing of Base Rate Loans, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Initial Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.04(c)(i) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

(iv)                       Until each Initial Revolving Credit Lender funds its Initial Revolving Credit Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

(v)                        Each Initial Revolving Credit Lender’s obligation to make Initial Revolving Credit Loans or L/C Advances to reimburse the relevant L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; it being agreed that each Initial Revolving Credit Lender’s obligation to make Initial Revolving Credit Loans pursuant to this Section 2.04(c) shall not be subject to the conditions set forth in Section 4.02. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)                        If any Initial Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. If such Lender pays such amount (with interest as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the relevant L/C Issuer submitted to any Initial Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.04(c)(vi) shall be conclusive absent manifest error.

(iv)                       Repayment of Participations. (i) If, at any time after the relevant L/C Issuer has made a payment under any Letter of Credit and has received from any Initial Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c)(i), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in Dollars or Alternate Currency and in the same funds as those received by the Administrative Agent.

(ii)                          If any payment received by the Administrative Agent for the account of relevant L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Initial Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

(v)                         Obligations Absolute. The obligation of the Borrower to reimburse any L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                          any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document, or any term or provision therein;

(ii)                       the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                       any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                       any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)                        any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or

(vi)                       any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder;

Article V.            Neither the Administrative Agent, the Lenders nor the L/C Issuer, nor any of their Agent-Related Persons, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant L/C Issuer; provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction). The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the relevant L/C Issuer.

(vi)                        Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of such L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under this Agreement or any other agreement. None of any L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of such L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.04(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against any L/C Issuer, and any L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to special, indirect, consequential or punitive damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (as finally determined by a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, the relevant L/C Issuer may accept documents that appear on their face to be in order without responsibility for further investigation, regardless of any notice or information to the contrary, and the relevant L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(vii)                       Cash Collateral. Upon the request of the Administrative Agent or the relevant L/C Issuer, (i) if the relevant L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall, within three Business Days, Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be) or, in the case of clause (ii), provide a back-to-back letter of credit in a face amount at least equal to the then undrawn amount of such Letter of Credit from an issuer and in form and substance reasonably satisfactory to the relevant L/C Issuer. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Cash Collateral shall be maintained in a Cash Collateral Account. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than rights or claims of the Administrative Agent arising by operation of law or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of (A) such aggregate Outstanding Amount over (B) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the aggregate Outstanding Amount of all L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower.

(viii)                     Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the relevant L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit and on an exception basis only, shall apply to certain standby Letters of Credit as may be required by local law or statute.

(ix)                        Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Initial Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee (each an “L/C Fee”) for each Letter of Credit issued for the account of the Borrower equal to the Applicable Margin times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December that occurs after the first full fiscal quarter in which the Amendment No. 2 Effective Date occurs, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(x)                          Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer for the account of the Borrower in an amount equal to a percentage to that may be agreed by the Borrower and such L/C Issuer (but in any case not to exceed 0.125% per annum) of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five Business Days of demand and are nonrefundable.

(xi)                       Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(xii)                      Defaulting Lenders. This Section 2.04 shall be subject to the applicable provisions of Section 2.17 in the event any Initial Revolving Credit Lender becomes a Defaulting Lender.

(xiii)                      Provisions Related to Extended Revolving Credit Commitments. If the maturity date in respect of any tranche of Initial Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Credit Commitments in respect of which the maturity date shall not have occurred are then in effect and which the Revolving Credit Lenders thereunder have agreed to participate in the L/C Obligations, (x) the outstanding Initial Revolving Credit Loans shall be repaid pursuant to Section 2.09 on such maturity date to the extent and in an amount sufficient to permit the reallocation of the Outstanding Amount of L/C Obligations relating to the outstanding Letters of Credit contemplated by clause (y) below and (y) such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make payments in respect thereof pursuant to Section 2.04(c)) under (and ratably participated in by the applicable Revolving Credit Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the Revolving Credit Commitments in respect of such nonterminating tranches at such time (it being understood that the participations therein of Initial Revolving Credit Lenders under the maturing tranche shall be correspondingly released and no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), but without limiting the obligations with respect thereto, the Borrower shall provide a backstop letter of credit or Cash Collateral with respect to any such Letter of Credit in a manner reasonably satisfactory to the applicable L/C Issuer. If, for any reason, such backstop letter of credit or Cash Collateral is not provided, or the reallocation does not occur, the Initial Revolving Credit Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit; provided that, notwithstanding anything to the contrary contained herein, upon any subsequent repayment of the Initial Revolving Credit Loans, the reallocation set forth in clause (i) shall automatically and concurrently occur to the extent of such repayment (it being understood that no partial face amount of any Letter of Credit may be so reallocated). Except to the extent of reallocations of participations pursuant to clause (i) of this Section 2.04(m), the occurrence of a maturity date with respect to the Initial Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Initial Revolving Credit Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of the Initial Revolving Credit Commitments, the Letter of Credit Sublimit under any tranche of Revolving Credit Commitments that has not so then matured shall be as agreed by the Borrower with such Revolving Credit Lenders; provided that in no event shall such sublimit be less than the sum of (x) the Outstanding Amount of L/C Obligations with respect to the Revolving Credit Lenders under such extended tranche immediately prior to such maturity date and (y) the face amount of the Letters of Credit reallocated to such tranche of Revolving Credit Commitments pursuant to clause (i) of this Section 2.04(m) (assuming Initial Revolving Credit Loans are repaid in accordance with clause (i)(x)).

(xiv)                     L/C Issuer Reports to the Administrative Agent.  Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, on a monthly basis and when requested by the Administrative Agent, in addition to its notification obligations set forth elsewhere in this Section 2.04, provide the Administrative Agent a Letter of Credit Report, as follows: (i) reasonably prior to the time that such L/C Issuer issues, amends, increases or decreases a Letter of Credit, the date of such issuance, amendment, increase or decrease and the stated amount of the Letters of Credit issued by such L/C Issuer after giving effect to such issuance or amendment (and whether the amounts thereof shall have changed); (ii) on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment; (iii) on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment; (iv) on any Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and (v) for so long as any Letter of Credit issued by such L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar quarter, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

(e)                 Swing Line Loans.

(i)                        The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day until the Initial Revolver Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided that after giving effect to any Swing Line Loan, (x) the aggregate principal amount of outstanding Swing Line Loans made by the Swing Line Lender shall not exceed such Swing Line Lender’s Swing Line Commitment, (y) the Total Revolving Outstandings with respect to the Initial Revolving Credit Facility shall not exceed the aggregate Initial Revolving Credit Commitments and (z) the Revolving Outstandings of any Lender under the Initial Revolving Credit Facility shall not exceed such Lender’s Revolving Credit Commitment (in each case, taking the Dollar Equivalent of all amounts in an Alternate Currency); provided, further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.05, prepay under Section 2.06 and reborrow under this Section 2.05. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Initial Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(ii)                        Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each telephonic notice by the Borrower pursuant to this Section 2.05 must be confirmed immediately by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date or such later time on the requested borrowing date as may be approved by the Swing Line Lender in its sole discretion, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Initial Revolving Credit Lender) prior to 3:30 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the provisos to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of their Swing Line Loan available to the Borrower.

(iii)                       Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Initial Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02(a), without regard to the minimum and multiples specified therein for the principal amount of the Base Rate Loans nor the satisfaction of the conditions set forth in Section 4.02, but subject to the unutilized portion of the Initial Revolving Credit Facility. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Initial Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice (if such notice is provided to the Initial Revolving Credit Lenders prior to 11:00 a.m. on such date, and otherwise by no later than two hours after receipt of such notice), whereupon, subject to Section 2.05(c)(ii), each Initial Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)                        If for any reason any Swing Line Loan cannot be refinanced by such an Initial Revolving Credit Borrowing in accordance with Section 2.05(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Initial Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Initial Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.

(iii)                       If any Initial Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)                       Each Initial Revolving Credit Lender’s obligation to make Initial Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; it being understood and agreed that each Initial Revolving Credit Lender’s obligation to make Initial Revolving Credit Loans pursuant to this Section 2.05(c) shall not be subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(iv)                       Repayment of Participations. (i) At any time after any Initial Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment in the same funds as those received by the Swing Line Lender.

(ii)                        If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Initial Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(v)                        Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Initial Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.05 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(vi)                       Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to each Swing Line Lender.

(vii)                      Defaulting Lenders. This Section 2.05 shall be subject to the applicable provisions of Section 2.17 in the event any Initial Revolving Credit Lender becomes a Defaulting Lender.

(viii)                     Provisions Related to Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any Initial Revolving Credit Commitments at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of such maturity date); provided that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Initial Revolving Credit Loans and any reallocation of participating interests as contemplated in Section 2.04(m)) there shall exist sufficient unutilized Extended Revolving Credit Commitments with Revolving Credit Lenders that have agreed to participate in the Swing Line Loans so that the respective outstanding Swing Line Loans could be incurred pursuant to such Extended Revolving Credit Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swing Line Loans and the same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Credit Commitments, and such Swing Line Loans shall not be so required to be repaid in full on such earliest maturity date.

(f)                  Prepayments. (i) Optional. (i) The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time, voluntarily prepay the Term Loans of any Class, Repatriation Bridge Loans of any Class and/or Revolving Credit Loans of any Class in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Revolving Credit Loans or Repatriation Bridge Loans, as applicable, denominated in Dollars, (2) three Business Days prior to any date of prepayment of Eurocurrency Rate Term Loans, denominated in Dollars, (3) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to any date of prepayment of Eurocurrency Rate Loans denominated in an Alternate Currency and (4) on the date of prepayment of Base Rate Loans; (B)) any prepayment of Eurocurrency Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, the same numerical number with respect to the applicable Alternate Currency in the case of any prepayment of Loans denominated in an Alternate Currency) or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.07. Each prepayment of the Loans pursuant to this Section 2.06(a) shall be applied among the Facilities, Classes and/or Class in such amounts as the Borrower may direct in its sole discretion; provided that any such prepayment of any Class of Term Loans shall be applied against the then remaining scheduled amortization payments under the Term Loans in order of their maturities. Each prepayment in respect of a particular Facility shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.

(ii)                         [Reserved].

(iii)                        The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the date of the prepayment, (B) any such prepayment shall be in a minimum principal amount of the lesser of $100,000 and the total principal amount of the Swing Line Loans then outstanding and (C) any such prepayment shall be applied to the outstanding Swing Line Loans held by the Swing Line Lender. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iv)                        Notwithstanding anything to the contrary contained in this Agreement, any notice of prepayment under Section 2.06(a)(i) or 2.06(a)(iii) may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(v)                         [Reserved].

(vi)                        In the event that, prior to the date that is six (6) months after the Amendment No. ~~1~~4 Effective Date, the Borrower (x) prepays, repays, refinances, substitutes or replaces any Initial Term Loans in connection with a Repricing Event (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.06(b)(ii) that constitutes a Repricing Event) or (y) effects any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Event, the Borrower shall pay to the Administrative Agent for the ratable account of each of the applicable Lenders, (I) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, repaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans that are the subject of such Repricing Event outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Event; provided, however, that for the avoidance of doubt, in the case of the exercise by the Borrower of its rights under Section 11.01(f) in connection with a Repricing Event effected through an amendment, the prepayment premium described in the immediately preceding clause (I) shall be payable to any Lender replaced or repaid pursuant to Section 11.01(f) (and not any Person who replaces such Lender) in respect of the Initial Term Loans assigned pursuant to Section 11.01(f) immediately prior to such Repricing Event.

(ii)                        Mandatory.

(i)                        (A) If any Prepayment Asset Sale occurs or any Casualty Event occurs, which in the aggregate results in the realization or receipt by any Restricted Company of Net Cash Proceeds, the Borrower shall cause to be prepaid on or prior to the date which is ten Business Days after the date of the realization or receipt of such Net Cash Proceeds an aggregate principal amount of Initial Term Loans in an amount equal to the Asset Sale Percentage of all Net Cash Proceeds received (the “Applicable Asset Sale Proceeds”); provided that (x) no such prepayment shall be required pursuant to this Section 2.06(b)(i)(A) if, on or prior to such date, the Borrower shall have given written notice to the Administrative Agent of its intention to reinvest all or a portion of such Net Cash Proceeds in accordance with Section 2.06(b)(i)(B) (which election may only be made if no Specified Event of Default has occurred and is then continuing) and (y) if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase any Indebtedness outstanding at such time that is secured by a Lien on the Collateral ranking pari passu with the Lien securing the Initial Term Loans pursuant to the terms of the documentation governing such Indebtedness with the Net Cash Proceeds of such Disposition or Casualty Event (such Indebtedness required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower, at its election, may apply the Applicable Asset Sale Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time) and the remaining Net Cash Proceeds so received to the prepayment of such Other Applicable Indebtedness; provided, further, that (x) the portion of the Applicable Asset Sale Proceeds (but not the other Net Cash Proceeds received) allocated to the Other Applicable Indebtedness shall not exceed the amount of Applicable Asset Sale Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Initial Term Loans in accordance with the terms hereof to the prepayment of the Initial Term Loans and the amount of prepayment of the Initial Term Loans that would have otherwise been required pursuant to this Section 2.06(b)(i) shall be reduced accordingly and (y) to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Initial Term Loans in accordance with the terms hereof;

(B)               With respect to any Net Cash Proceeds realized or received with respect to any Disposition or any Casualty Event required to be applied in accordance with Section 2.06(b)(i)(A), at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in the acquisition, improvement or maintenance of assets useful in the operations of the Restricted Companies within (x) 12 months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a contract to reinvest such Net Cash Proceeds within such 12 month period following receipt thereof, 18 months following receipt of such Net Cash Proceeds; provided that if any Net Cash Proceeds are no longer intended to be so reinvested at any time after delivery of a notice of reinvestment election or are not so reinvested during such 12 month period or 18 month period, as applicable, an amount equal to any such Net Cash Proceeds shall within ten Business Days be applied to the prepayment of the Initial Term Loans as set forth in this Section 2.06.

(ii)                          If any Restricted Company incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03 (other than Refinancing Indebtedness which shall be treated in accordance with Section 2.19), the Borrower shall cause to be prepaid an aggregate principal amount of Initial Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five Business Days after the receipt of such Net Cash Proceeds.

(iii)                        Within ten Business Days after financial statements have been or are required to be delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been or is required to be delivered pursuant to Section 6.02(a) for the relevant Excess Cash Flow Period, the Borrower shall cause to be prepaid an aggregate principal amount of the Initial Term Loans and any other Term Loans then subject to ratable prepayment requirements in accordance with Section 2.06(b)(iv) in an amount equal to the Excess Cash Flow Percentage of Excess Cash Flow, if any, for the Excess Cash Flow Period covered by such financial statements minus the sum of the amount of any voluntary prepayments of the Term Loans, Repatriation Bridge Loans and any other prepayments of Incremental Equivalent Debt and/or other Indebtedness secured by Liens on the Collateral on a pari passu or senior basis with the Liens on the Collateral securing the Initial Term Loans during the Excess Cash Flow Period covered by such financial statements and after the end of such Excess Cash Flow Period and prior to the payment date (including in connection with debt buybacks made by the Borrower in an amount equal to the discounted amount actually paid in respect thereof pursuant to Section 2.06(d), Section 2.07 of the Guaranty Agreement and/or otherwise, and/or the application of yank-a-bank provisions that result in a reduction of such Loans) and solely to the extent the Revolving Credit Commitments (or revolving commitments, as applicable) are reduced in connection therewith (and solely to the extent of the amount of such reduction), the amount of any prepayments of the Revolving Credit Loans and/or other revolving indebtedness secured by Liens on the Collateral on a pari passu or senior basis to the Liens on the Collateral securing the Initial Term Loans during the Excess Cash Flow Period covered by such financial statements and after the end of such Excess Cash Flow Period and prior to the payment date, except, in the case of each of clause (1) and (2), to the extent such prepayments were financed with the proceeds of long-term Indebtedness (other than revolving debt) (the amount of Excess Cash Flow required to be prepaid hereunder, the “Applicable ECF Proceeds”); provided that, (x) if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase any Other Applicable Indebtedness, then the Borrower, at its election, may apply the Applicable ECF Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time) and the remaining Excess Cash Flow so received to the prepayment of such Other Applicable Indebtedness, (y) the portion of the Applicable ECF Proceeds allocated to the Other Applicable Indebtedness shall not exceed the Applicable ECF Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Excess Cash Flow shall be allocated to the Initial Term Loans and the amount of prepayment of the Initial Term Loans that would have otherwise been required pursuant to this Section 2.06(b)(iii) shall be reduced accordingly and (z) such Applicable ECF Proceeds (calculated without giving effect to clause (x) above) shall only be required to be prepaid under this Section 2.06(b)(iii) if, and to the extent, in excess of the Excess Cash Flow Threshold (and will only require the prepayment of the Applicable ECF Proceeds in excess of such Excess Cash Flow Threshold).

(iv)                        Except as otherwise provided in any Incremental Joinder, Refinancing Amendment or Extension Amendment, in each case with respect to the Class or Classes of Term Loans covered thereby, each prepayment of Term Loans pursuant to this Section 2.06(b) shall be applied in a manner as directed by the Borrower among any Class or Classes of Term Loans, and without any such direction, ratably to each Class of the Term Loans (based on the amount of outstanding principal) and in direct order of maturities to the principal repayment installments of the Term Loans that are due after the date of such prepayment; provided that, the Borrower may not direct any mandatory prepayments under one Class or Classes of Term Loans to a later maturing Class or Classes of Term Loans without at least a pro rata repayment of any related earlier maturing Class or Classes.

(v)                         The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Initial Term Loans required to be made pursuant to clauses (i), (ii) and (iii) of this Section 2.06(b) at least (A) in the case of the prepayment of Initial Term Loans which are Base Rate Loans, one Business Day and (B) in the case of prepayments of Initial Term Loans which are Eurocurrency Rate Loans, three Business Days, in each case prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.

(vi)                         In the event that on any Revaluation Date (after giving effect to the determination of the Total Revolving Outstandings with respect to the applicable Revolving Credit Facility) the Total Revolving Outstandings with respect to such Revolving Credit Facility exceeds an amount equal to 105% of the total Revolving Credit Commitments under such Revolving Credit Facility, the Borrower shall, within two Business Days of receipt of notice from the Administrative Agent, prepay the Revolving Credit Loans or Swing Line Loans and/or reduce L/C Obligations (in each case, taking the Dollar Equivalent of any amounts in an Alternate Currency), in an aggregate amount sufficient to reduce such Total Revolving Outstandings as of the date of such payment to an amount not to exceed 100% of the total Revolving Credit Commitment then in effect with respect to such Revolving Credit Facility by taking any of the following actions as it shall determine at its sole discretion: (I) prepayment of Revolving Credit Loans or Swing Line Loans in accordance with Section 2.06, (II) with respect to such excess L/C Obligations, deposit of Cash in a Cash Collateral Account or “backstopping” or replacement of such Letters of Credit, in each case, in an amount equal to 100% of such excess L/C Obligations (minus the amount then on deposit in the Cash Collateral Account).

(vii)                       [Reserved].

(viii)                      Notwithstanding any other provisions of Section 2.06(b), to the extent any prepayment otherwise required by the realization or receipt of any or all of the Net Cash Proceeds of any Disposition of property or assets by a Non-U.S. Subsidiary (or any of their Subsidiaries) (a “Foreign Asset Sale”), the Net Cash Proceeds of any Casualty Event realized or received by a Non-U.S. Subsidiary (or any of its Subsidiaries) (a “Foreign Recovery Event”), or Excess Cash Flow attributable to Non-U.S. Subsidiaries (or any of their Subsidiaries) (a “Foreign Cash Sweep”) would result in material and adverse Tax consequences to the Borrower or its direct or indirect owners or Subsidiaries as reasonably determined by the Borrower or is prohibited or delayed by any applicable Law (including, without limitation, capital maintenance, financial assistance, corporate benefit or other restrictions (including as to lack of distributable reserves) on up streaming of cash intragroup and the fiduciary and statutory duties of the management of the relevant members of the relevant Non-U.S. Subsidiary or any of its Subsidiaries giving rise to any risk of personal liability, including any civil or criminal liability) or other material agreements from being repatriated to or passed on to or used for the benefit of the Borrower, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to prepay the Initial Term Loans at the times provided in Section 2.06(b) but may be retained by the applicable Non-U.S. Subsidiary or any of its Subsidiaries so long, but only so long, as such material and adverse Tax consequences would so result or the applicable Law or material agreement will not permit repatriation or the passing on to or otherwise using for the benefit of the Borrower, as applicable (the Borrower hereby agreeing to use (or cause the applicable Non-U.S. Subsidiary or its applicable Subsidiary to use) all commercially reasonable efforts for one year to promptly overcome or eliminate any such restrictions on repatriation, passing on or other use for the benefit of the Borrower and/or use the other cash sources of the Borrower and the Restricted Subsidiaries to make the relevant prepayment) and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable Law, such repatriation will be promptly effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be applied promptly (and in any event not later than two Business Days after such repatriation) (net of additional Taxes payable or reserved against as a result thereof) to the prepayment of the Initial Term Loans pursuant to Section 2.06(b). For the avoidance of doubt, notwithstanding any other provisions of Section 2.06(b) , any prepayment required as a result of a Foreign Asset Sale, Foreign Recovery Event or Foreign Cash Sweep (whether or not subject to the other terms of this Section 2.06(b)(viii)) shall be net of additional Taxes payable or reserved against as a result of such prepayment.

(ix)                         Notwithstanding the foregoing or any other provision in this Agreement, each Term Lender shall have the right to reject its applicable percentage of any repayment or prepayment of the Term Loans pursuant to Section 2.06(b) (each such Lender, a “Rejecting Lender”), in which case the amounts so rejected may be retained by the Borrower (the aggregate amount of such proceeds so rejected as of any date of determination, the “Declined Proceeds”).

(iii)                         Funding Losses, Etc. All prepayments under this Section 2.06 shall be made together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.07. Notwithstanding any of the other provisions of Section 2.06(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under Section 2.06(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.06(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with Section 2.06(b).

(iv)                        Discounted Voluntary Prepayments.

(i)                           Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, the Borrower shall have the right at any time and from time to time to prepay one or more Classes of Term Loans to the Lenders at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.06(d), provided that (A) no proceeds from Revolving Credit Loans shall be used to consummate any such Discounted Voluntary Prepayment, (B) any Discounted Voluntary Prepayment shall be offered to all Term Lenders of such Class on a pro rata basis, (C) after giving effect to the Discounted Voluntary Prepayment, the aggregate Outstanding Amount of all Term Loans that are held by Sponsor Affiliated Lenders (other than Affiliated Debt Funds) shall not exceed 25.0% of the aggregate Outstanding Amount of the Term Loans then outstanding and (D) the Borrower shall deliver to the Administrative Agent, together with each Discounted Prepayment Option Notice, a certificate of a Responsible Officer of the Borrower (1) stating that no Specified Event of Default has occurred and is continuing or would result from such Discounted Voluntary Prepayment, (2) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.06(d) has been satisfied and (3) specifying the aggregate principal amount of Term Loans of any Class offered to be prepaid pursuant to such Discounted Voluntary Prepayment.

(ii)                         To the extent the Borrower seeks to make a Discounted Voluntary Prepayment, the Borrower will provide written notice to the Administrative Agent substantially in the form of Exhibit I-1 hereto (each, a “Discounted Prepayment Option Notice”) that the Borrower desires to prepay Term Loans of one or more specified Classes in an aggregate principal amount specified therein by the Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Loans as specified below. The Proposed Discounted Prepayment Amount of any Loans shall not be less than $5,000,000 (or, the same numerical number with respect to the applicable Alternate Currency in the case any Loans denominated in an Alternate Currency). The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (A) the Proposed Discounted Prepayment Amount for Loans to be prepaid, (B) a discount range (which may be a single percentage) selected by the Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Loans to be prepaid (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least three (3) Business Days from and including the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(iii)                        Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit I-2 hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the Term Loans to be prepaid held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Term Loans to be prepaid specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Borrower, shall determine the applicable discount for such Term Loans to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrower if the Borrower has selected a single percentage pursuant to Section 2.06(d)(ii)) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the Outstanding Amount of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans. Any Lender with outstanding Term Loans to be prepaid whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.

(iv)                       The Borrower shall make a Discounted Voluntary Prepayment by prepaying those Term Loans to be prepaid (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay all Qualifying Loans.

(v)                        Each Discounted Voluntary Prepayment shall be made within five (5) Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 3.04), upon irrevocable notice substantially in the form of Exhibit I-3 hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 p.m., New York City time, three (3) Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. The par principal amount of each Discounted Voluntary Prepayment of a Term Loan shall be applied ratably to reduce the remaining installments of such Class of Term Loans (as applicable).

(vi)                        To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.06(d)(ii) above) established by the Administrative Agent and the Borrower, each acting reasonably.

(vii)                       Prior to the delivery of a Discounted Voluntary Prepayment Notice, (A) upon written notice to the Administrative Agent, the Borrower may withdraw or modify its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) no Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice unless the terms of such proposed Discounted Voluntary Prepayment have been modified by the Borrower after the date of such Lender Participation Notice.

(viii)                      Nothing in this Section 2.06(d) shall require the Borrower to undertake any Discounted Voluntary Prepayment.

(ix)                        Notwithstanding anything herein to the contrary, the Administrative Agent shall be under no obligation to act as manager for any Discounted Voluntary Prepayment.

(g)                Termination or Reduction of Commitments. (i) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the aggregate Revolving Credit Commitments, or from time to time permanently reduce the Aggregate Revolving Credit Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount (A) of $500,000 or any whole multiple of $100,000 in excess thereof or (B) equal to the Aggregate Revolving Credit Commitments, at such time, (iii) if, after giving effect to any reduction of the Aggregate Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess and (iv) the Borrower may not reduce Revolving Credit Commitments under one Class prior to any reduction under an earlier maturing Class of Revolving Credit Commitments. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of reduction or termination of the Aggregate Revolving Credit Commitments if such reduction or termination would have resulted from a refinancing of all or any part of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

(c)                        Mandatory. The Initial Term Commitment of each Initial Term Lender shall be automatically and permanently reduced to $0 on the Closing Date upon the making of the Initial Term Loans in accordance with Section 2.01. The Revolving Credit Commitments shall be automatically and permanently reduced to $0 on the Initial Revolver Maturity Date applicable to such Class. The Repatriation Bridge Commitment of each Repatriation Bridge Lender shall be automatically and permanently reduced to $0 on the Closing Date upon the making of the Repatriation Bridge Loans in accordance with Section 2.01. The Repatriation Bridge Commitment of each Repatriation Bridge Lender shall be automatically and permanently reduced to $0 on the Closing Date upon the making of the Repatriation Bridge Loans in accordance with Section 2.01.

(ii)                         Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class or Class under this Section 2.07. Upon any reduction of unused Commitments of any Class or Class, the Commitment of each Lender of such Class or Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.09). All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

(h)                Repayment of Loans.

(i)                        Repatriation Bridge Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Repatriation Bridge Lenders on the Repatriation Bridge Loan Maturity Date, an aggregate amount equal to the aggregate principal amount of all Repatriation Bridge Loans outstanding on such date.

(ii)                        Initial Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Initial Term Lenders: (A) on or prior to the last day of each March, June, September and December that occurs prior to the Amendment No. 1 Effective Date, an aggregate amount equal to 0.25% of the initial aggregate principal amount of all Initial Term Loans made on the Closing Date, with the first such payment to be made on the last day of the fifth full fiscal quarter ending after the Closing Date, (B) on or prior to the last day of each March, June, September and December that occurs prior to the ~~Initial Term Loan Maturity~~Amendment No. 4 Effective Date, an aggregate amount equal to 0.25% of the initial aggregate principal amount of all Initial Term Loans on the Amendment No. 1 Effective Date, with the first such payment to be made on the last day of the first full fiscal quarter ending after the Amendment No. 1 Effective Date; provided that if the Amendment No. 3 Funding Date occurs, after the funding of the 2020 Incremental Term Loans, the Administrative Agent shall be authorized to increase the total amount of amortization to account for the inclusion of the 2020 Incremental Term Loans in the Initial Term Loans such that the 2020 Incremental Term Loans will be fungible with the then-existing Initial Term Loans ~~and~~, (C) on or prior to the last day of each March, June, September and December that occurs prior to the Initial Term Loan Maturity Date, an aggregate amount equal to 0.25% of the initial aggregate principal amount of all Initial Term Loans on the Amendment No. 4 Effective Date, with the first such payment to be made on the last day of the first full fiscal quarter ending after the Amendment No. 4 Effective Date and (D) on the Initial Term Loan Maturity Date, an aggregate amount equal to the aggregate principal amount of all Initial Term Loans outstanding on such date.

(iii)                        Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the applicable Revolving Credit Lenders of any Class on the Maturity Date applicable to such Class of the aggregate principal amount of all of its Revolving Credit Loans of such Class outstanding on such date.

(iv)                        Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date that is ten (10) Business Days after such Loan is made and (ii) the Initial Revolver Maturity Date.

(i)                  Interest. (i) Subject to the provisions of Section 2.09(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Loan Notice plus the Applicable Margin, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin, and (iii) each Swing Line Loan denominated in Dollars shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Initial Revolving Credit Loans, or at such other rates as may be agreed between the Borrower and the Swing Line Lender.

(ii)                        While any Specified Event of Default exists, the Borrower shall pay interest on all overdue Obligations hereunder (regarding which all applicable grace periods set forth in Section 8.01 have expired) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(iii)                       Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(j)                  Fees. In addition to certain fees described in Section 2.04(i) and 2.04(j):

(i)                        [Reserved].

(ii)                      Commitment Fee for Initial Revolving Credit Commitments. The Borrower shall pay to the Administrative Agent a commitment fee (the “Commitment Fee”) for the account of each Initial Revolving Credit Lender (other than any Defaulting Lender) in accordance with its Pro Rata Share of the Initial Revolving Credit Facility, in Dollars equal to the Applicable Margin times the actual daily amount by which the aggregate Initial Revolving Credit Commitments exceed the sum of (A) the Outstanding Amount of Initial Revolving Credit Loans, and (B) the Outstanding Amount of L/C Obligations. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Initial Revolving Credit Commitments for purposes of determining the Commitment Fee. The Commitment Fee shall accrue at all times from the Amendment No. 2 Effective Date until the date on which the aggregate Initial Revolving Credit Commitments have terminated, the Outstanding Amounts on all Initial Revolving Credit Loans and the Swing Line Loans have been paid and the Outstanding Amounts on all L/C Obligations have been paid or Cash Collateralized (the “Initial Revolving Termination Date”), including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Amendment No. 2 Effective Date, and on the Initial Revolving Termination Date. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(iii)                        Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

(k)                Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(l)                  Evidence of Indebtedness. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender and its registered assigns, which shall evidence such Lender’s Loans to the Borrower. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(m)               Payments Generally. (i) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. (or, in the case of Section 2.06(a)(iii), 3:00 p.m.) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (or, in the case of Section 2.06(a)(iii), 3:00 p.m.) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(ii)                       Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i)                        if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Overnight Rate; and

(ii)                        if any Lender failed to make such payment with respect to any Borrowing, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Overnight Rate. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.13(b) shall be conclusive, absent manifest error.

(iii)                        If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(iv)                       The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(v)                       Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(vi)                        Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (i) the Outstanding Amount of all Loans outstanding at such time and (ii) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

(vii)                        If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.04(d), 2.05(c) or 9.07 (or if the Borrower shall have paid any amount or posted any cash collateral in respect of such Lender’s Pro Rata Share of Swing Line Obligations or L/C Obligations pursuant to Section 2.17(c)(ii)), then notwithstanding any contrary provision hereof, with respect to any amounts thereafter received by the Administrative Agent for the account of such Lender, the Administrative Agent (i) shall apply such amounts (A) first, for the benefit of the Administrative Agent, the Swing Line Lender or the L/C Issuer to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and (B) second, unless an Event of Default has occurred and is continuing, to reimburse the Borrower for any cash collateral posted by the Borrower until the Borrower is fully reimbursed, and (ii) thereafter, may, in its sole discretion, hold any such remaining amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; provided any amounts held pursuant to clause (ii) hereof shall be released to such Lender upon the earlier of (x) the date on which any of the actions described in Section 8.02(a) or 8.02(b) or the proviso to Section 8.02 shall have been taken or occurred and (y) the Initial Revolver Maturity Date.

(n)                Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (i) notify the Administrative Agent of such fact, and (ii) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.14 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.14 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

(o)                Permitted Exchange.

(i)                        Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Exchange Offer”) made from time to time by the Borrower to all Lenders (other than, with respect to any Permitted Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)) with outstanding Term Loans of a particular Class, the Borrower may from time to time consummate one or more exchanges of such Term Loans for Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) and/or Equity Interests (such Indebtedness and/or Equity Interests, “Permitted Exchange Securities” and each such exchange, a “Permitted Exchange”), so long as the following conditions are satisfied:

(i)                        each such Permitted Exchange Offer shall be made on a pro rata basis to the Term Lenders (other than, (x) with respect to any Permitted Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act) or (y) any Lender that, if requested by the Borrower, is unable to certify that it can receive the type of Permitted Exchange Securities being offered in connection with such Permitted Exchange) of each applicable Class based on their respective aggregate principal amounts of outstanding Term Loans under each such Class;

(ii)                        the aggregate principal amount (which, in the case of Qualified Equity Interests, shall be disregarded in such calculation) of such Permitted Exchange Securities shall not exceed the aggregate principal amount (calculated on the face amount thereof) of Term Loans so refinanced, except by an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Permitted Exchange;

(iii)                        the stated final maturity of such Permitted Exchange Securities constituting Indebtedness is not earlier than the latest Maturity Date for the Class or Classes of Term Loans being exchanged, and such stated final maturity is not subject to any conditions that could result in such stated final maturity occurring on a date that precedes such latest maturity date (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Permitted Exchange Securities upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof);

(iv)                        such Permitted Exchange Securities are not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition) prior to the latest Maturity Date for the Class or Classes of Term Loans being exchanged, provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated, including scheduled offers to repurchase) of such Permitted Exchange Securities shall be permitted so long as the Weighted Average Life to Maturity of such Indebtedness shall be longer than the remaining Weighted Average Life to Maturity of the Class or Classes of Term Loans being exchanged;

(v)                       no Restricted Subsidiary is a guarantor with respect to such Indebtedness unless such Restricted Subsidiary is or substantially concurrently becomes a Loan Party and the borrower or issuer of such Indebtedness shall be the Borrower;

(vi)                        if such Permitted Exchange Securities are secured, such Permitted Exchange Securities are secured on a pari passu basis or junior priority basis to the Term Loans that are being exchanged (A) and such Permitted Exchange Securities are not secured by any assets not securing the Obligations unless such assets substantially concurrently secure the Obligations and (B) the beneficiaries thereof (or an agent on their behalf) shall have become party to an Acceptable Intercreditor Agreement;

(vii)                        the terms and conditions of such Permitted Exchange Securities (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Class or Classes of Term Loans being exchanged) reflect market terms and conditions at the time of incurrence or issuance; provided that if such Permitted Exchange Securities contain any financial maintenance covenants, such covenants shall not be more restrictive than (or in addition to) those contained in this Agreement (unless such covenants are also added for the benefit of the Lenders under this Agreement, which amendment to add such covenants to this Agreement shall not require the consent of any Lender or the Administrative Agent);

(viii)                        all Term Loans exchanged under each applicable Class by the Borrower pursuant to any Permitted Exchange shall automatically be cancelled and retired by the Borrower on date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Exchange to the Borrower for immediate cancellation), and accrued and unpaid interest on such Term Loans shall be paid to the exchanging Lenders on the date of consummation of such Permitted Exchange, or, if agreed to by the Borrower and the Administrative Agent, the next scheduled Interest Payment Date with respect to such Term Loans (with such interest accruing until the date of consummation of such Permitted Exchange);

(ix)                        if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Exchange Offer, then the Borrower shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or, if such Permitted Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the Borrower pursuant to such Permitted Exchange Offer, then the Borrower shall exchange Term Loans across all Classes subject to such Permitted Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered;

(x)                        all documentation in respect of such Permitted Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower and the Administrative Agent; and

(xi)                        any applicable Minimum Tender Condition or Maximum Tender Condition, as the case may be, shall be satisfied or waived by the Borrower.

(xii)                       Notwithstanding anything to the contrary herein, no Lender shall have any obligation to agree to have any of its Loans or Commitments exchanged pursuant to any Permitted Exchange Offer.

(ii)                        With respect to all Permitted Exchanges effected by the Borrower pursuant to this Section 2.15, such Permitted Exchange Offer shall be made for not less than $25,000,000 in aggregate principal amount of Term Loans, provided that subject to the foregoing the Borrower may at its election specify (A) as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Exchange that a minimum amount (to be determined and specified in the relevant Permitted Exchange Offer in the Borrower's discretion) of Term Loans of any or all applicable Classes be tendered and/or (B) as a condition (a “Maximum Tender Condition”) to consummating any such Permitted Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Exchange Offer in the Borrower's discretion) of Term Loans of any or all applicable Classes will be accepted for exchange. The Administrative Agent and the Lenders hereby acknowledge and agree that the provisions of Sections 2.06, 2.07 and 2.14 do not apply to the Permitted Exchange and the other transactions contemplated by this Section 2.15 and hereby agree not to assert any Default or Event of Default in connection with the implementation of any such Permitted Exchange or any other transaction contemplated by this Section 2.15.

(iii)                        In connection with each Permitted Exchange, (i) the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof; provided that, failure to give such notice shall in no way affect the effectiveness of any Permitted Exchange consummated in accordance with this Section 2.15 and (ii) the Senior Representative, in consultation with the Administrative Agent, acting reasonably, shall establish such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.15; provided that the terms of any Permitted Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Exchange shall be not less than five (5) Business Days following the date on which the Permitted Exchange Offer is made. The Borrower shall provide the final results of such Permitted Exchange to the Administrative Agent no later than three (3) Business Days prior to the proposed date of effectiveness for such Permitted Exchange (or such shorter period agreed to by the Administrative Agent in its sole discretion) and the Administrative Agent shall be entitled to conclusively rely on such results.

(iv)                        The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Exchange, it being understood and agreed that (i) neither the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower's compliance with such laws in connection with any Permitted Exchange and (ii) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act.

(p)                Increase in Commitments.

(i)                        Upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may request: additional Term Commitments and/or additional Revolving Credit Commitments denominated in any currency to be incurred by the Borrower and/or any U.S. Subsidiary Guarantor (each, an “Incremental Facility”) pursuant to any Incremental Joinder; provided that after giving effect to any such addition, the aggregate amount of all additional Term Commitments and additional Revolving Credit Commitments that have been added pursuant to this Section 2.16(a) shall be incurred in compliance with the requirements of the Incremental Cap, tested at the time of incurrence thereof. Each such addition under this Section 2.16(a). shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof.

(ii)                        Any loans made in respect of any such additional Term Commitments (the “Incremental Term Loans”) may be made, at the option of the Borrower, either by (i) increasing the Initial Term Loans with the same terms (including pricing) as the existing Initial Term Loans, or (ii) creating a new tranche of terms loans (an “Incremental Term Loan Class”); provided that any Incremental Term Loan Class (A) shall not mature prior to the stated Maturity Date applicable to the latest maturing Class of Term Loans on the date of incurrence of such Incremental Term Loans, (B) the Weighted Average Life to Maturity of any Incremental Term Loan Class shall be no less than the Weighted Average Life to Maturity of such latest maturing Class of Term Loans and (C) any Incremental Term Loans may participate on a pro rata basis, a less than pro rata basis (or, solely as compared to any later maturing Class of Term Loans, greater than pro rata basis) in any mandatory prepayments (but on a pro rata basis, greater than pro rata basis or a less than pro rata basis in any voluntary prepayments) with the then outstanding Term Loans; provided that clauses (A) and (B) above shall not apply to (X) any customary bridge loans so long as any loans, notes, securities or other Indebtedness which exchanged for or otherwise replace such bridge loans satisfies (or will satisfy at the time of incurrence or rollover) the requirements of such clauses and (Y) Incremental Facilities with an aggregate outstanding principal amount not in excess of $350,000,000.

(iii)                      Any such additional Revolving Credit Commitments may be made by (x) establishing one or more additional Classes of revolving credit commitments (an “Incremental Revolving Facility”); provided the (i) final maturity date of any such Incremental Revolving Facility shall be no earlier than the final maturity date of the Initial Revolving Credit Facility, (ii) such Incremental Revolving Facility shall require no scheduled amortization or mandatory commitment reduction prior to the final maturity date of the Initial Revolving Credit Facility and (iii) any Incremental Revolving Facility may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro basis) in any reduction or termination as compared to earlier maturing Revolving Credit Commitments or (y) increasing any Class of Revolving Credit Commitments (the “Incremental Revolving Credit Commitments”) with the same terms as such existing Class of Revolving Credit Commitments (it being understood that, if required to consummate an Incremental Revolving Facility, the pricing, interest rate margins, rate floors and undrawn fees on the Revolving Credit Facility being increased may be increased for all Revolving Credit Lenders of the Revolving Credit Facility being increased, but additional upfront or similar fees may be payable to the Lenders participating in the Incremental Revolving Credit Commitments without any requirement to pay such amounts to any existing Revolving Credit Lenders).

(iv)                        The Borrower may invite any Lender or any additional Eligible Assignees to become Term Lenders or Revolving Credit Lenders, as applicable, pursuant to a commitment increase and joinder agreement (each, an “Incremental Joinder”). No Lender will be obligated to provide all or any portion of any Incremental Facility and the determination to provide such commitment shall be within the sole and absolute discretion of such Lender. Any failure by a Lender to respond to any such invitation shall not be deemed an acceptance or agreement to provide such Incremental Facility.

(v)                        If any Term Commitments or Revolving Credit Commitments are added in accordance with this Section 2.16, the Administrative Agent and the Borrower shall determine the effective date (the “Incremental Effective Date”) and the final allocations of such additional Commitments. The Administrative Agent shall promptly notify the Borrower and the lenders providing such Incremental Facility of the final allocation thereof and the Incremental Effective Date. As a condition precedent to such addition, before and after giving effect to such increase, (i)(A) the representations and warranties contained in Article 5 and the other Loan Documents are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Incremental Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and (B) no Event of Default exists after giving effect to such addition (or, in the case incurred to fund a Permitted Acquisition, no Specified Event of Default exists after giving effect to such addition); provided that notwithstanding anything to the contrary in this Section 2.16 or in any other provisions of any Loan Document, if the proceeds of any Incremental Facility are intended to be applied to finance a Limited Condition Transaction, at the option of the Borrower, (1) the conditions to the Incremental Effective Date shall be subject to the LCT Provisions and (2) the only representations and warranties that will be required to be true and correct in all material respects as of the applicable Incremental Effective Date shall be the Specified Representations).

(vi)                        On each Incremental Effective Date, (i) each Lender or Eligible Assignee which is providing an Incremental Term Loan Class (A) shall become a “Term Lender” for all purposes of this Agreement and the other Loan Documents, and (B) shall make an Incremental Term Loan to the Borrower or the applicable Subsidiary Guarantor in a principal amount equal to such additional Term Commitment, and such Incremental Term Loan shall be deemed a “Term Loan” for all purposes of this Agreement and the other Loan Documents and (ii) each Lender or Eligible Assignee which is providing an Incremental Revolving Credit Commitment shall become a “Revolving Credit Lender” for all purposes of this Agreement and the other Loan Documents, with a Revolving Credit Commitment of the applicable Class.

(vii)                        The interest rate applicable to any Incremental Term Loans will be determined by the Borrower and the lenders providing such Incremental Term Loans; provided that in the case of any such Incremental Term Loans denominated in Dollars that are secured by the Collateral on a pari passu basis with the Initial Term Loans in right of payment and with respect to security (other than customary bridge loans) with a final maturity date that is less than 24 months after the Initial Term Loan Maturity Date, the All-In-Rate applicable thereto will not be more than 0.50% per annum higher than the All-In-Rate in respect of the Initial Term Loans unless the Applicable Margin (and/or, as provided in the proviso below, the Base Rate floor or Eurocurrency Rate floor) with respect to the Initial Term Loans is adjusted to be equal to the All-In-Rate applicable to such Indebtedness, minus 0.50% per annum (it being agreed that, the relative rate differentials in any pricing grid specified in the Applicable Margin shall continue to be maintained), provided that, unless otherwise agreed by the Borrower in its sole discretion, that any increase in All-In-Rate to any Initial Term Loan due to the application or imposition of an Base Rate floor or Eurocurrency Rate floor on any such Indebtedness shall be effected solely through an increase in (or implementation of, as applicable) any Base Rate floor or Eurocurrency Rate floor applicable to such Initial Term Loan.

(viii)                        Any Incremental Facility, if secured, may be secured only by the Collateral (provided that, in the case of any Incremental Facility that is funded into Escrow pursuant to customary escrow arrangements, such Incremental Facility may be secured by the applicable funds and related assets held in Escrow (and the proceeds thereof) until the time of the release from Escrow of such funds (and may not be secured by any other assets prior to such release)) and rank pari passu or junior with respect to security with the Facilities (and if secured, subject to an Acceptable Intercreditor Agreement (which may be effective (or entered into) only immediately after such release from Escrow referred to herein)) and, if guaranteed, will not be guaranteed by an entity which is not (or does not become) a Loan Party.

(ix)                        Except as otherwise specified above, the other terms of any Incremental Facility (including with respect to pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption terms and provisions), shall be on terms and pursuant to documentation to be determined between the Borrower and the lenders providing such Incremental Facility (and for the avoidance of doubt, no consent of the Administrative Agent shall be required except to the extent affecting the rights and duties of, or any fees or other amounts payable to, the Administrative Agent); provided that, at the election of the Borrower, to the extent any more restrictive covenant is added for the benefit of any Incremental Facility (except to the extent only applicable after the latest maturity date of the Facilities), such covenant may also be added for the benefit of all of the Facilities (or, in the case of a financial maintenance covenant, solely for the benefit of the Initial Revolving Credit Facility or other Facility that benefits from a financial maintenance covenant at such time); it being understood and agreed that no consent of the Administrative Agent and/or any Lender shall be required in connection with any amendment adding such covenant or implementing such Incremental Facility. The Borrower shall provide the Administrative Agent prompt written notice of any amendment to effect an Incremental Facility pursuant to this Section 2.16 and the Administrative Agent hereby agrees to (and is directed by each Lender to) acknowledge such amendment as promptly as practicable following such written notice; it being acknowledged and agreed by each Lender that the Administrative Agent, in its capacity as such, shall have no liability with respect to such acknowledgment and each Lender hereby irrevocably waives to the fullest extent permitted by Law any claims with respect to such acknowledgment; provided that, failure to obtain such acknowledgment shall in no way affect the effectiveness of any amendment entered into to effectuate such amendment in accordance with this Section 2.16.

(x)                        The proceeds of any Incremental Facility may be used by the Borrower and its Subsidiaries for working capital and other general corporate purposes, including the financing of permitted acquisitions and other Investments and any other use not prohibited by this Agreement.

(q)                Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Credit Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)                        The Commitment Fee shall cease to accrue on the unused portion of the Revolving Credit Commitments of such Defaulting Lender under Section 2.10(b);

(ii)                        Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.10 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.04(g) fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.04(g) sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied, waived or not required to be made, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(c)(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                        if any Swing Line Obligations or L/C Obligations exist at the time any Revolving Credit Lender becomes a Defaulting Lender then:

(i)                        all or any part of the Swing Line Obligations (other than the portion of such Swing Line Obligations referred to in clause (b) of the definition of such term) and L/C Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders that are Revolving Credit Lenders in accordance with their respective Pro Rata Shares of the Swing Line Obligations and L/C Obligations but only to the extent (A) no Event of Default has occurred and is continuing at such time and (B) the sum of all non-Defaulting Lenders’ Revolving Outstandings plus such Defaulting Lender’s Pro Rata Share of all Swing Line Obligations and L/C Obligations does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments;

(ii)                        if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three Business Days following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Pro Rata Share of all Swing Line Obligations and (y) second, cash collateralize for the benefit of the L/C Issuer only the Borrower’s obligations corresponding to such Defaulting Lender’s Pro Rata Share of all L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.04(g) for so long as such Defaulting Lender’s Pro Rata Share of all L/C Obligations is outstanding;

(iii)                        if the Borrower cash collateralizes any portion of such Defaulting Lender’s Pro Rata Share of all L/C Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.04(i) with respect to such Defaulting Lender’s Pro Rata Share of all L/C Obligations during the period such Defaulting Lender’s Pro Rata Share of all L/C Obligations is cash collateralized;

(iv)                        if such Defaulting Lender’s Pro Rata Share of all L/C Obligations is reallocated to the non-Defaulting Lenders pursuant to clause (i) above, then the fees payable to the non-Defaulting Lenders pursuant to Sections 2.04(i) and 2.10(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; and

(v)                        if all or any portion of such Defaulting Lender’s Pro Rata Share of all L/C Obligations is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the L/C Issuer or any other Lender hereunder, all facility fees and commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Credit Commitment that was utilized by such L/C Obligations) and letter of credit fees payable under Section 2.04(i) with respect to such Defaulting Lender’s Pro Rata Share of all L/C Obligations shall be payable to the L/C Issuer until and to the extent that such Defaulting Lender’s Pro Rata Share of all L/C Obligations is reallocated and/or cash collateralized; and

(iv)                        so long as any Revolving Credit Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund such portion of any Swing Line Loan that equals such Defaulting Lender’s Pro Rata Share of such Swing Line Loan, and the L/C Issuer shall not be required to issue, amend or increase any Letter of Credit, unless they are satisfied (in their reasonable judgment) that the related exposure and the Defaulting Lender’s then outstanding Pro Rata Share of all L/C Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.17(b), and participating interests in any newly made Swing Line Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.17(c)(i) (and such Defaulting Lender shall not participate therein).

(v)                        In the event that each of the Administrative Agent, the Borrower, the Swing Line Lender and the L/C Issuers agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Revolving Credit Lenders’ Pro Rata Shares of the Swing Line Obligations and L/C Obligations shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Pro Rata Share, and such Lender shall cease to be a Defaulting Lender.

(r)                  Extension of Maturity Date.

(i)                        Notwithstanding anything to the contrary in this Agreement, pursuant to one (1) or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Term Loans with a like maturity date or Revolving Credit Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans, Revolving Credit Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of all or a portion of each such Lender’s Term Loans, and/or all of such Lender’s Revolving Credit Commitments and otherwise modify the terms of such Term Loans, and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including by changing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Term Loans) (each, an “Extension”, and any Extended Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted and any Extended Revolving Credit Commitments shall constitute a separate Class of Revolving Credit Commitments from the Class of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied:

(i)                        no Event of Default shall have occurred and be continuing at the time the Extension Offer is made to the Lenders;

(ii)                      except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Lender that agrees to an extension with respect to such Revolving Credit Commitment extended pursuant to an Extension (an “Extended Revolving Credit Commitment”; and the Loans thereunder, “Extended Revolving Credit Loans”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms (or terms not materially less favorable to existing Lenders, taken as a whole) as the original Revolving Credit Commitments (and related outstandings); provided that, (x) subject to the provisions of Section 2.04(m) and Section 2.05(h) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when a Class of Revolving Credit Commitments is extended such that there exists an Extended Revolving Credit Commitments with a longer maturity date with respect to such original Class, all Swing Line Loans and Letters of Credit of the original Class shall be participated in on a pro rata basis by all Lenders with Extended Revolving Credit Commitments with respect to such Class in accordance with their Pro Rata Share (and except as provided in Section 2.04(m) and Section 2.05(h), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (y) all borrowings and repayments (except for (A) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Revolving Credit Commitments and (C) repayments made in connection with a permanent repayment and reduction or termination of commitments of any Class of Revolving Credit Commitments) of Extended Revolving Credit Loans after the applicable Extension date shall be made on a pro rata basis with the original Class of Revolving Credit Commitments as to which such Extended Revolving Credit Commitments relate and (z) at no time shall there be Revolving Credit Commitments hereunder that have more than three different maturity dates;

(iii)                       subject to immediately succeeding clauses (iv), (v) and (vi), the other terms of the Term Loans (including with respect to pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption terms and provisions) of any Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (any such extended Term Loans, “Extended Term Loans” shall be as agreed between the Borrower and such Lenders (and for the avoidance of doubt, no consent of the Administrative Agent shall be required except to the extent affecting the rights or duties of, or any fees or other amounts payable to, the Administrative Agent); provided that, to the extent any more restrictive covenant is added for the benefit of any Class of Extended Term Loans such covenant (except to the extent only applicable after the latest maturity date of the Facilities) may also be added for the benefit of all of the Facilities (or, in the case of a financial maintenance covenant, solely for the benefit of the Initial Revolving Credit Facility or other Facility that benefits from a financial maintenance covenant at such time); it being understood and agreed that in each such case, no consent of the Administrative Agent and/or any Lender shall be required in connection with any amendment adding such covenant;

(iv)                        the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby;

(v)                        any Extended Term Loans may participate on a pro rata basis, greater than pro rata basis or a less than pro rata basis (but not a greater than pro rata basis with respect to any earlier maturing Class of Term Loans without at least a pro rata repayment of any such related earlier maturing Classes) in any mandatory repayments or mandatory prepayments (but on a pro rata basis, greater than pro rata basis or a less than pro rata basis in any voluntary prepayments) in respect of the applicable Term Facility, in each case as specified in the respective Extension Offer;

(vi)                        if the aggregate principal amount of the Class of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments of such Class, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Credit Commitments of such Class, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer,

(vii)                        all documentation in respect of such Extension (including the Extension Amendment) shall be consistent with the foregoing; and

(viii)                        any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and no Lender shall be obligated to extend its Term Loans or Revolving Credit Commitments unless it so agrees.

(ii)                       With respect to all Extensions consummated by the Borrower pursuant to this Section 2.18, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments or commitment reductions for purposes of Sections 2.06, 2.07 or 2.08, (ii) the amortization schedules (in so far as such schedule affects payments due to Lenders participating in the relevant Facility) set forth in Section 2.08 shall be adjusted to give effect to the Extension of the relevant Facility and (iii) except as set forth in clause (a)(vii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable Class to be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.06, 2.07 or 2.08) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.18.

(iii)                       No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Credit Commitments (or a portion thereof), the consent of the L/C Issuer and the Swing Line Lender applicable to such Revolving Credit Commitment (if such L/C Issuer or Swing Line Lender is being requested to issue letters of credit or make swing line loans with respect to the Class of Extended Revolving Credit Commitments), which consent shall not be unreasonably withheld or delayed. All Extended Term Loans and Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents; provided that if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien securing the Secured Obligations, it shall be subject to an Acceptable Intercreditor Agreement. The Lenders hereby irrevocably authorize and direct the Administrative Agent to acknowledge amendments to this Agreement and the other Loan Documents, which is entered into among the Borrower and the Lenders providing such Extension, as may be necessary in order to establish new Classes or sub-Classes in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.18, which amendment shall be effective to amend this Agreement notwithstanding the provisions of Section 11.01. The Borrower shall provide the Administrative Agent prompt written notice of any such amendment pursuant to this Section 2.18(c) and the Administrative Agent hereby agrees to (and is directed by each Lender to) acknowledge such amendment as promptly as practicable following such written notice; it being acknowledged and agreed by each Lender that the Administrative Agent, in its capacity as such shall have no liability with respect to such acknowledgment and each Lender hereby irrevocably waives to the fullest extent permitted by Law any claims with respect to such acknowledgment; provided that, failure to obtain such acknowledgment shall in no way affect the effectiveness of any amendment entered into to effectuate such Extension in accordance with this Section 2.18. In addition, if so provided in such amendment and with the consent of the L/C Issuer, participants in Letters of Credit expiring on or after the latest maturity date (but in no event later than the date that is five Business Days prior to the Initial Revolver Maturity Date) in respect of the Revolving Credit Commitments shall be re-allocated from Lenders holding non-Extended Revolving Credit Commitments to Lenders holding Extended Revolving Credit Commitments in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Credit Commitments, be deemed to be participation interests in respect of such Revolving Credit Commitments and the terms of such participation interests shall be adjusted accordingly.

(iv)                        In connection with any Extension, the Borrower shall provide the Administrative Agent at least three Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.18; provided that, failure to give such notice or to follow such procedures shall in no way affect the effectiveness of any amendment entered into to effectuate such Extension in accordance with this Section 2.18. The Loan Parties hereby expressly consent to any such Extension and agree and acknowledge that any security granted or to be granted shall also cover and apply to such Extension.

(s)                 Refinancing Amendments.

(i)                        The Borrower or any Subsidiary Guarantor may, by written notice to the Administrative Agent from time to time, request Indebtedness in exchange for, or to extend, renew, replace or refinance, in whole or (in the case of Term Loans) in part, existing Term Loans or existing Revolving Credit Loans (or unused Revolving Credit Commitments), or any then existing Credit Agreement Refinancing Indebtedness (solely for purposes of this Section 2.19, “Refinanced Debt”) in the form of (i) Refinancing Term Loans in respect of all or any portion of any Class of Term Loans then outstanding under this Agreement or (ii) Refinancing Revolving Credit Commitments in respect of all or any portion of any Revolving Credit Loans (and the unused Revolving Credit Commitments with respect to such Revolving Credit Loans) then outstanding under this Agreement, in each case pursuant to a Refinancing Amendment (such Indebtedness, “Refinancing Indebtedness”). Each written notice to the Administrative Agent requesting a Refinancing Amendment shall set forth (i) the amount of the Refinancing Term Loans or Refinancing Revolving Credit Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000) and (ii) the date on which such Refinancing Term Loans or Refinancing Revolving Credit Commitments are requested to become effective (which shall not be less than three Business Days (or such shorter period as the Administrative Agent may reasonably agree) after the date of such notice); provided that, failure to give such notice shall in no way affect the effectiveness of any amendment entered into to effectuate such Refinancing Indebtedness in accordance with this Section 2.19. The Borrower or any Subsidiary Guarantor may seek Refinancing Indebtedness from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) or any Person that is an Eligible Assignee (each such Person that is not an existing Lender and that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with this Section 2.19, an “Additional Refinancing Lender”).

(ii)                        Notwithstanding the foregoing, the effectiveness of any Refinancing Amendment shall be subject to (i) on the date of effectiveness thereof, no Event of Default shall have occurred and be continuing or shall be caused thereby, (ii) the terms of the applicable Refinancing Indebtedness shall comply with Section 2.19(c), (iii) before and after giving effect to the incurrence of any Refinancing Indebtedness, each of the conditions set forth in Section 4.02 shall be satisfied and (iv) except as otherwise specified in the applicable Refinancing Amendment, the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.01.

(iii)                        Except as otherwise specified below, the other terms and conditions of any Refinancing Indebtedness (including with respect to pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption terms and provisions) shall be as determined between the Borrower and the lenders providing such Refinancing Indebtedness (and for the avoidance of doubt, no consent of the Administrative Agent and/or any Lender shall be required in connection with any amendment adding such covenant except to the extent affecting the rights or duties of, or any fees or other amounts payable to, the Administrative Agent); provided that (i) there shall be no scheduled amortization of such Refinancing Indebtedness consisting of Refinancing Revolving Credit Commitments and the scheduled termination date of such Refinancing Revolving Credit Commitments shall not be earlier than the scheduled termination date of the Refinanced Debt, (ii) such Refinancing Indebtedness shall be guaranteed by the Guaranty, (iii) [reserved], (iv) such Refinancing Indebtedness (including, if such Indebtedness includes any Refinancing Revolving Credit Commitments, the unused portion of such Refinancing Revolving Credit Commitments) shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing, and the aggregate unused Refinancing Revolving Credit Commitments shall not exceed the unused Revolving Credit Commitments being replaced and (v) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the incurrence of such Refinancing Indebtedness in accordance with the provisions of Section 2.13; provided, further, that to the extent that such Refinancing Indebtedness consists of Refinancing Revolving Credit Commitments, the Revolving Credit Commitments being refinanced by such Refinancing Indebtedness shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Refinancing Indebtedness is issued, incurred or obtained; provided, further, that, at the election of the Borrower, to the extent any more restrictive covenant is added for the benefit of any Refinancing Indebtedness, such covenant (except to the extent only applicable after the latest maturity date of the Facilities) may also be added for the benefit of all of the Facilities (or, in the case of a financial maintenance covenant, solely for the benefit of the Initial Revolving Credit Facility or other Facility that benefits from a financial maintenance covenant at such time).

(iv)                      In connection with any Refinancing Indebtedness pursuant to this Section 2.19, the Borrower or any Subsidiary Guarantor and each applicable Lender or Additional Refinancing Lender shall execute and deliver to the Administrative Agent a Refinancing Amendment as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.19, including any amendments necessary to establish the Refinancing Term Loans and Refinancing Revolving Credit Commitments as new Classes, Class or sub-Class of Term Loans or Revolving Credit Commitments and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Borrower in connection therewith, in each case on terms not inconsistent with this Section 2.19. The Borrower shall provide the Administrative Agent prompt written notice of any such amendment pursuant to this Section 2.19 and the Administrative Agent hereby agrees to (and is directed by each Lender to) acknowledge such amendment as promptly as practicable following such written notice; it being acknowledged and agreed by each Lender that the Administrative Agent, in its capacity as such shall have no liability with respect to such acknowledgment and each Lender hereby irrevocably waives to the fullest extent permitted by Law any claims with respect to such acknowledgment; provided that, failure to obtain such acknowledgment shall in no way affect the effectiveness of any Refinancing Amendment in accordance with this Section 2.19. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment; provided that, failure to give such notice shall in no way affect the effectiveness of any Refinancing Amendment in accordance with this Section 2.19. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent reasonably necessary to reflect the existence and terms of the Refinancing Indebtedness incurred pursuant thereto.

Section 11.

TAXES, INCREASED COSTS AND ILLEGALITY

(a)            Taxes. (i) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(ii)                        Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(iii)                        Tax Indemnifications.

(i)                        Without duplication of any amounts paid pursuant to Sections 3.01(a) or (b), the Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 30 days after demand therefor accompanied by the certificate described below in this clause (c)(i), for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Without limiting the obligation of the Lenders to indemnify the Administrative Agent and the Loan Parties pursuant to Section 3.01(c)(ii), the Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 30 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii)(x) below.

(ii)                        Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting or expanding any obligation of the Borrower to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.07 relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Loan Party, as applicable, in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or a Loan Party, as applicable, shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent and any Loan Party, as applicable, to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent or any Loan Party, as applicable, under this clause (c)(ii).

(iv)                        Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(v)                        Status of Lenders; Tax Documentation.

(i)                        Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or the taxing authorities of a relevant jurisdiction pursuant to such applicable Law that is reasonably requested by the Borrower or the Administrative Agent and that will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by applicable Law other than the Code or the taxing authorities of a relevant jurisdiction pursuant to such applicable Law to comply with the requirements for exemption or reduction of withholding Tax in a relevant jurisdiction) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii)                        Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)               any Recipient that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Borrower or the Administrative Agent, as applicable) on or prior to the date on which such Foreign Lender becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

executed copies of IRS Form W-8ECI;

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Borrower or the Administrative Agent, as applicable) on or prior to the date on which such Foreign Lender becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)               if a payment made to a Recipient under any Loan Document would be subject to Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)                        Each Recipient agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(vi)                        Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(vii)                        Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(viii)                        Defined Terms. For purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and any Swing Line Lender and the term “applicable Law” includes FATCA.

(b)                Illegality. If any Lender determines that any Change in Law after the date on which such Lender becomes a Lender, has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed materially adverse restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.07. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

(c)                 Inability to Determine Rates(i). If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (i) (i) the Administrative Agent reasonably determines that deposits (whether in Dollars or an Alternate Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternate Currency) or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(d)                        Notwithstanding the foregoing, if the Administrative Agent has made the determination described in this section, the Administrative Agent, in consultation with the Borrower and the Required Lenders, may establish an alternative interest rate for the Impacted Loans (which shall not be less than zero), in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

(e)                        Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent reasonably determines (which determination shall be made in good faith and conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a simultaneous copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)                        adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)                        the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii)                        syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR,

Article VI.  then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent a written notice that such Required Lenders do not accept such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in good faith.

Article VII.            If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Article VIII.          Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

Article IX.            For purposes hereof, “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

(d)           Increased Costs. If any Change in Law shall:

(i)             impose, modify or deem applicable any reserve, special deposit compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.06);

(ii)             subject any Lender or L/C Issuer (after the date on which such Lender or L/C Issuer became a Lender or L/C Issuer, as applicable) to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)            impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

Article X.             and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided further that no Lender or L/C Issuer shall make a demand for payment hereunder unless such Lender is also making demand for reimbursement of the relevant amounts from similarly situated borrowers under comparable syndicated credit facilities.

(e)           Capital Requirements. If any Lender determines that any Change in Law, occurring after the date on which such Lender becomes a Lender, affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Swing Line Loans held by, such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law other than due to Taxes (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that no Lender shall make a demand for payment hereunder unless such Lender is also making demand for reimbursement of the relevant amounts from similarly situated borrowers under comparable syndicated credit facilities.

(f)           Reserves on Eurocurrency Rate Loans. (i) If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), the Borrower shall pay to such Lender additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs (other than due to Taxes) of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice fifteen days prior to the relevant Interest Payment Date, such additional interest shall be due and payable fifteen days from receipt of such notice.

(ii)             If any Lender is required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority or other Governmental Authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, the Borrower shall pay such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs (other than due to Taxes) allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan. Any Lender requesting payment from the Borrower under Section 3.06(a) or (b) shall give the Borrower at least fifteen days’ prior notice (with a copy to the Administrative Agent). If a Lender fails to give notice fifteen days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen days from receipt of such notice.

(g)          Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent), the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual loss, cost or expense incurred by it as a result of:

(i)              any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(ii)            any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(iii)            any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.09(a) or Section 11.01;

Article XI.             including any actual loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain such Loan, or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

Article XII.           For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

(h)           Matters Applicable to All Requests for Compensation. (i) Any Agent or any Lender claiming compensation under this Article 3 (other than Section 3.01) shall deliver a certificate to the Borrower contemporaneously with the demand for payment setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods. For the avoidance of doubt, any amounts required to be paid pursuant to Section 3.01 are subject to the limitations set forth in Section 3.01. The Borrower shall pay such Agent or Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(ii)             (i) Except as provided in the following sentence, failure or delay on the part of any Lender to demand compensation pursuant to the provisions of this Article 3 shall not constitute a waiver of such Lender’s right to demand such compensation. With respect to any Lender’s claim for compensation under any of Sections 3.02 through 3.07, the Borrower shall not be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the Borrower of the circumstances that gives rise to such claim and of such Lender’s intention to claim compensation therefor; provided that, if the circumstance giving rise to such increased cost or claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation from the Borrower under any of Sections 3.04 through 3.06, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurocurrency Rate Loans, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.08(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(ii)             With respect to any Recipient’s claim for compensation under Section 3.01, the Borrower shall not be required to compensate such Recipient for any Taxes to the extent such Taxes were either (A) paid by such Recipient to a Governmental Authority for the purpose of satisfying the Recipient’s Tax liability related to the claim for compensation under Section 3.01 if such payment occurred more than 180 days prior to the date that such Recipient notifies the Borrower of such claim or (B) assessed by a Governmental Authority in writing more than 180 days prior to the date that such Recipient notifies the Borrower of the claim for compensation under Section 3.01 related to such assessment.

(iii)            If the obligation of any Lender to make or continue from one Interest Period to another any Eurocurrency Rate Loan (or to convert Base Rate Loans into Eurocurrency Rate Loans) shall be suspended pursuant to Section 3.08(b) hereof, such Lender’s Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.02 through 3.06 hereof that gave rise to such conversion no longer exist:

(i)              to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii)             all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(iv)           If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in any of Sections 3.02 through 3.06 that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.08 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

(v)             (i) If the Borrower is required to pay any Indemnified Taxes or additional amounts to any Recipient or any Governmental Authority for the account of any Recipient pursuant to Section 3.01, then such Recipient shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Recipient, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 3.01 in the future and (B) would not subject such Recipient to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Recipient. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Recipient in connection with any such designation or assignment.

(ii)            Each Lender agrees that if any Lender (A) requests compensation under any of Sections 3.04 through 3.06, or (B) notifies the Borrower that it has determined that it is unlawful for its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate and/or the provisions of Section 3.03 apply, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that in each case, such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.08(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.02 or 3.04 through 3.06.

(i)            Replacement of Lenders Under Certain Circumstances. (i) If at any time:

(i)             the Borrower becomes obligated to pay to any Person additional amounts or indemnity payments described in Section 3.01 or Sections 3.04 through 3.06, as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.02, Section 3.03 or Sections 3.04 through 3.06 and, in each case, the applicable Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.08(e), or

(ii)             any Lender becomes a Defaulting Lender,

Article XIII.          then the Borrower may, on ten Business Days’ prior written notice to the Administrative Agent and such Lender, and at its sole expense and effort, either:

(A)             replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign, pursuant to Section 11.07(d), 100% of its relevant Commitments and the principal of its relevant outstanding Loans at par plus any accrued and unpaid interest (with the assignment fee to be paid by the Borrower unless waived by the Administrative Agent in such instance) along with all of its relevant rights (other than its existing rights to payments under Section 3.01 or Section 3.04) and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person or

(B)            terminate the Commitment of such Lender and repay all obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date;

Article XIV.          provided, however, that in the case of a Defaulting Lender only, the Borrower shall have the right to take such action as it may elect (including no action) under the immediately preceding clauses (A) and/or (B) independently and at different times with respect to any one or more Class or Classes of Loans (and the related Commitments) of such Defaulting Lender, without being obligated to take the same action with respect to all Classes of Loans and related Commitments of such Defaulting Lender.

(ii)            Any Lender being replaced pursuant to Section 3.09(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans and related participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent.

(iii)            Pursuant to an Assignment and Assumption arising by operation of Section 3.09(b), (i) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (ii) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with the execution of such Assignment and Assumption and (iii) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to be a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(iv)           Notwithstanding anything to the contrary herein, (i) any Lender that acts as L/C Issuer may not be replaced by operation of this Section 3.09 at any time that it has any Letter of Credit outstanding unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a Cash Collateral Account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) any Lender that acts as Administrative Agent may not be replaced by operation of this Section 3.09 except in accordance with the terms of Section 9.09.

(v)             The Borrower shall also be entitled to replace a Dissenting Lender in accordance with Section 11.01(f).

(j)            Survival. All of the Borrower’s obligations under this Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

Section 12.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

(a)           Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(i)             The Administrative Agent’s (or its counsel’s) receipt of the following, each properly executed by a Responsible Officer of the signing Loan Party (as applicable), each in form and substance reasonably satisfactory to the Administrative Agent:

(i)             executed counterparts of this Agreement (or written evidence satisfactory to the Administrative Agent (which may include a facsimile or other electronic transmission) that such party has signed a counterpart);

(ii)             a Note executed by the Borrower in favor of each Lender requesting a Note to the extent such Lender requests such Note at least three Business Days prior to the Closing Date;

(iii)            a certificate dated the Closing Date and executed by a Responsible Officer of each of the Loan Parties, certifying (A)(x) that attached thereto is a true and complete copy of the articles or certificate of incorporation or other comparable organizational documents of such Loan Party, certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and complete copy of the bylaws, operating or comparable governing document of such Loan Party, if applicable, and (y) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (B)(x) that attached thereto is a true and complete copy of resolutions or written consents of its shareholders or board of directors or other relevant governing body, as the case may be, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect without amendment, modification or rescission, and (y) as to the incumbency and genuineness of the signature of the officers, directors, managers or other authorized signatories of each Loan Party, executing this Agreement and the other Loan Documents to which it is a party.

(iv)           the Administrative Agent shall have received a certificate as of a recent date of the good standing (or equivalent) of each of the Loan Parties under the laws of its jurisdiction of organization from the relevant authority of its jurisdiction of organization (solely to the extent such concept is applicable for the relevant jurisdiction);

(v)            subject to the last paragraph of this Section 4.01, the legal opinion of Kirkland & Ellis LLP, acting as special counsel for the Borrower, addressed to the Administrative Agent and each Lender and reasonably satisfactory to the Administrative Agent;

(vi)           a certificate signed by a Responsible Officer of the Borrower, dated as of the Closing Date, as to the matters set forth in Section 4.01(c), (g), (h) and (i);

(vii)          a Loan Notice or Letter of Credit Application, as applicable, relating to the initial Credit Extension;

(viii)         a certificate from the chief financial officer or other Responsible Officer of the Borrower attesting to the Solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions on the Closing Date, substantially in the form of Exhibit L hereto;

(ix)            Subject to the last paragraph of this Section 4.01, each document (including any UCC (or similar) financing statement) required by the applicable Collateral Documents listed on Schedule 4.01(a)(ix) or under law to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered on the Closing Date, prior and superior in right to any other Person (other than with respect to Liens permitted under this Agreement), shall be in proper form for filing, registration or recordation.

(A)            certificates representing any certificated Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt endorsed in blank;

(B)             a completed Perfection Certificate, dated the Closing Date and executed by a Responsible Officer of the Loan Parties;

(C)            Intellectual Property Security Agreements, if any, duly executed by each Loan Party required to execute such Intellectual Property Security Agreement pursuant to the Security Agreement, in proper form for filing with the United States Patent and Trademark Office or United States Copyright Office, as applicable;

(ii)             all fees pursuant to the Fee Letter and reasonable and documented out-of-pocket expenses required to be paid by (or on behalf of) the Borrower to the Administrative Agent, the Arrangers and the Lenders on or before the Closing Date shall have been paid in full in cash (which amounts may be offset against the loan proceeds funded on the Closing Date) (and in the case of expenses, to the extent invoiced at least three Business Days prior to the Closing Date).

(iii)            since August 8, 2018, (i) no Closing Date Material Adverse Effect shall have occurred that is continuing and (ii) no Effect (as defined in the Acquisition Agreement) shall have occurred that, individually or in the aggregate, would reasonably be expected to have a Closing Date Material Adverse Effect.

(iv)          No later than three (3) Business Days in advance of the Closing Date, the Administrative Agent shall have received all documentation and other information about the Borrower and the Guarantors reasonably requested by the Administrative Agent (on behalf of any Lender) in writing at least ten (10) Business Days in advance of the Closing Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and a beneficial ownership certificate to the extent required under 31 C.F.R. §1010.230.

(v)            The Lead Arrangers shall have received the Specified Financial Statements and the Pro Forma Financial Statements.

(vi)           The Refinancing shall have been consummated, or shall be consummated substantially simultaneously with the borrowing of the Initial Term Loans.

(vii)          The Equity Contribution shall have been made, or will be made substantially concurrently with the borrowing of the Initial Term Loans.

(viii)         The Acquisition shall have been consummated, or shall be consummated substantially concurrently with the making of the Initial Credit Extension hereunder, in each case, in all material respects in accordance with the terms of the Acquisition Agreement without giving effect to any modifications, amendments, waivers or consents by Merger Sub (or its applicable affiliate) that are materially adverse to the interests of the Lenders (in their capacity as such).

(ix)            The Specified Acquisition Agreement Representations shall be true and correct as required by the terms of the definition thereof and the Specified Representations shall be true and correct in all material respects on and as of the Closing Date; provided that, in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be.

Without limiting the generality of the provisions of Section 9.03(b), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Notwithstanding anything to the contrary contained herein, none of the making of any representation under Article 5 (except as expressly set forth in Section 4.01(i)) or the accuracy of any such representation or any supplement thereto (except as expressly set forth in Section 4.01(i)) shall constitute a condition precedent to the availability and/or initial funding of the Facilities on the Closing Date, and the only conditions (express or implied) to the availability of the Facilities on the Closing Date are those expressly set forth in this Section 4.01, and such conditions shall be subject in all respects to the provisions of this Section 4.01, including the paragraph below.

Notwithstanding the foregoing, to the extent any Guaranty or Collateral (including the creation or perfection of any security interest) is not or cannot be provided on the Closing Date (other than, (i) the Guaranties executed by the Closing Date Loan Parties, (ii) a Lien on Collateral of the Closing Date Loan Parties that may be perfected solely by the filing of a financing statement under the UCC and (iii) a pledge of the Equity Interests of the Closing Date Loan Parties (other than Holdings) with respect to which a Lien may be perfected on the Closing Date by the delivery of a stock or equivalent certificate (or entry in a stock register or equivalent)) after the Borrower’s or Holdings’ use of commercially reasonable efforts to do so without undue burden or expense, then the provision of any such Guaranty or Lien search and the provision and/or perfection of such Collateral (and, in the case of any such Guaranty or Collateral, any legal opinion or other deliverables with respect thereto required under Sections 4.01(a)(v)) shall not constitute a condition precedent to the availability and initial funding of the Loans on the Closing Date but may, if required, instead be delivered and/or perfected in accordance with Section 6.13 hereof.

(b)          Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans and/or any Credit Extension governed by Sections 2.16, but only with respect to the applicable Commitments) is, in each case, as qualified by the LCT Provisions, if applicable, subject to the following conditions precedent:

(i)              The representations and warranties of each Loan Party contained in Article 5 or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that, in each case, any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified).

(ii)             No Default shall exist, or would result from such Credit Extension or from the application of the proceeds therefrom.

(iii)           The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans and/or any Credit Extension governed by Sections 2.16) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(a) and 4.02(b) (and, if applicable, (c)) have been satisfied on and as of the date of the applicable Credit Extension.

Section 13.

Representations and Warranties

On the dates and solely to the extent required pursuant to Sections 4.01 or 4.02 hereof, as applicable, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)          Existence, Qualification and Power; Compliance with Laws. Each Restricted Company (i) is a Person, validly existing and (where applicable) in good standing under the Laws of the jurisdiction of its organization, (ii) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (iii) is duly qualified and (where applicable) in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (iv) is in compliance with all Laws (including, without limitation, Environmental Laws), orders, writs and injunctions, and (v) has all requisite governmental permits, licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clauses (a) (other than with respect to Holdings and the Borrower), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)          Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and, as of the Closing Date, the consummation of the Transactions, (i) are within such Loan Party’s corporate or other powers, (ii) have been duly authorized by all necessary corporate, shareholder or other organizational action, and (iii) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under, (A) any Senior Unsecured Notes Documents, (B) any Senior Secured Notes Documents, (C) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (D) any order, injunction, writ or decree, of or with any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate, in any material respect, any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(c)          Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required to be made or obtained by any Loan Party in connection with (i) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (iv) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) the Perfection Requirements, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force, (iii) those approvals, consents, exemptions, authorizations, actions, notices or filings described in the Security Agreement and (iv) those approvals, consents, exemptions, authorizations, actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

(d)          Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms.

(e)           Financial Statements; No Material Adverse Effect.

(i)              As of the Closing Date, the Specified Financial Statements fairly present in all material respects the financial condition of the Target and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (and, with respect to unaudited financial statements, the absence of footnotes and subject to such adjustments as would be made in connection with the audit of financial statements for the relevant period).

(ii)            As of the Closing Date, the unaudited combined pro forma balance sheet and related pro forma unaudited combined statement of operations of the Target as of September 30, 2018 and for the twelve-month period ending on September 30, 2018 (the “Pro Forma Financial Statements”), have been prepared in good faith after giving effect to the Transactions, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its Subsidiaries as at September 30, 2018 and their estimated results of operations for the periods covered thereby as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of operations).

(iii)           Since the Closing Date, there has been no change, effect, event or, occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

(iv)            As of the Closing Date, the forecasts prepared by management of the Borrower of consolidated balance sheets, income statements and cash flow statements for each year commencing with the fiscal year ending on December 31, 2018 through the fiscal year ending on December 31, 2023 (the “Closing Date Forecasts”), copies of which have been furnished to the Administrative Agent and the Lenders prior to the Closing Date, have been prepared in good faith based upon assumptions believed in good faith by the Borrower to be reasonable in light of conditions existing at the time of preparation, it being understood that (i) such forecasts, as to future events, are not to be viewed as facts, are subject to significant contingencies, that actual results during the period or periods covered by any such forecasts may differ significantly from the forecasted results and that such differences may be material and that such forecasts are not a guarantee of financial performance and (ii) no representation is made with respect to information of a general economic or general industry nature.

(f)            Litigation and Environmental Matters. (i) Except as disclosed in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(ii)             Other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) none of the Borrower nor any of its Subsidiaries is subject to, or has received notice of any claim with respect to, any Environmental Liability or knows of any basis for any Environmental Liability and (ii) the Borrower and its Subsidiaries have been and are in compliance with all Environmental Laws and have obtained, maintained and complied with all permits, licenses or other approvals required under any Environmental Law.

(g)          Ownership of Property; Liens. Each of the Restricted Companies has good record title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens, except (i) for minor defects in title that do not materially interfere with its ability to conduct its business (ii) Liens permitted by Section 7.01 and (iii) except where the failure to have such title or the existence of such Lien could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Restricted Companies own, or to the knowledge of the Borrower, possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses, database rights and design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person, except to the extent such failure to own or possess the right to use or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the conduct of the business of each Restricted Company does not infringe upon any IP Rights held by any other Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(h)           Anti-Corruption Laws and Sanctions.

(i)              None of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower or any of the other Loan Parties, any director, officer, employee or controlled Affiliate of the Borrower or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are (i) the subject of any sanctions administered or enforced by OFAC or the U.S. State Department, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria). The Borrower will not, directly or, to the Borrower’s knowledge, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to (i) fund any activities or business of or with any Person, or in any country or territory that, at the time of such funding, is the subject of Sanctions; or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise).

(ii)             None of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower or any of the other Loan Parties, any director, officer, employee or agent of the Borrower or any of its Subsidiaries has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-corruption law (collectively, “Anti-Corruption Laws”); and the Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to facilitate continued compliance therewith. No part of the proceeds of the Loans will be used, directly or to the Holdings’ or the Borrower’s knowledge, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity in violation of Anti-Corruption Laws. The Borrower and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act and all other applicable anti-money laundering and counter-terrorist financing laws and regulations.

(i)           Taxes. Other than as could not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries (a) have filed all U.S. Federal income and other tax returns and tax reports required to be filed by them, and (b) have paid or made provision for payment of all Taxes levied or imposed upon them or their properties, income or assets that are due and payable by them, except those that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

(j)            ERISA Compliance. (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect. In the preceding five years, each Loan Party and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and in the preceding five years, no application for a waiver of the minimum funding standard or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except to the extent a failure to make such contributions or application, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

(ii)            There are no pending or, to the knowledge of any Specified Responsible Officer of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(iii)            (i) No ERISA Event or similar event with respect to a Foreign Plan has occurred or is reasonably expected to occur and (ii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.10(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(iv)           As of the Closing Date, no Loan Party is, and, for so long as the Loan is outstanding, no Loan Party will become (i) an “employee benefit plan” as defined in, and subject to Title I of ERISA, (ii) a “plan” as defined in, and subject to Section 4975 of the Code; (iii) an entity deemed to hold Plan Assets of any such plans; or (iv) a “governmental plan” within the meaning of Section 3(32) of ERISA.

(k)           Subsidiaries; Equity Interests. (i) As of the Closing Date, the Equity Interests of each Restricted Subsidiary that are owned directly or indirectly by the Borrower are owned free and clear of all Liens except for any Lien permitted under Section 7.01 and (ii) as of the Closing Date, Schedule 5.11 sets forth the name and jurisdiction of organization of each Subsidiary of the Borrower (other than Immaterial Subsidiaries) and (i) sets forth the ownership interest of the Borrower in each such Subsidiary, including the percentage of such ownership.

(l)            Margin Regulations; Investment Company Act. (i) No proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U issued by the FRB. Neither the Borrower nor any of its Restricted Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System.

(ii)             None of the Borrower, any Person Controlling, nor any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(m)          Disclosure. As of the Closing Date (i) all written information (other than financial estimates, projected or financial information, other forward-looking information and information of a general economic or industry-specific nature) included in the Confidential Information Memorandum provided in connection with syndication of the Facilities or otherwise furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby (as modified or supplemented by other information so furnished) when taken as a whole (and considered together with all information publicly disclosed by the Borrower and any of its Subsidiaries) did not, when furnished contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under and at the time which they were made, not materially misleading (after giving effect to all supplements and updates thereto from time to time), (ii) with respect to financial estimates, projected or forecasted financial information and other forward-looking information, the Borrower represents and warrants only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable in light of conditions existing at the time of preparation; it being understood that (A) such projections and forecasts, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such projections or forecasts may differ significantly from the projected or forecasted results and that such differences may be material and that such projections and forecasts are not a guarantee of financial performance and (B) such projections are subject to significant contingencies and no assurance can be given that the projections will be realized. For the avoidance of doubt, no representation is made with respect to information of a general economic or general industry nature.

(n)          Solvency. On the Closing Date, after giving effect to the Transactions, the Borrower and its Restricted Subsidiaries are, on a consolidated basis, Solvent.

(o)          Perfection, Etc. All filings and other actions necessary to perfect and protect the Liens in the Collateral, created under and in the manner contemplated by the Collateral Documents (including any Perfection Requirements set forth herein or therein) have been duly made or taken or otherwise provided for and are in full force and effect, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority Lien in the Collateral, securing the payment of the Secured Obligations, subject to Liens permitted by Section 7.01. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.

(p)          Labor Disputes. As of the Closing Date, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts or slowdowns against any Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened and (b) the hours worked by and payments made to employees of any Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters.

Section 14.

Affirmative Covenants

From the Closing Date to the date all Commitments hereunder have expired or terminated, all Loans or other Loan Obligations which are accrued and payable have been paid and satisfied, any Letter of Credit shall have been terminated or otherwise have been provided for in full in a manner reasonably satisfactory to the L/C Issuer (such date, the “Termination Date”), the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.14, 6.15, and 6.18) cause each Restricted Subsidiary to:

(a)           Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:

(i)              within 120 days after the end of each fiscal year of the Borrower ending after the Closing Date (or 150 days with respect to the fiscal year ending on December 31, 2019), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” qualification (other than an emphasis of matter paragraph) (other than with respect to, or resulting from, (w) the operations of any Unrestricted Subsidiary, (x) a current debt maturity and/or (y) any potential default or event of default of any financial covenant under this Agreement and/or any other Indebtedness) or any qualification or exception as to the scope of such audit; provided that if the independent auditor provides an attestation and a report with respect to management’s report on internal control over financial reporting and its own evaluation of internal control over financial reporting, then such report may include a qualification or limitation due to the exclusion of any acquired business from such report to the extent such exclusion is permitted under rules or regulations promulgated by the SEC or the Public Company Accounting Oversight Board;

(ii)             within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower beginning with the first fiscal quarter ending after the Closing Date (or, with respect to the applicable fiscal quarters ending after the Closing Date until (and including) the fiscal quarter ending September 30, 2019, 75 days), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth, in each case, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(iii)            prior to the consummation of a Qualifying IPO, no later than the deadline for delivery of the financial statements in Section 6.01(a), commencing with the deadline for the financial statements for the fiscal year ending December 31, 2019, forecasts prepared by management of the Borrower and its Subsidiaries for the fiscal year after the fiscal year covered by such financial statements, which shall be prepared in good faith upon reasonable assumptions at the time of preparation), it being understood that actual results may vary from such forecasts and that such variations may be material; and

(iv)            if there are any Unrestricted Subsidiaries as of the last day of any fiscal quarter, simultaneously with the delivery of a Compliance Certificate referred to in Section 6.02(a) below, the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements as reasonably determined by the Borrower.

Article XV.          Notwithstanding the foregoing, the obligations in paragraphs (a) through (b) of this Section 6.01 may be satisfied by furnishing 1) the applicable financial statements or other information required by such paragraphs of Holdings (or any other Parent Entity) and/or 2) Holdings’ (or any other Parent Entity’s), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC or otherwise made available to the Administrative Agent for delivery to the Lenders, in each case, within the time periods specified in such paragraphs; provided that with respect to each of clauses (A) and (B) hereof, (i) to the extent such financial statements relate to Holdings (or any other Parent Entity), the Compliance Certificate delivered in connection with such financial statements shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such other Parent Entity), on the one hand, and the information relating to the Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand, which consolidating information may be unaudited and shall be certified by a Responsible Officer of the Borrower as having been fairly presented in all material respects and (ii) to the extent such financial statements are in lieu of statements required to be provided under Section 6.01(a), the Compliance Certificate delivered in connection with such financial statements shall be accompanied by a report of an independent certified public accounting firm of nationally recognized standing with respect to such entity, which statements, report and opinion may be subject to the same exceptions and qualifications as contemplated in Section 6.01(a) (including the proviso thereto).

Article XVI.          Any information required to be delivered pursuant to Sections 6.01(a), (b) or (c), shall not be required to include acquisition method accounting adjustments relating to the Transactions or any Permitted Acquisition to the extent it is not practicable to include any such adjustments in such financial statement.

(b)           Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:

(i)              no later than five Business Days after the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(ii)             [reserved];

(iii)            promptly after the receipt thereof by a Specified Responsible Officer of the Borrower and to the extent permitted by applicable Law, copies of each notice or other correspondence received from any Governmental Authority concerning any material investigation or other material inquiry regarding any material violation of applicable Law by any Restricted Company, in each case of the foregoing, which would reasonably be expected to have a Material Adverse Effect (in each case, excluding any privileged information);

(iv)           promptly after any request therefor, such additional information regarding the business or financial condition of any Restricted Company, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request; provided that, notwithstanding anything to the contrary in this Section 6.02(d), none of the Borrower or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (x) that constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) would be in breach of any confidentiality obligations, fiduciary duty or Law or (z) that is subject to attorney client or similar privilege or constitutes attorney work product.

Documents required to be delivered pursuant to Section 6.01(a), 6.01(b), 6.02(a) or 6.02(c) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or any Parent Entity thereof) posts such documents, or provides a link thereto on the Borrower’s (or any such Parent Entity’s) website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on SyndTrak, IntraLinks, DebtDomain or other relevant website, to which each Lender and the Administrative Agent are granted access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify (which may be by facsimile or electronic mail or by an automated electronic alert of a posting) the Administrative Agent of any such posting by the Borrower of any such documents which notice may be included in the certificate delivered pursuant to Section 6.02(a). The Borrower hereby acknowledges that (A) the Administrative Agent will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak, IntraLinks or another similar electronic system (the “Platform”) and (B) certain of the Lenders may be “Public-Side” Lenders (i.e., Lenders that wish to receive only information that (i) is publicly available, (ii) is not material with respect to the Borrower, its subsidiaries or their respective securities for purposes of United States federal or state securities laws or (iii) constitutes information of the type that would be publicly available if the Borrower or their respective subsidiaries were public reporting companies (collectively, the “Public Side Information”; any information that is not Public Side Information, “Private Side Information”)) (each, a “Public Lender”). The Borrower hereby agrees that (x) it will identify that portion of the Borrower Materials that are to be made available to Public Lenders (including, by marking such materials “PUBLIC”) and (y) by marking Borrower Materials “PUBLIC,” it shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any Private Side Information (it being understood that none of the Borrower or its Restricted Subsidiaries or any Parent Entity thereof shall be under any obligation to mark the Borrower Materials “PUBLIC”). Each of the Administrative Agent and each Lender agrees that it shall treat any Borrower Materials that are not marked “PUBLIC” as being deemed to contain Private Side Information. Notwithstanding the foregoing, the Borrower agrees that (i) any Loan Documents, (ii) any financial statements delivered pursuant to Sections 6.01(a) and 6.01(b)), (iii) any Compliance Certificates delivered pursuant to Section 6.02(a) and (iv) notices delivered pursuant to Section 6.03(a) will be deemed to be Public Side Information and may be made available to Public Lenders.

(c)           Notices. Promptly notify the Administrative Agent after a Specified Responsible Officer obtains knowledge of:

(i)              the occurrence of any Default; and

(ii)             any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including any matter arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Restricted Subsidiary and any Governmental Authority, (iii) the commencement of, or any material adverse development in, any litigation, investigation or proceeding affecting any Loan Party or any Subsidiary, or (iv) the occurrence of any ERISA Event or similar event with respect to a Foreign Plan.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a) or 6.03(b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe to the extent known the provisions of this Agreement and any other Loan Document in respect of which such Default exists.

(d)           [Reserved].

(e)          Preservation of Existence, Etc. (i) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or Section 7.05 (and, in the case of any Restricted Subsidiary, to the extent the failure to do so, could not reasonably be expected to have a Material Adverse Effect) and (ii) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(f)           Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, ordinary wear and tear excepted and casualty and condemnation excepted, and (ii) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions to material properties and equipment in accordance with prudent industry practice.

(g)          Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance of such types and in such amounts (after giving effect to any self-insurance) reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Restricted Subsidiaries as are customarily carried under similar circumstances by such other Persons, except, in the case of Non-U.S. Subsidiaries, to the extent that the failure to maintain such insurance with respect to one or more Non-U.S. Subsidiaries could not reasonably be expected to result in a Material Adverse Effect.

(h)          Compliance with Laws. Comply with the requirements of all Laws (including, without limitation, Environmental Laws, ERISA, Sanctions and applicable Anti-Corruption Laws and, in each case, all orders, writs, injunctions, and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect or the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

(i)            Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of The Borrower or such Restricted Subsidiary, as the case may be.

(j)            Inspection Rights. With respect to any Loan Party, permit representatives or agents of the Administrative Agent or, subject to the following provisions, any Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, absent the existence of a Specified Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than once during any calendar year and such inspections shall be conducted at the sole expense of the Administrative Agent without charge to the Borrower; provided further that when a Specified Event of Default exists or an Event of Default arising from a breach of Section 7.10 has occurred and is continuing, the Administrative Agent (or any of its representatives or agents, or any Lender if accompanying the Administrative Agent) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with Holdings’ accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) would be in breach of any confidentiality obligations, fiduciary duty or Law or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

(k)           Use of Proceeds. Use the proceeds of the Credit Extensions (including the Borrowing of any 2020 Incremental Term Loans) (i) to effectuate the Transactions, including, without limitation, to pay fees and expenses incurred in connection with the Transactions, (ii) to fund and/or pay nonqualified pension and deferred compensation plan obligations and (iii) to provide ongoing working capital and for other general corporate purposes of the Borrower and its Restricted Subsidiaries and for any other purpose not prohibited by this Agreement.

(l)            Payment of Taxes. Pay and cause its Subsidiaries to, pay and discharge Taxes upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a Lien upon any of its material properties; provided that neither the Borrower nor any of its Subsidiaries shall be required hereunder to pay any such Tax (i) being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP or (ii) with respect to which the failure to pay or discharge could not reasonably be expected to have a Material Adverse Effect.

(m)          Covenant to Guarantee Guaranteed Obligations and Give Security. (i) On the Closing Date, cause all Closing Date Loan Parties to guarantee the Guaranteed Obligations.

(ii)             Upon (x)(A) the formation or acquisition of any Subsidiaries of the Borrower (other than an Excluded Subsidiary) organized under the laws of the United States (or any state thereof), including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC, or (B) any Excluded Subsidiary ceasing to constitute an Excluded Subsidiary, or (y) the designation by the Borrower, at its election, of any Excluded Subsidiary as a Subsidiary Guarantor (each, an “Additional Guarantor”), the Borrower shall within sixty (60) days after such formation, acquisition, cessation or designation occurred (or such longer period as the Administrative Agent may agree in its reasonable discretion), notify the Administrative Agent; provided, that (a) solely in the case of any such designation of a non-U.S. Excluded Subsidiary as an Additional Guarantor (a “Non-U.S. Discretionary Guarantor”), consent of the Administrative Agent shall be required prior to the addition of any Non-U.S. Discretionary Guarantor, such consent not to be unreasonably withheld, delayed or conditioned (it being understood that such consent may be withheld if the Administrative Agent reasonably determines that such Non-U.S. Discretionary Guarantor is organized under the laws of a jurisdiction (i) where the amount and enforceability of the contemplated guarantee that may be entered into by a Person organized in the relevant jurisdiction is materially and adversely limited by applicable law or contractual limitations, (ii) where the security interests (and the enforceability thereof) that may be granted with respect to assets (or various classes of assets) located in the relevant jurisdiction are materially and adversely limited by applicable law or (iii) that is not a member of the Organization for Economic Cooperation and Development or is the target of any Sanctions; provided, that no such consent shall be required for the addition of any Additional Guarantor organized under the laws of the United States, Canada, the United Kingdom, the Netherlands and Luxembourg) and (b) the Administrative Agent shall have received at least two Business Days prior to such Non-U.S. Discretionary Guarantor becoming an Additional Guarantor all documentation and other information in respect of such Non-U.S. Discretionary Guarantor as has been reasonably requested by the Administrative Agent in writing that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act (and, upon any request made by a Lender to the Administrative Agent, the Administrative Agent will provide the Lenders with all such information made available to it in accordance with, and subject to, the provisions of this Agreement); and:

(i)              cause any Additional Guarantor to duly execute and deliver to the Administrative Agent a guaranty substantially in the form of the Guaranty Supplement attached to the Guaranty Agreement or such other form of guaranty or guaranty supplement to guarantee the Guaranteed Obligations in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, it being understood and agreed that each Closing Date Loan Party shall duly execute and deliver to the Administrative Agent a Subsidiary Guaranty on the Closing Date;

(ii)            cause such Additional Guarantor to duly execute and deliver to the Administrative Agent, Security Agreement Supplements (including, with respect to any U.S. Loan Party, Perfection Certificates), Intellectual Property Security Agreements and other security documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Collateral Documents in effect on the Closing Date), granting a Lien in substantially all of the assets that would constitute Collateral (in each case, other than any Excluded Asset) directly held by such Additional Guarantor, in each case securing the Secured Obligations of such Additional Guarantor;

(iii)            cause such Additional Guarantor to deliver, to the extent required to be pledged hereunder or under the Collateral Documents, any and all certificates representing Equity Interests owned by such Loan Party accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;

(iv)           to the extent required by the Collateral Documents, take and cause such Additional Guarantor to take whatever action (including the filing of Uniform Commercial Code financing statements, and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties (other than any Excluded Asset) purported to be subject to the Collateral Documents delivered pursuant to this Section 6.13, enforceable against all third parties in accordance with their terms; and

(iii)            [reserved].

(iv)           [reserved].

(v)             [reserved].

(vi)           Notwithstanding the foregoing, (i) the Loan Parties shall not be required to grant a security interest in any assets to the extent the grant or perfection of a security interest in such asset would be prohibited by applicable Law, (ii) unless agreed to by the Borrower, no action outside of the United States shall be required in order to create or perfect any security interest in any asset, and no security or pledge agreements or intellectual property filing, search or schedule shall be required that is not governed by the Laws of the United States, (iii) the following Collateral shall not be required to be perfected (other than to the extent perfected by the filing of a UCC financing statement): (A) assets requiring perfection through control agreements or other control arrangements, including in respect of any deposit, securities or commodities accounts (other than control of pledged capital stock and material intercompany notes, in each case to the extent otherwise constituting Collateral) and (B) letter of credit rights, (iv) promissory notes to the extent evidencing debt for borrowed money in a principal amount (individually) of less than $20,000,000 shall not be required to be delivered and (v) share certificates of Persons that are not Subsidiaries shall not be required to be delivered.

(n)          Further Assurances. (i) Promptly upon reasonable request by the Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

(ii)            Concurrently with the delivery of each Compliance Certificate pursuant to Section 6.02(a), sign and deliver to the Administrative Agent an appropriate Intellectual Property Security Agreement with respect to all after-acquired intellectual property (as defined in the Security Agreement) owned by it as of the last day of the period for which such Compliance Certificate is delivered, to the extent that such after-acquired intellectual property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it; provided that an Intellectual Property Security Agreement shall not be required to be delivered with respect to after-acquired intellectual property except as provided in the Security Agreement. In each case, the Borrower will, and will cause each of the Subsidiary Guarantors to, promptly cooperate as necessary to enable the Administrative Agent to make any necessary or reasonably desirable recordations with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate.

(o)          Designation of Subsidiaries. Designate, at its election, any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) the Borrower shall not be designated as an Unrestricted Subsidiary, and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of (i) the Senior Unsecured Notes or (ii) the Senior Secured Notes. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the applicable Restricted Companies therein at the date of designation in an amount equal to the net book value (or, in the case of any guarantee or similar Investment, the amount) of the Restricted Companies’ Investments therein. If any Person becomes a Restricted Subsidiary on any date after the Closing Date (including by redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary), the Indebtedness of such Person outstanding on such date will be deemed to have been incurred by such Person on such date for purposes of Section 7.03, but will not be considered the sale or issuance of Equity Interests for purposes of Section 7.05.

(p)           No Changes in Fiscal Year. Not change its fiscal year for financial reporting purposes from its present basis without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld) (other than with respect to any Restricted Subsidiary acquired after the Closing Date, and in such case only to the extent necessary to conform to the fiscal year of the Borrower); provided that in the event that the Administrative Agent shall so consent to such change, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting (without the consent of any Lender or any other party to this Agreement).

(q)           Lines of Business. Not engage, to any material extent, in any business other than any of the businesses in which the Borrower and its Restricted Subsidiaries are engaged on the Closing Date, and any business reasonably related, incidental, complementary or ancillary thereto or extensions, expansions or developments thereof.

(r)            Ratings. Use commercially reasonable efforts to obtain (and maintain in effect) a public corporate family and/or public corporate credit rating, as applicable, and public ratings in respect of the Initial Term Facility provided pursuant to this Agreement, in each case, from Moody’s and one of Fitch Ratings, Inc. or S&P; provided that in no event shall the Borrower be required to maintain any specific rating with any such agency.

(s)          Transactions with Affiliates. Not enter into any transaction (other than any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) having a fair market value not in excess of the greater of (x) $60,000,000 and (y) 7.5% of Consolidated EBITDA of the Borrower for the most recently ended Test Period) of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business on terms that are less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those that would be obtained at the time in a comparable arm’s-length transaction with a Person who is not an Affiliate, in each case, other than:

(i)             transactions among the Borrower or the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(ii)             [reserved];

(iii)            the Transactions and the payment of fees and expenses in connection with the consummation of the Transactions;

(iv)           the payment of (i) management, consulting, monitoring, refinancing, transaction, advisory, indemnities and other fees, costs and expenses (plus any unpaid management, consulting, monitoring, transaction, advisory, indemnities and other fees, costs and expenses accrued in any prior year) and any exit and termination fees (including any such cash lump sum or present value fee upon the consummation of a corporate event, including an initial public offering) pursuant to any management services or similar agreements or the management services provisions in an investor rights agreement, limited partnership agreement, limited liability company agreement or other equityholders’ agreement, as the case may be, between the Investors or certain of the management companies associated with the Investors or their advisors or Affiliates, if applicable, and the Borrower and/or its Parent Entities or Subsidiaries, as in effect from time to time (including any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the reasonable determination of the Borrower, to the Lenders, when taken as a whole, in their capacity as such, as compared to the management services or similar agreements as in effect immediately prior to such amendment or replacement) in an aggregate amount in any fiscal year not to exceed the greater of (x) an amount permitted to be paid pursuant to a Sponsor Management Agreement as in effect on the date hereof and any Sponsor Termination Fees not to exceed the amount set forth in such Sponsor Management Agreement as in effect on the date hereof and (y) the greater of (1) $2,000,000 and (2) 0.25% of the Consolidated EBITDA of the Borrower for the most recently ended Test Period per fiscal year and (ii) related indemnities and reasonable expenses; provided that, upon the occurrence and during the continuance of a Specified Event of Default, such amounts described in clause (i) may accrue, but not be payable in cash during such period, but all such accrued amounts (plus accrued interest, if any, with respect thereto) may be payable in cash upon the cure or waiver of such Specified Event of Default;

(v)            transactions with customers, vendors, clients, joint venture partners, suppliers, contractors, distributors or purchasers or sellers of goods or services, in each case in the ordinary course of business or consistent with past practice, which are fair to the Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(vi)           payment to any Permitted Holder of all out of pocket expenses incurred by such Permitted Holder in connection with its direct or indirect investment in the Borrower and its Subsidiaries;

(vii)           payments by any Parent Entity, the Borrower and its Restricted Subsidiaries pursuant to any tax sharing or receivable agreements or other equity agreements in respect of related Taxes among any such Parent Entity, the Borrower and its Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries;

(viii)          the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Borrower and its Restricted Subsidiaries or any Parent Entity in the ordinary course of business;

(ix)           the entry into and performance of obligations of the Borrower or any of the Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Closing Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not disadvantageous in any material respect in the reasonable determination of the Borrower to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Closing Date;

(x)             Restricted Payments permitted under Section 7.06 and/or Investments permitted under Section 7.02 (in each case, other than by reference to this Section 6.19);

(xi)            transactions engaged in by the Borrower or any Restricted Subsidiary with Unrestricted Subsidiaries in good faith to effect the operations, governance, administration and corporate overhead of the Borrower and its Subsidiaries;

(xii)           customary payments by the Borrower and any Restricted Subsidiaries to any Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the Borrower in good faith or do not exceed $2,000,000;

(xiii)          transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to Section 6.15; provided that such transactions were not entered into in contemplation of such redesignation; it being agreed that for the purposes of this Section 6.19, each Unrestricted Subsidiary shall be deemed to be an Affiliate of each Restricted Company;

(xiv)         the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;

(xv)          (i) any purchase by the Borrower (or any Parent Entity) of the Equity Interests of (or contribution to the equity capital of) the Borrower and (ii) any intercompany loans made by the Borrower to Holdings, a Parent Entity or any Restricted Subsidiary;

(xvi)          transactions in connection with any Permitted Tax Restructuring;

(xvii)         (i)any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Borrower or any of its Restricted Subsidiaries with their respective future, present or former officers, directors, managers, members, partners, independent contractors, consultants or employees or those of any Parent Entity, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with future, present or former officers, directors, managers, members, partners, independent contractors, consultants or employees and (iii) transactions and/or issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or to fund, any management equity plan, stock option plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement, any health, disability or similar insurance plan which covers future, present or former officers, directors, managers, members, partners, independent contractors, consultants or employees or any employment contract or arrangement, in each case in the ordinary course of business or consistent with past practice;

(xviii)        any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to the Borrower or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate; and

(xix)          any transaction between or among the Borrower or any Restricted Subsidiary and any Person (including a joint venture or an Unrestricted Subsidiary) that is an Affiliate of the Borrower or an Associate or similar entity solely because the Borrower or a Restricted Subsidiary or any Affiliate of the Borrower or a Restricted Subsidiary or any Affiliate of any Permitted Holder owns an equity interest in or otherwise controls such Affiliate, Associate or similar entity;

(xx)           any purchases by the Borrower’s Affiliates of Indebtedness or Disqualified Equity Interests of the Borrower or any of the Restricted Subsidiaries, the majority of which Indebtedness or Disqualified Equity Interests is purchased by Persons who are not the Borrower’s Affiliates; provided that such purchases by the Borrower’s Affiliates are on the same terms as such purchases by such Persons who are not the Borrower’s Affiliates;

(xxi)           (i) investments by Affiliates in securities or loans of the Borrower or any of the Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Borrower or such Restricted Subsidiary generally to other non-affiliated third party investors on the same or more favorable terms and (ii) payments to Affiliates in respect of securities or loans of the Borrower or any of the Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Borrower and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(xxii)         (i) any lease entered into between the Borrower or any Restricted Subsidiary, as lessee, and any Affiliate of the Borrower, as lessor and (ii) any operational services arrangement entered into between the Borrower or any Restricted Subsidiary and any Affiliate of the Borrower, in each case, which is approved as being on arms-length terms by the reasonable determination of the Borrower;

(xxiii)        transactions undertaken in the ordinary course of business pursuant to membership in a purchasing consortium;

(xxiv)        intellectual property licenses and research and development agreements in the ordinary course of business, or consistent with past practice;

(xxv)          payments to or from, and transactions with, any Subsidiary or any joint venture in the ordinary course of business or consistent with past practice (including any cash management arrangements or activities related thereto);

(xxvi)        the payment of fees, costs and expenses related to registration rights and indemnities provided to equityholders pursuant to equityholders, investor rights, registration rights or similar agreements;

(xxvii)       any issuance, sale or transfer of Equity Interests (other than Disqualified Equity Interests) of the Borrower, any Parent Entity or any of its Restricted Subsidiaries or options, warrants or other rights to acquire such Equity Interests and the granting of registration and other customary rights (and the performance of the related obligations) in connection therewith or any contribution to capital of the Borrower or any Restricted Subsidiary;

(xxviii)       any transition services arrangement, supply arrangement or similar arrangement entered into in connection with or in contemplation of the Disposition of assets or Equity Interests in any Restricted Subsidiary permitted under Section 7.05, in each case, that the Borrower determines in good faith is either fair to the Borrower or otherwise on customary terms for such type of arrangements in connection with similar transactions; and

(xxix)                        any transaction effected as part of a Qualified Securitization Financing or Permitted Receivables Financing, including any disposition or repurchase of Securitization Assets, Receivables Assets or related assets in connection with any Qualified Securitization Financing and/or Permitted Receivables Financing.

In addition, if the Borrower or any of its Restricted Subsidiaries (i) purchases or otherwise acquires assets or properties from a Person which is not an Affiliate, the purchase or acquisition by an Affiliate of the Borrower of an interest in all or a portion of the assets or properties acquired shall not be deemed a transaction with an Affiliate subject to this Section 6.19 (or cause such purchase or acquisition by the Borrower or a Restricted Subsidiary to be deemed a transaction with an Affiliate subject to this Section 6.19) and (ii) sells or otherwise Disposes of assets or other properties to a Person who is not an Affiliate, the sale or other disposition by an Affiliate of the Borrower of an interest in all or a portion of the assets or properties sold shall not be deemed a transaction with an Affiliate subject to this Section 6.19 (or cause such sale or other disposition by the Borrower or a Restricted Subsidiary to be deemed a transaction with an Affiliate subject to this Section 6.19).

(t)            Post-Closing Covenants. Deliver, or cause to be delivered to the Administrative Agent, the items described on Schedule 6.20 on the dates and by the times specified with respect to such items, or such later time as may be agreed to by the Administrative Agent in its reasonable discretion.

Section 15.

Negative Covenants

From the Closing Date until the Termination Date, the Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, and, in the case of Section 7.07, Holdings shall not, directly or indirectly:

(a)           Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(i)                              Liens securing Indebtedness of the Loan Parties under the Loan Documents (including any Additional Loans or Additional Commitments) and/or any Permitted Refinancing of the foregoing;

(ii)                             Liens existing on the Closing Date securing Indebtedness or other obligations in existence on the Closing Date (x) with an individual value not in excess of $5,000,000 or (y) listed on Schedule 7.01 and in each case of the foregoing clauses (x) and (y), any modifications, replacements, refinancings, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Indebtedness) is permitted by Section 7.03;

(iii)                            Liens for Taxes, assessments or governmental charges which are not overdue for a period of more than 60 days, or, if more than 60 days overdue, (i) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(iv)                           statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, (i) no action has been taken to enforce such Lien, (ii) such Lien is being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (iii) with respect to which the failure to make payment as to all such amounts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(v)                            (i) Liens incurred in the ordinary course of business in connection with workers’ compensation, pensions, unemployment insurance and other social security legislation and (ii) Liens incurred in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies;

(vi)                           Liens to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business and obligations in respect of letters of credit, bank guarantee or similar instruments that have been posted to support the same;

(vii)                         (i) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially and adversely interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries and (ii) with respect to any mortgage, any exception on the title policy related thereto;

(viii)                         Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(ix)                            Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens attach concurrently with or within two hundred seventy (270) days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(x)                             (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Borrower or any of its material Restricted Subsidiaries or (B) secure any Indebtedness (other than any obligation that is Indebtedness solely as a result of the operation of clause (e) of the definition thereof), (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or any Restricted Subsidiary or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof and (iii) any interest or title of a lessor, sublessor, or licensor under any lease or lease agreement to which the Borrower or any of its material Restricted Subsidiaries is a party, and interests of any other party granted by such licensor or lessor in such licensor’s or lessor’s fee or other interest;

(xi)                           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xii)                          Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or similar law on items in the course of collection, (ii) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, (iii) in favor of a banking or other financial institution or entities and/or electronic payment service providers arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry and (iv) arising by the terms of documents of banks or other financial institutions in relation to the maintenance or administration of deposit accounts or, securities accounts;

(xiii)                         Liens (i) (A) on advances of cash or Cash Equivalents or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02 to be applied against the purchase price for such Investment, and (B) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05 and (ii) on cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(xiv)                        Liens on assets that are not Collateral, including on the property of any Non-U.S. Subsidiary of the Borrower (including Equity Interests held by such Non-U.S. Subsidiary) securing Indebtedness of such Non-U.S. Subsidiary to the extent permitted under Section 7.03; provided that, to the extent such Liens are on assets owned by a Loan Party, such Liens shall only secure Indebtedness or other obligations otherwise permitted hereunder and in an aggregate principal amount not to exceed the greater of (x) $75,000,00 and (y) 10.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period;

(xv)                          Liens in favor of the Borrower or any Restricted Subsidiary securing Indebtedness permitted under Section 7.03(e) or other obligations other than Indebtedness owed by the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary;

(xvi)                         Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.15), in each case after the date hereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) any such Lien shall not encumber any other property of the Borrower or any of the Restricted Subsidiaries (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any proper-ty to which such requirement would not have applied but for such acquisition) and (iii) the Indebtedness secured thereby is permitted under Section 7.03;

(xvii)                        Liens arising from precautionary UCC financing statement filings (or similar filings under applicable Law) regarding leases entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business (and Liens consisting of the interests or title of the respective lessors thereunder);

(xviii)                        Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business not prohibited by this Agreement;

(xix)                          Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness (other than Indebtedness described in clause (e) of the definition thereof), (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such Restricted Company and (iii) relating to purchase orders and other similar agreements entered into in the ordinary course of business;

(xx)                           Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xxi)                          any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(xxii)                         Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit and/or bank guarantees issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods in the ordinary course of business;

(xxiii)                        any pledge of the Equity Interests of an Unrestricted Subsidiary or Non-U.S. Subsidiary (other than any Equity Interests of a Non-U.S. Subsidiary that constitute Collateral) to secure Indebtedness of such Unrestricted Subsidiary or Non-U.S. Subsidiary, as applicable, to the extent such pledge constitutes an Investment permitted under this Agreement;

(xxiv)                        Liens securing Indebtedness or other obligations outstanding in an aggregate principal amount not to exceed the greater of (x) $220,000,000 and (y) 30.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period;

(xxv)                        Liens securing Indebtedness permitted under Section 7.03(z)(i) (provided that (x) such Liens shall only secure the obligations secured on the date of the Permitted Acquisition or other Investment and such liens shall not extend to any other property of the Borrower and its Restricted Subsidiaries and (y) no such Lien was created in contemplation of the applicable acquisition or other Investment), Section 7.03(z)(ii), Section 7.03(aa), Section 7.03(bb) and Section 7.03(ee), in each case, to the extent contemplated by, and subject to the limitations set forth in such provisions; provided that, to the extent such Lien is on the Collateral, the beneficiaries thereof (or an agent on their behalf) shall have become party to an Acceptable Intercreditor Agreement pursuant to the terms thereof;

(xxvi)                        [reserved];

(xxvii)                       Liens on the Collateral securing Secured Hedging Obligations and Cash Management Obligations;

(xxviii)                      Liens on cash or Cash Equivalents deposited with the applicable representative of the holder of the applicable Indebtedness pending application of such cash or Cash Equivalents to the defeasance, discharge or redemption of such Indebtedness;

(xxix)                        ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(xxx)                          Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(xxxi)                         with respect to any Non-U.S. Subsidiary, other Liens and privileges arising mandatorily by Law;

(xxxii)                        Liens on receivables and related assets arising in connection with a Qualified Securitization Financing and/or Permitted Receivables Financing;

(xxxiii)                       Liens securing Indebtedness permitted under Section 7.03(b)(ii) and/or any Permitted Refinancing of the foregoing;

(xxxiv)                      receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(xxxv)                       Liens on cash or Cash Equivalents securing Swap Contracts in the ordinary course of business submitted for clearing in accordance with applicable Requirements of Law;

(xxxvi)                      the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(xxxvii)                     Liens arising in connection with any Permitted Tax Restructuring;

(xxxviii)                    Liens securing Indebtedness permitted under Section 7.03(cc); provided that, to the extent such Lien is on the Collateral, the beneficiaries thereof (or an agent on their behalf) shall have become party to an Acceptable Intercreditor Agreement pursuant to the terms thereof; and

(xxxix)                       Liens on cash or Cash Equivalents held in Escrow for the purpose of satisfying or discharging Indebtedness pursuant to customary escrow arrangements as described or contemplated in this Agreement.

(b)           Investments. Make any Investments, except for the following:

(i)                              Investments by the Borrower or any Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made, and the holding of cash or Cash Equivalents at any time by the Borrower or any Restricted Subsidiary;

(ii)                            loans or advances to future, present or former officers, directors, managers, members, partners, independent contractors, consultants or employees of the Borrower (or any direct or indirect parent thereof), the Borrower or its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower (or any direct or indirect parent thereof) (provided that, the proceeds of any such loans and advances shall be contributed to the Borrower in cash as common equity) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed the greater of (x) $35,000,000 and (y) 5.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period as of such time;

(iii)                            [reserved];

(iv)                           Investments (i) by any Loan Party in any other Loan Party, (ii) by any Person that is not a Loan Party in any Loan Party, (iii) by any Person that is not a Loan Party in any Restricted Subsidiary of the Borrower that is not a Loan Party and (iv) by any Loan Party in any Restricted Subsidiary of the Borrower that is not a Loan Party (including any Person that will, upon the making of such Investment, become a Restricted Subsidiary); provided, that any such Investment under this clause (iv) by Loan Parties in such Persons that are not Loan Parties shall be either (A) in the ordinary course of business or consistent with past practice or (B) in an aggregate amount not to exceed the greater of (x) $375,000,000 and (y) 50% of Consolidated EBITDA as of the last day of the most recently ended Test Period;

(v)                           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(vi)                           Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments not prohibited by or permitted (other than, in each case, by reference to this Section 7.02) under Sections 7.01, 7.03 (other than Section 7.03(d)), 7.04, 7.05 and 7.06, respectively;

(vii)                          Investments existing or contemplated on the Closing Date (x) with an individual value not in excess of $5,000,000 or (y) set forth on Schedule 7.02 and in each case of the foregoing clauses (x) and (y), any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02;

(viii)                         Investments in Swap Contracts permitted under Section 7.03(g);

(ix)                            promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(x)                             the purchase or other acquisition of (x) all or substantially all of the property and assets or businesses of any Person, (y) assets constituting a business unit, a line of business or division of any Person, or (z) Equity Interests in (i) a Person that becomes a Restricted Subsidiary as a result of such purchase or acquisition (including as a result of a merger or consolidation) and/or (ii) a Restricted Subsidiary to increase the percentage of ownership thereof held by the Borrower or any Restricted Subsidiary (each, a “Permitted Acquisition”); provided that (i) after giving effect to any such purchase or other acquisition, and subject in all respects to the LCT Provisions (if applicable), no Specified Event of Default shall have occurred and be continuing or would result therefrom and the Borrower shall be in compliance with the covenant in Section 6.17 and (ii) to the extent required pursuant to Section 6.13, (A) the property, assets and businesses acquired in such purchase or other acquisition shall become Collateral and (B) any newly created or acquired Restricted Subsidiary (other than an Excluded Subsidiary) shall become Guarantors;

(xi)                            Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of any Person and in settlement of obligations of, or other disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(xii)                          Investments in and among the Borrower or any of its Restricted Subsidiaries in connection with intercompany cash management arrangements and related activities, including cash pooling arrangements and intercompany loans, in the ordinary course of business;

(xiii)                          advances of payroll payments to employees in the ordinary course of business;

(xiv)                          Guarantees by the Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or other obligations that do not constitute Indebtedness, in each case, entered into in the ordinary course of business;

(xv)                           Investments in the ordinary course consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(xvi)                         Investments in JV Entities and Unrestricted Subsidiaries after the Closing Date (it being understood and agreed that the book value of the assets of an Unrestricted Subsidiary at the time of its designation as such pursuant to Section 6.15 shall be deemed to be an Investment made in such Unrestricted Subsidiary in an amount equal to such book value, but if such Unrestricted Subsidiary is not wholly-owned by the Borrower or any Restricted Subsidiary, only an amount proportional to the Borrower or such Restricted Subsidiary’s ownership therein shall be included in this calculation) in an aggregate amount for all such Investments (less an amount equal to the book value of all Unrestricted Subsidiaries that, after the Closing Date, are redesignated by the Borrower to be Restricted Subsidiaries, calculated as of the date of such redesignation) not to exceed for all JV Entities and Unrestricted Subsidiaries, at the time such Investment is made and after giving effect to such Investment, the sum of (i) an amount equal to the greater of (x) $170,000,000 and (y) 22.5% of Consolidated EBITDA as of the last day of the most recently ended Test Period as of such time plus (ii) the aggregate amount of any cash repayment of or return on such Investments theretofore received by the Borrower or any Restricted Subsidiary after the Closing Date;

(xvii)                         Investments made in connection with any Permitted Tax Restructuring;

(xviii)                        loans and advances to any direct or indirect parent of the Borrower in lieu of, and not in excess of the amount of (after giving effect to any other such loans or advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to such direct or indirect parent in accordance with Section 7.06; provided that any such loan or advance shall reduce the amount of such applicable Restricted Payment thereafter permitted under Section 7.06 by a corresponding amount (if such applicable provision of Section 7.06 contains a maximum amount);

(xix)                          Investments in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding:

(i)                             the greater of (x) $335,000,000 and (y) 45.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period; plus

(ii)                             (A) the greater of (x) $260,000,000 and (y) 35.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period minus (B) Restricted Prepayments made pursuant to Section 7.08(d)(i), plus

(iii)                            (A) the greater of (x) $295,000,000 and (y) 40.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period minus (B) the amount of any Restricted Payments made pursuant to Section 7.06(i) minus (C) Restricted Prepayments made pursuant to Section 7.08(d)(ii), plus

(iv)                           an amount equal to any returns of capital or sale proceeds actually received by the Borrower or a Restricted Subsidiary after the Closing Date in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made);

(xx)                           Investments in an amount not to exceed the Available Amount;

(xxi)                          Investments in a Similar Business after the Closing Date in an aggregate amount for all such Investments not to exceed, at the time such Investment is made and after giving effect to such Investment, the sum of (i) an amount equal to the greater of (x) $260,000,000 and (y) 35.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period as of such time plus (ii) the aggregate amount of any cash repayment of or return on such Investments theretofore received by the Borrower or any Restricted Subsidiary after the Closing Date;

(xxii)                        other Investments; provided that after giving Pro Forma Effect to such Investment, the Total Leverage Ratio shall not exceed 4.50:1.00;

(xxiii)                        Investments made as part of, or in connection with, the Transactions;

(xxiv)                        (i) Investments of any Restricted Subsidiary acquired after the Closing Date (other than as a result of a redesignation of any Unrestricted Subsidiary), or of any Person (other than an Unrestricted Subsidiary) acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Closing Date, in each case pursuant to an Investment otherwise permitted by this Section 7.02 to the extent that such Investments of such Person were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 7.02(x) so long as any such modification, replacement, renewal or extension thereof does not increase the amount of such Investment;

(xxv)                         [reserved];

(xxvi)                        any Investment made by any Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is designated as a Restricted Subsidiary so long as the relevant Investment was not made in contemplation of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary;

(xxvii)                       Investments (i) in connection with a Qualified Securitization Financing or a Permitted Receivables Financing and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets or Receivables Assets in connection with a Qualified Securitization Financing or Permitted Receivables Financing;

(xxviii)                      Investments to the extent that payment for such Investments is made with Qualified Equity Interests (to the extent not otherwise applied under this Agreement and other than any Cure Amount); provided that, any amounts used for such an Investment or other acquisition that are not Qualified Equity Interests shall otherwise be permitted pursuant to this Section 7.02;

(xxix)                        the forgiveness or conversion to Qualified Equity Interests of any intercompany Indebtedness owed to the Borrower or any Restricted Subsidiary or the cancellation or forgiveness of any Indebtedness owed to the Borrower (or any Parent Entity) or a Subsidiary from any members of management of the Borrower (or any Parent Entity) or any Subsidiary, in each case permitted by Section 7.03;

(xxx)                         Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice

(xxxi)                         Investments made from casualty insurance proceeds in connection with the replacement, substitution, restoration or repair of assets on account of a Casualty Event;

(xxxii)                       any Investment in any Subsidiary or any joint venture in the ordinary course of business or consistent with past practice (including any cash management arrangements, cash pooling arrangements, intercompany loans and activities related thereto);

(xxxiii)                       to the extent that they constitute Investments, (i) purchases or other acquisitions of inventory, supplies, materials, equipment, intellectual property, IP Rights and similar assets or (ii) licenses, sublicenses, cross-licenses, leases, subleases, assignments, contributions or other Investments of intellectual property, IP Rights or other intangibles or services in the ordinary course of business pursuant to any joint development, joint venture or marketing arrangements with other Persons or any intercompany license agreement and any other Investments made in connection therewith; and

(xxxiv)                      contributions to a “rabbi” trust for the benefit of any employee, director, officer, manager, contractor, consultant, advisor or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower, and Investments relating to non-qualified deferred payment plans in the ordinary course of business or consistent with past practice.

Article XVII.         To the extent an Investment is permitted to be made by the Borrower or a Restricted Subsidiary in any Restricted Subsidiary or any other Person who is not the Borrower or a Subsidiary Guarantor (each such Person, a “Target Person”) under any provision of this Section 7.02, such Investment may be made by advance or, contribution by Borrower or other Loan Party to a Restricted Subsidiary, which is then substantially concurrently applied by such Restricted Subsidiary for purposes of making the relevant Investment in the Target Person in accordance with this Section 7.02 (other than this sentence) without such initial advance or, contribution constituting an Investment for purposes of this Section 7.02.

(c)           Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except for the following:

(i)                              Indebtedness of the Loan Parties under the Loan Documents (including any Additional Loans or Additional Commitments);

(ii)                            Indebtedness of the Loan Parties in respect of (i) the Senior Unsecured Notes in an aggregate principal amount not to exceed $750,000,000 and (ii) the Senior Secured Notes in an aggregate principal amount not to exceed $700,000,000 and any Permitted Refinancing of the foregoing in this clause (b);

(iii)                           Indebtedness outstanding on the Closing Date (x) with an individual principal amount less than $5,000,000 or (y) listed on Schedule 7.03 and in each case of the foregoing clauses (x) and (y), any Permitted Refinancing thereof;

(iv)                           Guarantees by any Loan Party in respect of Indebtedness of the Borrower or any of its Restricted Subsidiaries otherwise permitted hereunder; provided that if the Indebtedness being guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(v)                           Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or a Restricted Subsidiary that constitutes an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in the Intercompany Note;

(vi)                           (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (provided that such Indebtedness is incurred concurrently with or within two hundred seventy (270) days after the applicable acquisition, construction, repair, replacement, lease, expansion, development, installation, relocation, renewal, maintenance, upgrade or improvement), (ii) Attributable Indebtedness arising out of Permitted Sale Leasebacks and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii); provided that the aggregate principal amount of Indebtedness (including without limitation Attributable Indebtedness, but excluding Attributable Indebtedness incurred pursuant to clause (ii)) under this Section 7.03(f) does not exceed the greater of (x) $225,000,000 and (y) 30.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period;

(vii)                          Indebtedness in respect of Swap Contracts entered into in the ordinary course of business and not for speculative purposes;

(viii)                         Indebtedness of the Borrower or any of its Restricted Subsidiaries arising pursuant to any Permitted Tax Restructuring;

(ix)                            [reserved];

(x)                             Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(xi)                            Indebtedness consisting of obligations of the Borrower (or any Parent Entity) or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in the ordinary course of business or otherwise in connection with the Transactions and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(xii)                           Indebtedness to future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants of the Borrower or any of its Subsidiaries or Parent Entities or their respective controlled investment affiliates and/or their respective Affiliates, estates, heirs, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing to finance the purchase or redemption of Equity Interests of the Borrower (or any Parent Entity) permitted by Section 7.06

(xiii)                          [reserved];

(xiv)                         Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting guarantee or indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(xv)                           Indebtedness in connection with intercompany cash management arrangements and related activities in the ordinary course of business or consistent with past practice;

(xvi)                         Indebtedness in connection with Cash Management Obligations and other Indebtedness in respect of Bank Management Obligations in each case incurred in the ordinary course of business or consistent with past practice;

(xvii)                        Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations of the Borrower or any Restricted Subsidiary contained in supply arrangements, in each case, in the ordinary course of business;

(xviii)                        Indebtedness of Restricted Subsidiaries that are not Loan Parties in an aggregate principal amount not to exceed the greater of (x) $150,000,000 and (y) 20.0% of Consolidated EBITDA of the Borrower as of the last day of the most recently ended Test Period;

(xix)                          obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(xx)                           [reserved];

(xxi)                          Indebtedness owing to a customer to finance the acquisition of any equipment necessary to perform services for such customer; provided that the terms of such Indebtedness are consistent with those entered into with respect to Indebtedness containing substantially similar restrictions prior to the Closing Date, including that (x) the repayment of such Indebtedness is conditional upon such customer ordering a specific amount of goods or services and (y) such Indebtedness does not bear interest or provide for scheduled amortization or maturity;

(xxii)                         Indebtedness consisting of obligations owing under any customer or supplier incentive, supply, license or similar agreements or workers’ compensation claims, health, disability or other employee benefits, property, casualty or liability insurance and/or self-insurance obligations, in each case, entered into in the ordinary course of business or consistent with past practice;

(xxiii)                        customer deposits and advance payments received in the ordinary course of business or consistent with past practice from customers for goods and services purchased in the ordinary course of business or consistent with past practice;

(xxiv)                        Indebtedness in an aggregate principal amount not to exceed the greater of (x) $295,000,000 and (y) 40.0% of Consolidated EBITDA of the Borrower as of the last day of the most recently ended Test Period;

(xxv)                         Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries to the extent that the net proceeds thereof are promptly deposited with (i) the trustee of the Senior Unsecured Notes to satisfy or discharge the Senior Unsecured Notes or exercise the Borrower’s legal defeasance or covenant defeasance or (ii) the trustee of the Senior Secured Notes to satisfy or discharge the Senior Secured Notes or exercise the Borrower’s legal defeasance or covenant defeasance, in each case, in accordance with the Senior Unsecured Notes Indenture or Senior Secured Notes Indenture, as applicable;

(xxvi)                        Indebtedness (i) of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary) after the date hereof and/or any other Indebtedness otherwise assumed in connection with an acquisition or any other Investment not prohibited hereunder, to the extent in the case of this clause (i), such Indebtedness was not incurred in contemplation of such acquisition or other Investment and (ii) incurred or assumed in connection with a Permitted Acquisition or other Investment not prohibited hereunder and/or any other purpose not prohibited by this Agreement, in an aggregate principal amount for clauses (i) and (ii), not to exceed (A) the greater of (x) $185,000,000 and (y) 25.0% of Consolidated EBITDA of the Borrower as of the last day of the most recently ended Test Period plus (B) an additional amount so long as after giving Pro Forma Effect thereto (x) in the case of Indebtedness secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Obligations, the Senior Secured Leverage Ratio does not exceed 4.00:1.00 (or, to the extent such Indebtedness is incurred in connection with any Permitted Acquisition or Investment not prohibited by this Agreement, the greater of 4.00:1.00 and the Senior Secured Leverage Ratio immediately prior to such transaction) and, (y) in the case of Indebtedness secured by a Lien that ranks junior to the Liens on the Collateral securing the Obligations, the Secured Leverage Ratio does not exceed 5.20:1.00 (or, to the extent such Indebtedness is incurred in connection with any Permitted Acquisition or Investment not prohibited by this Agreement, the greater of 5.20:1.00 and the Secured Leverage Ratio immediately prior to such transaction) and (z) in the case of Indebtedness that is unsecured or secured by assets that are not Collateral, either (X) the Total Leverage Ratio does not exceed the greater of 5.70:1.00 (or, to the extent such Indebtedness is incurred in connection with any Permitted Acquisition or Investment not prohibited by this Agreement, the greater of 5.70:1.00 and the Total Leverage Ratio immediately prior to such transaction) or (Y) the Interest Coverage Ratio is no less than 2:00:1.00 (or, to the extent such Indebtedness is incurred in connection with any Permitted Acquisition or Investment not prohibited by this Agreement, the lesser of 2.00:1.00 and the Interest Coverage Ratio immediately prior to such transaction); provided that except with respect to Indebtedness described in clause (i) of this Section 7.03(z), such Indebtedness shall not mature prior to the Initial Term Loan Maturity Date and shall have a Weighted Average Life to Maturity not shorter than the Weighted Average Life to Maturity of the Initial Term Loans (provided, that the requirements in this clause (1) shall not apply to (x) any customary bridge loans so long as any loans, notes, securities or other Indebtedness which exchanged for or otherwise replace such bridge loans satisfies (or will satisfy at the time of incurrence or rollover) the requirements of such clauses and (y) any Indebtedness with an aggregate outstanding principal amount not in excess of $350,000,000), any such Indebtedness of any Subsidiaries that are non-Loan Parties under this Section 7.03(z) shall not exceed the greater of (I) $260,000,000 and (II) 35.0% of Consolidated EBITDA of the Borrower as of the last day of the most recently ended Test Period, subject to the LCT Provisions (if applicable), no Event of Default exists or shall result therefrom (or, in the case of a Permitted Acquisition or Investment, no Specified Event of Default exists or shall result therefrom), any such Indebtedness that is secured by the Collateral shall be subject to an Acceptable Intercreditor Agreement and (5) in the case of any such Indebtedness incurred under clause (ii) hereof that is denominated in Dollars and in the form of term loans (other than customary bridge loans) that is secured by the Collateral on a pari passu basis with the Initial Term Loans in right of payment and with respect to security with a final maturity date that is less than 24 months after the Initial Term Loan Maturity Date, the All-In-Rate applicable thereto will not be more than 0.50% per annum higher than the All-In-Rate in respect of the Initial Term Loans unless the Applicable Margin (and/or, as provided in the proviso below, the Base Rate floor or Eurocurrency Rate floor) with respect to the Initial Term Loans is adjusted to be equal to the All-In-Rate applicable to such Indebtedness, minus 0.50% per annum (it being agreed that, the relative rate differentials in any pricing grid specified in the Applicable Margin shall continue to be maintained), provided that, unless otherwise agreed by the Borrower in its sole discretion, that any increase in All-In-Rate to any Initial Term Loan due to the application or imposition of an Base Rate floor or Eurocurrency Rate floor on any such Indebtedness shall be effected solely through an increase in (or implementation of, as applicable) any Base Rate floor or Eurocurrency Rate floor applicable to such Initial Term Loan;

(xxvii)                       Incremental Equivalent Debt;

(xxviii)                      Credit Agreement Refinancing Indebtedness;

(xxix)                         Indebtedness in an aggregate principal amount not to exceed the Available Amount;

(xxx)                          Indebtedness with respect to any Permitted Recourse Receivables Financing;

(xxxi)                        Indebtedness in respect of Permitted Exchange Securities incurred pursuant to a Permitted Exchange in accordance with Section 2.15 and any Permitted Refinancing thereof;

(xxxii)                        Indebtedness of the Borrower or any Restricted Subsidiary in an amount equal to 200% of the aggregate amount of cash contributions made after the Closing Date to the Borrower in exchange for Qualified Equity Interests of the Borrower, except to the extent utilized in connection with any other transaction permitted by Section 7.02 or Section 7.08, and except to the extent such amount increases the Available Amount or constitutes a Cure Amount;

(xxxiii)                       Indebtedness of any Restricted Subsidiary that is not a Loan Party incurred under working capital lines, lines of credit or overdraft facilities in an individual principal amount at any time outstanding not to exceed the greater of $40,000,000 and 5.0% of Consolidated EBITDA of the Borrower as of the last day of the most recently ended Test Period; and

(xxxiv)                      all premiums (if any), interest (including post-petition interest, capitalized interest or interest otherwise payable in kind), fees, defeasance costs, underwriting discounts, dividends, expenses, charges and additional or contingent interest on obligations described in the foregoing clauses of this Section 7.03.

Article XVIII.        The accrual of interest, the accretion of accreted value and the payment of interest or distributions in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. In addition, (I) the principal amount of any Disqualified Equity Interests of the Borrower or a Restricted Subsidiary, or preferred equity interests of the Borrower or a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof and (II) Indebtedness permitted by this Section 7.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 7.03 permitting such Indebtedness.

(d)           Fundamental Changes. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, liquidate or dissolve, except that:

(i)                              (A) any Person may merge, amalgamate or consolidate with or into the Borrower in a transaction in which the Borrower is the surviving entity or (B) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, which shall not be an operating company, and shall not hold any Equity Interests directly or indirectly in any operating company, the “Successor Borrower”), including, in each case, pursuant to a Delaware LLC Division, (v) no Event of Default shall exist or result therefrom, (w) the Successor Borrower shall deliver to the Administrative Agent all information as may be reasonably requested by the Administrative Agent to satisfy any applicable “know your customer” requirements, (x) the Borrower shall be an entity organized or existing under the law of the United States, any state thereof or the District of Columbia, (y) the Successor Borrower shall expressly assume the Obligations of the Borrower in a manner reasonably satisfactory to the Administrative Agent and (z) except as the Administrative Agent may otherwise agree, each Guarantor, unless it is the other party to such merger or consolidation, shall have executed and delivered a customary reaffirmation agreement with respect to its obligations under the Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (w) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents,

(ii)                            any Restricted Subsidiary may effect a merger, amalgamation, dissolution, winding up, liquidation, or consolidation into any Person in order to consummate an Investment or asset Disposition permitted by Section 7.02 or Section 7.05, respectively; provided that when any Restricted Subsidiary that is a Loan Party is merging with a Person that is not a Loan Party, to the extent such other Person is required to become a Guarantor, it shall deliver all information as may be reasonably requested by the Administrative Agent to satisfy any applicable “know your customer” requirements, and

(iii)                           any Restricted Subsidiary may merge, amalgamate or consolidate with or into the Borrower or any Restricted Subsidiary; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;

(ii)                            (i) any Restricted Subsidiary may change its legal form, in each case, if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders and (ii) the Borrower may change its legal form if it determines in good faith that such action is in the best interests of the Borrower and its Restricted Subsidiaries, and the Administrative Agent reasonably determines it is not disadvantageous to the Lenders;

(iii)                           any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary that is not a Loan Party in accordance with Section 7.02 and Section 7.03, respectively; and

(iv)                           the Transactions and any Permitted Tax Restructuring may be consummated.

(e)           Dispositions. Make any Disposition of any of its property, except:

(i)                             Dispositions of obsolete, used, surplus, negligible, uneconomical or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower or any Restricted Subsidiary or Dispositions of non-core assets and property or assets and property otherwise commercially unreasonable to retain;

(ii)                            Dispositions of inventory and immaterial assets in the ordinary course of business;

(iii)                           Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(iv)                           Dispositions of property by the Borrower or any Restricted Subsidiary to the Borrower or another Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (x) the transferee thereof must be a Loan Party or (y) to the extent such transaction constitutes an Investment in a Restricted Subsidiary that is not a Loan Party, such transaction is permitted by Section 7.02;

(v)                           Dispositions permitted (other than by reference to this Section 7.05) by Section 7.02, Section 7.04 and Section 7.06 and Liens permitted by Section 7.01;

(vi)                           Dispositions of cash and Cash Equivalents;

(vii)                          Dispositions of accounts receivable in connection with the collection or compromise thereof;

(viii)                         leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Borrower or any Restricted Subsidiary;

(ix)                            transfers of property subject to Casualty Events;

(x)                            Dispositions in the ordinary course of business consisting of the abandonment or lapse of IP Rights which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower or any Restricted Subsidiary or are no longer used or commercially reasonable to maintain;

(xi)                            Dispositions of Investments in JV Entities to the extent required by, or made pursuant to buy/sell arrangements between the JV Entity parties set forth in, JV Entity arrangements and similar binding arrangements (i) in substantially the form as such arrangements are in effect on the Closing Date or (ii) to the extent that the Net Cash Proceeds of such Disposition are either reinvested or applied to prepay the Initial Term Loans pursuant to Section 2.06(b);

(xii)                           Dispositions in connection with any Permitted Tax Restructuring;

(xiii)                          Dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, members of management, employees or consultants of the Restricted Companies;

(xiv)                         Dispositions of tangible property in the ordinary course of business as part of a like-kind exchange under Section 1031 of the Code;

(xv)                           voluntary terminations of Swap Contracts;

(xvi)                         [reserved];

(xvii)                         Permitted Sale Leasebacks;

(xviii)                        Dispositions of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary by the Borrower or any Restricted Subsidiary not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Specified Event of Default shall exist or would result from such Disposition, (ii) such Disposition is made for fair market value, (iii) with respect to any Disposition (or series of related Dispositions) under this Section 7.05(r) for a purchase price in excess of the greater of (x) $75,000,000 and (y) 10.0% of Consolidated EBITDA of the Borrower as of the last day of the most recently ended Test Period, as reasonably determined by the Borrower at the time of such Disposition, the Borrower or any of the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents on a cumulative basis for all such Dispositions following the Closing Date (provided that for the purposes of this clause (r)(iii), the following shall be deemed to be cash: (A) the greater of the principal amount and carrying value of Indebtedness or other liabilities (other than Indebtedness or liabilities that are subordinated in right of payment to the Loan Obligations) contingent or otherwise of the Borrower and its Restricted Subsidiaries that are assumed by the transferee (or a third party in connection with such transfer) and pursuant to which the Borrower or such Restricted Subsidiary is released or indemnified by all applicable creditors in writing, from all liability on such Indebtedness or other liability in connection with such Disposition, (B) securities, notes or other obligations received by the Borrower or any of its Restricted Subsidiaries from the transferee that are converted by Holdings, the Borrower or such Restricted Subsidiaries into cash or Cash Equivalents within 180 days following the closing of such Disposition, (C) Indebtedness (other than Indebtedness or liabilities that are subordinated in right of payment to the Loan Obligations) of any Restricted Subsidiary that is disposed of pursuant to such Disposition and that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that the Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Disposition and (D) aggregate non-cash consideration received by the Borrower and its Restricted Subsidiaries for all Dispositions under this clause (r) having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed the greater of (x) $150,000,000 and (y) 20.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period at any time outstanding (net of any non-cash consideration converted into cash and Cash Equivalents received in respect of any such non-cash consideration) and (iv) the Net Cash Proceeds of such Disposition are either reinvested or applied to prepay the Initial Term Loans pursuant to Section 2.06(b);

(xix)                          Dispositions in an amount not to exceed the greater of (x) $50,000,000 and (y) 7.5% of Consolidated EBITDA as of the last day of the most recently ended Test Period;

(xx)                           the Borrower and its Restricted Subsidiaries may surrender or waive contractual rights and leases and settle or waive contractual or litigation claims in the ordinary course of business;

(xxi)                          Dispositions of assets (including Equity Interests) acquired in connection with Permitted Acquisitions or other similar Investments permitted hereunder, which assets are obsolete or not used or useful to the core or principal business of the Borrower and the Restricted Subsidiaries or which Dispositions are made to obtain the approval of any applicable antitrust authority in connection with such Permitted Acquisition or Investment or otherwise necessary or advisable in the good faith determination of the Borrower to consummate such Permitted Acquisition or Investment;

(xxii)                         any swap of assets in exchange for services or other assets of comparable or greater fair market value useful to the business of the Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by the Borrower;

(xxiii)                        any sale of Equity Interests in, or Indebtedness of or other securities of, an Unrestricted Subsidiary (other than any Unrestricted Subsidiaries, all or substantially all the assets which consist of cash and Cash Equivalents);

(xxiv)                        Dispositions of Securitization Assets or Receivables Assets, or participations therein, in connection with any Qualified Securitization Financing or Permitted Receivables Financing, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with past practice; and

(xxv)                         the Transactions may be consummated.

Article XIX.               To the extent any Collateral is Disposed of as permitted by this Section 7.05 to any Person that is not a Loan Party (I) such Collateral shall be automatically sold free and clear of the Liens and security interest created by the Loan Documents and all related Liens created by the Loan Documents shall be deemed released, in each case, without any further action by any Person and (II) the Administrative Agent or Collateral Agent, as applicable, may take such actions to evidence such release contemplated by clause (I) in accordance with the requirements of Section 9.10.

(f)            Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except :

(i)                             [reserved];

(ii)                             (i) the Borrower may (or may make Restricted Payments to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Equity Interests in exchange for another class of its (or such parent’s) Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent capital contributions or issuances of new Equity Interests, provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby, (ii) the Borrower may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of the Borrower and (iii) the Borrower may issue, transfer or sell directors’ qualifying shares and shares issued to foreign nationals as required under applicable Law;

(iii)                            the Borrower may make additional Restricted Payments so long as (i) immediately after giving effect to such Restricted Payment, the Total Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 4.40:1.00 and (ii) no Event of Default exists or results therefrom;

(iv)                           to the extent constituting Restricted Payments permitted by other clauses of this Section 7.06, the Borrower and its Restricted Subsidiaries may enter into transactions expressly permitted by Section 7.04, Section 7.05 (other than Section 7.05(e)), Section 6.19 (other than Section 6.19(j)) or Section 7.08;

(v)                            repurchases of Equity Interests in the ordinary course of business of the Borrower (or any Parent Entity) deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(vi)                           the Borrower or any Restricted Subsidiary may (i) pay cash in lieu of fractional Equity Interests in connection with any dividend, split, distribution, merger, consolidation, amalgamation or combination thereof or any Permitted Acquisition, (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and/or (iii) may make cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower and its Restricted Subsidiaries;

(vii)                          the Borrower may make Restricted Payments in an aggregate amount not to exceed the Available Amount; provided that with respect to Restricted Payments made in reliance on the Growth Amount, no Event of Default would result therefrom;

(viii)                         the Borrower may, in good faith, pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition or retirement for value of Equity Interests of it or any direct or indirect parent thereof held by any future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants (or any Affiliates, estates, heirs, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower (or any Parent Entity) or any of its Subsidiaries pursuant to any employee, management, director or manager equity plan, employee, management, director or manager stock option plan, phantom equity plan, or any other employee, management, director or manager benefit plan or any agreement (including any stock subscription or shareholder agreement and/or any employment, termination or severance agreement or equityholder agreement) with any employee, director, manager, officer or consultant of the Borrower (or any direct or indirect parent thereof), the Borrower or any Restricted Subsidiary; provided that such payments shall not exceed the greater of (x) $40,000,000 and (y) 5.0% of Consolidated EBITDA of the Borrower as of the last day of the most recently ended Test Period in any calendar year (or, after a Qualifying IPO, the greater of (x) $90,000,000 and (y) 15.0% of Consolidated EBITDA of the Borrower as of the last day of the most recently ended Test Period), provided that any unused portion of the preceding basket for any calendar year may be carried forward to succeeding calendar years, so long as the aggregate amount of all Restricted Payments made pursuant to this Section 7.06(h) in any calendar year (after giving effect to such carry forward) shall not exceed the greater of (x) $90,000,000 and (y) 15.0% of Consolidated EBITDA of the Borrower as of the last day of the most recently ended Test Period in any calendar year (or, after the Qualifying IPO, the greater of (x) $180,000,000 and (y) 25.0% of Consolidated EBITDA of the Borrower as of the last day of the most recently ended Test Period); provided further that, cancellation of Indebtedness owing to the Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries from employees, directors, officers, managers, members, partners, independent contractors or consultants of the Borrower, any Parent Entity or any of the Borrower’s Restricted Subsidiaries (or their respective Affiliates, estates, heirs, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributes) in connection with a repurchase of Equity Interests of any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement; provided further that such amount in any calendar year may be increased by an amount not to exceed:

(i)                              the cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of the Borrower and, to the extent contributed to the capital of the Borrower (other than through the issuance of Disqualified Equity Interests), Equity Interests of any parent entity of the Borrower, in each case to members of management, directors or consultants of the Borrower, any of its Subsidiaries or any other Parent Entity that occurred after the Closing Date, in each case to the extent not otherwise applied under this Agreement or constituting a Cure Amount; plus

(ii)                            the cash proceeds of key man life insurance policies received by the Borrower and its Restricted Subsidiaries after the Closing Date (including from any Parent Entity to the extent contributed to the Borrower or a Restricted Subsidiary); less

(iii)                            the amount of any Restricted Payments made in previous calendar years pursuant to clauses (i) and (ii) of this proviso;

Article XX. provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective controlled investment affiliates or Affiliates, estates, heirs, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees) of the Borrower or Restricted Subsidiaries or any Parent Entity in connection with a repurchase of Equity Interests of the Borrower or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 7.06 or any other provision of this Agreement;

(ix)                            the Borrower may make additional Restricted Payments in an amount not to exceed (i) the greater of (x) $295,000,000 and (y) 40.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period minus (ii) Investments made pursuant to Section 7.02(s)(iii) minus (ii) Restricted Prepayments made pursuant to Section 7.08(d)(ii);

(x)                             the Borrower may make Restricted Payments to any Parent Entity:

(i)                             the proceeds of which will be used to pay (A) the consolidated, combined, affiliated, aggregate, unitary or similar type of income or similar Tax liabilities of any such parent or (B) if the Borrower is a pass-through entity, the income or similar Tax liabilities of any such owner, in each case, to the extent attributable to the income of Holdings, the Borrower or any of their respective Subsidiaries; provided that no such payments described in clause (A) shall exceed the greater of the Tax liability that would have been imposed on Holdings, the Borrower and/or the applicable Subsidiaries had such entities filed on a (x) stand-alone basis or (y) consolidated, combined, affiliated, aggregate or unitary basis, assuming that the only members of any relevant group are Holdings, the Borrower and/or the applicable Subsidiaries;

(ii)                            the proceeds of which shall be used to pay such equity holder’s organizational, operating costs and other costs and expenses (including, without limitation, expenses related to auditing or other accounting or tax reporting matters) incurred in the ordinary course of business, other overhead costs and expenses and fees (including (v) administrative, legal, accounting and similar expenses provided by third parties, (w) trustee, directors, managers and general partner fees, (x) [reserved], (y) fees and expenses (other than such owed to Affiliates) (including any underwriters discounts and commissions) related to any investment or acquisition transaction (whether or not successful) and (z) payments in respect of indebtedness and equity securities of any direct or indirect holder of Equity Interests in the Borrower to the extent the proceeds are used or will be used to pay expenses or other obligations described in this Section 7.06(j)) which are in each case reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries (including any reasonable and customary indemnification claims made by directors, managers or officers of any direct or indirect parent of the Borrower attributable to the direct or indirect ownership or operations of the Borrower and its Restricted Subsidiaries) and fees and expenses otherwise due and payable by the Borrower or any Restricted Subsidiary and permitted to be paid by the Borrower or such Restricted Subsidiary under this Agreement;

(iii)                            the proceeds of which shall be used to pay (i) any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes and other fees and expenses (other than (x) Taxes measured by income and (y) withholding Taxes), required to be paid (provided such Taxes are in fact paid) by any Parent Entity by virtue of its: (a) being organized or having Equity Interests outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Borrower or any of the Borrower’s Subsidiaries) or otherwise maintain its existence or good standing under applicable law, (b) being a holding company parent, directly or indirectly, of the Borrower or any Subsidiaries of the Borrower, (c) receiving dividends from or other distributions in respect of the Equity Interests of, directly or indirectly, the Borrower or any Subsidiaries of the Borrower, or (d) having made any payment in respect to any of the items for which the Borrower is permitted to make payments to any Parent Entity pursuant to this Section 7.06;

(iv)                           which shall be used to pay customary salary, bonus, severance, indemnity and other benefits payable to employees, directors, officers, managers, members, partners, independent contractors or consultants of the Borrower or any Parent Entity, including the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(v)                            to finance any Investment made by such direct or indirect parent that, if made by the Borrower, would be permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause all property acquired (whether assets or Equity Interests) to be held by or contributed to the Borrower or a Restricted Subsidiary or the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or a Restricted Subsidiary in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.13; provided that for the avoidance of doubt, any such contribution pursuant to clause (1) above shall not increase any other basket hereunder;

(vi)                           the proceeds of which shall be used to (A) pay customary costs, fees and expenses (other than to Affiliates) related to any equity or debt offering permitted by this Agreement and (B) without duplication, to pay Public Company Costs; and/or

(vii)                          up to $2,500,000 per calendar year;

(xi)                            the Borrower may make Restricted Payments in connection with the Transactions;

(xii)                           the Borrower may make Restricted Payments in an amount necessary to make an “AHYDO” catch-up payment of the Indebtedness and/or Disqualified Equity Interests (including, for the avoidance of doubt, the Preferred Equity) of any Parent Entity;

(xiii)                         payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with any Investment permitted by Section 7.02 or any consolidation, merger or transfer of assets permitted by Section 7.04;

(xiv)                          after a Qualifying IPO, Restricted Payments not to exceed the sum of (x) 6.0% per annum of the net proceeds of such Qualifying IPO received by (or contributed to) the Borrower and its Restricted Subsidiaries from such Qualifying IPO and (y) an aggregate amount per annum not to exceed 5.0% of the Market Capitalization;

(xv)                          the distribution, by dividend or otherwise, of Equity Interests of an Unrestricted Subsidiary or Indebtedness owed to the Borrower or a Restricted Subsidiary of an Unrestricted Subsidiary (other than any Unrestricted Subsidiaries, all or substantially all the assets which consist of cash and Cash Equivalents);

(xvi)                         the declaration and payment of dividends and other Restricted Payments on Disqualified Equity Interests incurred in accordance with Section 7.03;

(xvii)                        [reserved];

(xviii)                        any Restricted Payment made in connection with a Permitted Tax Restructuring;

(xix)                          payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options or warrants and the vesting of restricted stock and restricted stock units; and

(xx)                           distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets or Receivables Assets and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Financing or Permitted Receivables Financing.

Article XXI.               Notwithstanding anything herein to the contrary, the foregoing provisions of Section 7.06 will not prohibit the consummation of any irrevocable redemption, purchase, defeasance, distribution or other payment within 60 days after the date of the giving of the irrevocable notice or declaration thereof if at the date of such notice or declaration, such payment would have complied with the provisions of this Agreement.

(g)           Holdings Covenants.

(i)                             Holdings shall not own or acquire any assets (other than Equity Interests of the Borrower, cash and Cash Equivalents) or engage in any business or activity other than (i) the ownership of any Equity Interests of the Borrower and activities incidental thereto, (ii) the maintenance of its corporate existence and activities incidental thereto, including general and corporate overhead, provided that (x) Holdings may change its form of organization, so long as (A) it is organized under the laws of the United States of America, any state thereof or the District of Columbia and (B) its Guarantee of the Obligations and the Lien on or security interest in any Collateral held by it under the Loan Documents shall remain in effect to the same extent as immediately prior to such change and (y) Holdings may merge or amalgamate with any other Person if Holdings is the continuing or surviving corporation or if the Person formed by or surviving any such merger or consolidation is not Holdings (any such Person, the “Successor Holding Company”), (A) no Event of Default shall exist or result therefrom, (B) the Successor Holding Company shall be an entity organized or existing under the Laws of the United States, any state thereof, the District of Columbia or any territory thereof, (C) the Successor Holding Company shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (D) the Collateral owned by or transferred to the Successor Holding Company (including the voting Equity Interests of the Borrower) shall (1) continue to constitute Collateral under the Collateral Documents, (2) be subject to the Lien in favor of the Administrative Agent for the benefit of the Secured Parties, and (3) not be subject to any Lien other than Permitted Liens, in each case except as otherwise permitted by the Loan Documents, the property and assets of the Person which is merged or consolidated with or into the Successor Holding Company, to the extent that they are property or assets of the types which would constitute Collateral under the Collateral Documents, shall be treated as after-acquired property and the Successor Holding Company shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in the Collateral Documents and (E) the Successor Holding Company shall deliver to the Administrative Agent all information as may be reasonably requested by the Administrative Agent to satisfy any applicable “know your customer” requirements; provided further, that if the foregoing are satisfied, the Successor Holding Company will succeed to, and be substituted for, Holdings under this Agreement (including for purposes of the definition of a Change of Control), (iii) activities required to comply with applicable Laws, (iv) maintenance and administration of stock option and stock ownership plans and activities incidental thereto, (v) the receipt of Restricted Payments, the making of Restricted Payments and other transactions between Holdings and the Borrower permitted under Article 7, (vi) to the extent not otherwise covered by the other clauses of this Section 7.07, any of the activities of Holdings referred to in Section 7.06, (vii) concurrently with any issuance of Qualified Equity Interests, the redemption, purchase or retirement of any Equity Interests of Holdings using the proceeds of, or conversion or exchange of any Equity Interests of Holdings for, such Qualified Equity Interests, (viii) the obtainment of, and the payment of any fees and expenses for, management, consulting, investment banking and advisory services to the extent otherwise permitted by this Agreement, (ix) compliance with its obligations under the Loan Documents or agreements governing other Indebtedness of Holdings not prohibited hereunder, (x) in connection with, and following the completion of, a Qualifying IPO, activities necessary or reasonably advisable for or incidental to the initial registration and listing of Holdings common stock and the continued existence of Holdings as a public company, (xi) the purchase of Indebtedness, (xii) activities incidental to the consummation of the Transactions, including the formation of acquisition vehicle entities and intercompany loans and/or investments incidental to the Transactions, in each case consummated substantially contemporaneously with the consummated of the applicable Transactions, (xiii) providing indemnification to officers and directors and as otherwise permitted under Article 7 and (xiv) activities incidental to legal, tax and accounting matters in connection with any of the foregoing activities.

(ii)                            Holdings shall not create, incur, assume or permit to exist any Indebtedness or other liabilities except (i) Indebtedness created under the Loan Documents, the Senior Unsecured Notes, the Senior Secured Notes, or any guarantees of other Indebtedness of the Borrower and the Subsidiary Guarantors that is not prohibited hereunder (or any Permitted Refinancing thereof), (ii) Qualified Holding Company Debt and (iii) liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities (including the guarantee of obligations the Borrower and/or its Restricted Subsidiaries in the ordinary course).

(iii)                            Holdings shall not create, incur or assume any Lien (other than Liens under the Loan Documents or non-consensual Liens of the type permitted under Section 7.01 of the Credit Agreement) on any of the Equity Interests issued by the Borrower to Holdings except to the extent such Lien secures Holdings’ guarantee of Indebtedness of the Borrower or a Subsidiary Guarantor permitted by Section 7.03 and is subject to the provisions of an Acceptable Intercreditor Agreement.

(h)           Prepayments, Etc. of Indebtedness. Voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the date that is six months prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest and mandatory prepayments shall be permitted) the principal amount in respect of any Junior Indebtedness with an outstanding principal amount exceeding the Threshold Amount or make any payment in violation of any subordination terms of any such Junior Indebtedness (collectively, “Restricted Prepayments”), except:

(i)                             the refinancing thereof with the net cash proceeds of (i) any issuance of Qualified Equity Interests of the Borrower (or Parent Entity thereof) to the extent not otherwise applied under this Agreement or constituting a Cure Amount or (ii) Indebtedness that constitutes a Permitted Refinancing of such Junior Indebtedness;

(ii)                             the conversion of any Junior Indebtedness to Qualified Equity Interests;

(iii)                            Restricted Prepayments in an amount not to exceed the Available Amount; provided that with respect to Restricted Prepayments made in reliance on the Growth Amount, no Event of Default shall result therefrom;

(iv)                           Restricted Prepayments in an aggregate amount not to exceed

(i)                              (A) the greater of (1) $260,000,000 and (2) 35.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period minus (B) Investments made pursuant to Section 7.02(s)(ii);

(ii)                             (A) the greater of (1) $295,000,000 and (2) 40.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period minus (B) the amount of any Restricted Payment made pursuant to Section 7.06(i) minus (C) Investments made pursuant to Section 7.02(s)(iii);

(v)                            additional Restricted Prepayments so long as (x) no Event of Default has occurred and is continuing or would result therefrom and (y) immediately after giving effect to such Restricted Prepayment, the Total Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 4.50:1.00;

(vi)                           Restricted Prepayments as part of applicable high yield discount obligation “catch-up” payments; and

(vii)                          Restricted Prepayments with respect to intercompany Indebtedness owed to Holdings or any of its Restricted Subsidiaries permitted under Section 7.03, subject to the subordination provisions applicable thereto.

(i)            Subsidiary Distributions. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that prohibits any Restricted Subsidiary from making Restricted Payments to any Loan Party or to otherwise transfer property to or invest in any Loan Party; provided that the foregoing shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date (including the Senior Unsecured Notes Documents and the Senior Secured Notes Documents) and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such restrictions that are contained in such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary, (iii) arise in connection with any Disposition permitted by Section 7.05, (iv) are customary provisions in JV Entity agreements and other similar agreements applicable to JV Entities permitted under Section 7.02 and applicable solely to such JV Entity entered into in the ordinary course of business, (v) any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business or consistent with past practice, (vi) are customary restrictions in leases, subleases, licenses or asset sale agreements, organizational documents and other similar agreements otherwise permitted hereby, (vii) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (viii) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business, (ix) are on cash, other deposits or net worth or similar restrictions imposed by Persons under contracts entered into in the ordinary course of business, (x) are contained in any employment, compensation or separation agreement or arrangement entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business, (xi) arising in any Swap Contracts and/or any agreement relating to any Cash Management Obligation or obligations of the type referred to in Section 7.02(l), (xii) are set forth in any agreement relating to any Lien permitted by Section 7.01, (xiii) restrictions created in connection with any Qualified Securitization Financing or Receivables Facility that, in the good faith determination of the Borrower, are necessary or advisable to effect such Securitization Facility or Receivables Facility, (xiv) other Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted under Section 7.03 that impose restrictions solely on such Restricted Subsidiaries party thereto or their Subsidiaries, (xv) any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted under Section 7.03(c) if the encumbrances and restrictions contained in any such agreement or instrument, taken as a whole, are not materially less favorable to the Lenders (in their capacity as such), as determined in good faith by the Borrower, than (x) the encumbrances and restrictions contained in this Agreement, together with the other Loan Documents, the Senior Unsecured Notes Indenture as in effect on the Closing Date or the Senior Secured Notes Indenture as in effect on the Closing Date, (y) in comparable financings and where, in the case of clause (y), either (A) the Borrower determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, the Borrower’s ability to make principal or interest payments under this Agreement or (B) such encumbrance or restriction applies only during the continuance of a default in respect of a payment relating to such agreement or instrument, and (xvi) any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness incurred pursuant to, or that otherwise refinances, an agreement or instrument referred to in the clauses above or this clause (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an agreement referred to in the clauses above or this clause; provided, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable to the Lenders, in their capacity as such, taken as a whole, than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Borrower).

(j)            Financial Covenant. Except with the written consent of the Required Revolving Credit Lenders, permit the Senior Secured Leverage Ratio as of the last day of a Test Period (commencing with the Test Period ending on or about June 30, 2019) to exceed 6.75:1.00 (the “Financial Covenant”) (provided that, the provisions of this Section 7.10 shall not be applicable to any such Test Period if on the last day of such Test Period the aggregate principal amount of Revolving Credit Loans, Swing Line Loans and/or Letter of Credit (excluding up to $35,000,000 of Letters of Credit and other Letters of Credit which have been Cash Collateralized or backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer) that are issued and/or outstanding is equal to or less than 35% of the aggregate outstanding Revolving Credit Commitments); provided that, Revolving Credit Loans funded under the Revolving Credit Facility to fund the Transactions on the Closing Date shall be excluded from the calculation of such threshold for the first two full fiscal quarter periods ending after the Closing Date.

Section 16.

Events of Default and Remedies

(a)              Events of Default. Any of the following shall constitute an “Event of Default”:

(i)                  Non-Payment. Any Loan Party fails to pay (i) when due, any amount of principal of any Loan, (ii) when and as required to be paid herein, any amount required to be prepaid and/or cash collateralized pursuant to Section 2.06(b)(vii) or (iii) within five Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(ii)                  Specific Covenants. the Borrower or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any (i) of Section 6.03(a) or 6.05(a) (solely with respect to the Borrower) or Article 7 (other than Section 7.10), or (ii) Section 7.10; provided that (i) any Default or Event of Default under Section 7.10 shall (x) be subject to cure pursuant to Section 8.04 and (y) not constitute a Default or an Event of Default for purposes of any Term Loans and/or Repatriation Bridge Loans unless and until the Initial Revolving Credit Lenders have actually terminated the Initial Revolving Credit Commitments and/or declared all outstanding Initial Revolving Credit Loans and obligations under the Initial Revolving Credit Facility to be immediately due and payable; provided further that no Default or Event of Default shall arise under Section 7.10 until the fifteenth (15th) Business Day after the day on which financial statements are required to be delivered for the relevant fiscal quarter or fiscal year, as applicable, under Sections 6.01(a) or (b), as applicable (unless Cure Rights have been exercised for an aggregate of five times over the life of this Agreement and/or Cure Rights have been exercised twice in the four consecutive fiscal quarter period most recently ended or the Borrower has notified the Administrative Agent that a Cure Right will not be exercised with respect thereto), and then only to the extent the Cure Amount has not been received on or prior to such date; provided that, commencing on the earlier of the day on which financial statements have been delivered or are required to be delivered for the relevant fiscal quarter or fiscal year, as applicable, under Sections 6.01(a) or (b), as applicable, no Revolving Credit Lender or L/C Issuer shall be required to make any Revolving Credit Loan or issue or amend any Letter of Credit until the Cure Amount is actually received; or

(iii)                Other Defaults. Any Restricted Company fails to perform or observe any other term, covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after written notice thereof by the Administrative Agent to the Borrower; or

(iv)                Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Restricted Company herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material and adverse respect when made or deemed made, subject, in the case of representations, warranties, certifications or statements of fact that are capable of being cured, to a grace period of 30 days following the Borrower’s receipt of written notice of the inaccuracy of the relevant representation, warranty or certification; it being understood and agreed that any breach of representation, warranty or certification resulting from the failure of the Administrative Agent to file any Uniform Commercial Code continuation statement shall not result in an Event of Default under this Section 7.01(d) or any other provision of any Loan Document; or

(v)                 Cross-Default. Any Material Company (i) fails to make any payment after the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness owed by one Restricted Company to another Restricted Company) having an outstanding principal amount of not less than the Threshold Amount or (ii) after giving effect to all relevant grace periods, fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to such Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts (it being understood that clause (i) of this Section 7.01(e) will apply to any failure to make any payment required as a result of such termination or equivalent event)), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, (x) such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or (y) a mandatory offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided further that, any failure described under clauses (i) or (ii) above is unremedied or is not waived by the holders of such Indebtedness prior to any termination of the commitments or acceleration of the Loans pursuant to Article 8; or

(vi)                Insolvency Proceedings, Etc. Any Material Company institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(vii)               Inability to Pay Debts; Attachment. (i) Any Material Company becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Material Company in an amount exceeding the Threshold Amount and is not paid, released, discharged, vacated or fully bonded within 60 days after its issue or levy; or

(viii)              Judgments. There is entered against any Material Company a final judgment or order for the payment of money in an amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) and there is a period of 60 consecutive days during which such judgment has not been paid and during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(ix)                 ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or a Multiemployer Plan, or a similar event with respect to a Foreign Plan occurs, that, when taken together with all other such ERISA Events or events, has resulted or would reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(x)                  Change of Control. There occurs any Change of Control; or

(xi)                 Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or Section 6.13 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or Section 7.05) cease to create a valid and perfected first priority Lien on and security interest in any material portion of the Collateral, subject to Liens permitted under the Loan Documents, or any Loan Party shall assert in writing such invalidity or lack of perfection or priority (other than in an informational notice delivered to the Administrative Agent), except to the extent that any such loss of perfection or priority results from (x) the failure of the Administrative Agent to maintain possession of certificates or other possessory collateral actually delivered to it representing securities or other collateral pledged under the Collateral Documents or to file Uniform Commercial Code financing statements and/or filings regarding IP Rights or equivalent filings that have been delivered to the Administrative Agent which the Administrative Agent (or its counsel) has agreed to file, (y) a release of Collateral in accordance with the terms hereof or thereof and/or (z) the occurrence of the Termination Date; or

(xii)                Guaranty. Any material Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect in accordance with its terms, except with respect to any Subsidiary Guarantor upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor providing such Guarantee ceases to be a Subsidiary or Becomes an Excluded Subsidiary or upon the termination of such Guarantee in accordance with its terms.

With respect to any Default or Event of Default, the words “exists”, “is continuing” or similar expressions with respect thereto shall mean that the Default or Event of Default has occurred and has not yet been cured or waived.  If, prior to the taking of any action under Section 8.02 (or the occurrence of any event set forth in the proviso thereto), any Default or Event of Default occurs due to (i) the failure by any Loan Party to take any action (including any action by a specified time), such Default or Event of Default shall be deemed to have been cured at the time, if any, that the applicable Loan Party takes such action or (ii) the taking of any action by any Loan Party that is not then permitted by the terms of this Agreement or any other Loan Document, such Default or Event of Default shall be deemed to be cured on the earlier to occur of (x) the date on which such action would be permitted at such time to be taken under this Agreement and the other Loan Documents pursuant to an applicable amendment or waiver permitting such action and (y) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time by this Agreement and the other Loan Documents (including after giving effect to any amendments or waivers under Section 11.01); provided that, subject in all respects to subsection (iv) of the immediately succeeding paragraph, an Event of Default resulting from the failure to deliver a notice pursuant to Section 6.03(a) shall cease to exist and be cured in all respects if the Default or Event of Default giving rise to such notice requirement shall have ceased to exist and/or be cured (including pursuant to this paragraph).

Notwithstanding anything to the contrary in this Section 8.01, an Event of Default (the “Initial Default”) may not be cured pursuant to the immediately preceding paragraph:

(i)                  if the taking of any action by any Loan Party or Subsidiary of a Loan Party that is not permitted during, and as a result of, the continuance of such Initial Default directly results in the cure of such Initial Default and the applicable Loan Party or Subsidiary had actual knowledge at the time of taking any such action that was not permitted that the Initial Default had occurred and was continuing;

(ii)                 in the case of an Event of Default under Section 8.01(k) or (l) that directly results in material impairment of the rights and remedies of the Lenders and Administrative Agent under the Loan Documents and that is incapable of being cured,

(iii)                in the case of an Event of Default under Section 8.01(c) arising due to the failure to perform or observe Section 6.07 that directly results in a material adverse effect on the ability of the Borrower and the other Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Borrower or any of the other Loan Parties is a party;

(iv)                in the case of an Initial Default for which (i) the Borrower failed to give notice to the Agent and the Lenders of such Initial Default in accordance with Section 6.03(a) of this Agreement and (ii) the Borrower had actual knowledge of such failure to give such notice; or

(v)                 if the Initial Default had a material adverse effect on the Lenders or Administrative Agent, in their capacity as such.

(b)             Remedies Upon Event of Default. (i) Except as provided in clause (b) below), if any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(i)                  declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(ii)                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii)                require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof);

(iv)                exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law; and

(ii)                 Upon the occurrence of an Event of Default arising from a breach of Section 7.10 that has occurred and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Revolving Credit Lenders, take any or all of the actions specified in Section 8.02(a) in respect of the Initial Revolving Credit Commitments (including any obligation of the L/C Issuer to make L/C Credit Extensions), the Initial Revolving Credit Loans and the L/C Obligations;

Article XXII.           provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the Commitments shall automatically terminate and the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(c)             Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs payable under Section 11.04 and amounts payable under Article 3 but excluding principal of, and interest on, any Loan) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest and Secured Hedging Obligations and Cash Management Obligations) payable to the Lenders (including Attorney Costs payable under Section 11.05 and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, Secured Hedging Obligations and Cash Management Obligations ratably among the Lenders, each Hedge Bank or Cash Management Bank in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.04(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, delivered to the Borrower. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

(d)             Borrower’s Right to Cure. Notwithstanding anything to the contrary in this Agreement (including this Article 8), upon the occurrence of a Default or Event of Default as a result of the Borrower’s failure to comply with Section 7.10 above for any fiscal quarter, the Borrower shall have the right (the “Cure Right”) (at any time during such fiscal quarter or thereafter until the date that is 15 Business Days after the date on which financial statements for such fiscal quarter are required to be delivered pursuant to Section 6.01(a) or (b), as applicable) to issue Qualified Equity Interests or other equity (such other equity to be on terms reasonably acceptable to the Administrative Agent) for cash or otherwise receive cash contributions in respect of its Qualified Equity Interests (the “Cure Amount”), and thereupon compliance with Section 7.10 shall be recalculated giving effect to a pro forma increase in the amount of Consolidated EBITDA by an amount equal to the Cure Amount (notwithstanding the absence of a related addback in the definition of “Consolidated EBITDA”) solely for the purpose of determining compliance with Section 7.10 as of the end of such fiscal quarter and for applicable subsequent periods that include such fiscal quarter. If, after giving effect to the foregoing recalculation (but not, for the avoidance of doubt, taking into account any repayment of Indebtedness in connection therewith), the requirements of Section 7.10 would be satisfied, then the requirements of Section 7.10 shall be deemed satisfied as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 7.10 that had occurred (or would have occurred) shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period there shall be at least two fiscal quarters (which may, but are not required to be, consecutive) in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) the amount of the issuance of Qualified Equity Interests given effect as a Cure Amount shall be no greater than the amount required for the purpose of complying with Section 7.10, (iv) there shall be no pro forma or actual reduction of the amount of Indebtedness by the amount of any Cure Amount for purposes of determining compliance with Section 7.10 for the fiscal quarter in respect of which the Cure Right was exercised (provided that, with respect to any future period, to the extent of any portion of such Cure Amount that is actually applied to repay Indebtedness under the Loan Documents, such repayment may be given effect) and (v) such Cure Amount shall be disregarded for purposes of determining (x) any financial ratio-based condition to the availability of any carve-out set forth in Article 7 of this Agreement or any other basket set forth in Article 7 of this Agreement, (y) any ratio-based stepdown in Article 2 of this Agreement or (z) the Applicable Margin.

Section 17.

Administrative Agent and Other Agents

(a)             Appointment and Authorization of Administrative Agent. (i) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein or therein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(ii)                  Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article 9 with respect to any acts taken or omissions suffered by each L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article 9 and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(iii)                The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) potential provider of Cash Management Obligations and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits afforded to the Administrative Agent of all provisions of this Article 9 (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(b)             Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 9 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(c)             Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)                  shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)                shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) compliance by Sponsor Affiliated Lenders with the terms hereof relating to Sponsor Affiliated Lenders.

The Administrative Agent, in its capacity as such, shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions or Sponsor Affiliated Lenders. Without limiting the generality of the foregoing, the Administrative Agent, in its capacity as such, shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or Affiliated Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution or Sponsor Affiliated Lender.

The Administrative Agent, in its capacity as such, does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.

(d)             Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e)             Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person or Arranger has made any representation or warranty to it, and that no act by any Agent or Arranger hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any of their Subsidiaries thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person or Arranger to any Lender as to any matter, including whether Agent-Related Persons or Arrangers have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person or Arranger and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Loan Party, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or Arranger and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Loan Party or any of their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any of their Subsidiaries which may come into the possession of any Agent-Related Person. Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities.

(f)              Indemnification of Agents. The Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities in connection with its role as an Agent-Related Person; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence, willful misconduct or material breach of the Loan Documents by it in bad faith; provided that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.06; provided further that to the extent an L/C Issuer is entitled to indemnification under this Section 9.06 solely in connection with its role as an L/C Issuer, only the Initial Revolving Credit Lenders shall be required to indemnify such L/C Issuer in accordance with this Section 9.06. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.06 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 9.06 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

(g)             Agents in their Individual Capacities. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each Loan Party or any of their Subsidiaries as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or any of their Subsidiaries (including information that may be subject to confidentiality obligations in favor of such Loan Party or any of their Subsidiaries) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms “Lender” and “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include Bank of America in its individual capacity.

(h)             Successor Agents.

(i)                  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (with respect to the Borrower) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) and (g) (which consent of the Borrower shall not be unreasonably withheld or delayed), meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(ii)                  If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Borrower and/or the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, appoint a successor, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) and (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. If no successor agent is appointed by the Required Lenders pursuant to this Section 9.08(b) prior to the date that is ten (10) Business Days following the Removal Effective Date, the Borrower may appoint, after consulting with the Required Lenders, a successor agent from among the Lenders (other than any Sponsor Affiliated Lender).

(iii)                With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable) and shall promptly enter into a licensing agreement with the Reference Pricing Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article, Section 11.04 and Section 11.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(iv)                Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(i)              Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)                  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.04(i), 2.04(j), 2.10 and 11.04) allowed in such judicial proceeding; and

(ii)                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the L/C Issuer to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01(a) of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

(j)              Collateral and Guaranty Matters. Each of the Secured Parties (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) irrevocably authorizes and directs the Administrative Agent:

(i)                  to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) on the Termination Date, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to any Person other than a Loan Party, (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders, (iv) owned by a Subsidiary Guarantor upon release of such Subsidiary Guarantor from its obligations under its Subsidiary Guaranty pursuant to Section 9.10(b) below or (v) otherwise becomes an Excluded Asset or ceases to constitute Collateral;

(ii)                 to release any Subsidiary Guarantor from its obligations under any Loan Document to which it is a party if such Person (i) ceases to be a Restricted Subsidiary, (ii) ceases to be a Subsidiary, (iii) becomes an Excluded Subsidiary (other than any Excluded Subsidiary the Borrower elects to maintain as a Subsidiary Guarantor) or (iv) in the Borrower’s sole discretion, release at any time, any Excluded Subsidiary, that the Borrower, in its sole discretion, previously elected to cause to become a Subsidiary Guarantor, from its obligations under the Guaranty Agreement, in each case of clauses (i), (ii) and (iii), as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Subsidiary Guarantor continues to be a guarantor in respect of any Senior Unsecured Notes or any Permitted Refinancing thereof, any Senior Secured Notes or any Permitted Refinancing thereof or any Junior Indebtedness with a principal amount in excess of the Threshold Amount unless and until such Subsidiary Guarantor is (or is being simultaneously) released from its guarantee with respect to such Indebtedness; provided, further, that (a) solely in the case of any election to maintain a Non-U.S. Discretionary Guarantor as a Subsidiary Guarantor, consent of the Administrative Agent shall be required prior to such election, such consent not to be unreasonably withheld, delayed or conditioned (it being understood that such consent may be withheld if the Administrative Agent reasonably determines that such Non-U.S. Discretionary Guarantor is organized under the laws of a jurisdiction (i) where the amount and enforceability of the contemplated guarantee that may be entered into by a Person organized in the relevant jurisdiction is materially and adversely limited by applicable law or contractual limitations, (ii) where the security interests (and the enforceability thereof) that may be granted with respect to assets (or various classes of assets) located in the relevant jurisdiction are materially and adversely limited by applicable law or (iii) that is not a member of the Organization for Economic Cooperation and Development or is the target of any Sanctions; provided, that no such consent shall be required for the Borrower’s election to maintain an Excluded Subsidiary as a Subsidiary Guarantor if such Excluded Subsidiary was already a Guarantor and has not changed its jurisdiction of organization and/or is organized under the laws of the United States, Canada, the United Kingdom, the Netherlands and Luxembourg) and (b) unless previously provided with respect to such Non-U.S. Discretionary Guarantor, the Administrative Agent shall have received at least two Business Days prior to such election all documentation and other information in respect of such Excluded Subsidiary as has been reasonably requested by the Administrative Agent in writing that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act (and, upon any request made by a Lender to the Administrative Agent, the Administrative Agent will provide the Lenders with all such information made available to it in accordance with, and subject to, the provisions of this Agreement); and

(iii)                to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.01(f), 7.01(i), 7.01(m), 7.01(p), 7.01(s), 7.01(t), 7.01(v), 7.01(x) (to the extent the relevant Lien is of the type to which the Lien of the Administrative Agent is otherwise required to be subordinated under this clause (c) pursuant to any of the other exceptions to Section 7.01 that are expressly included in this clause (c)), 7.01(y) (to the extent the relevant Lien secures Indebtedness permitted under Section 7.03(z)(i)) and/or 7.01(ff); provided, that the subordination of any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent shall only be required with respect to any Lien on such property that is permitted by Sections 7.01(f), 7.01(i), 7.01(m), 7.01(p), 7.01(s), 7.01(t), 7.01(v), 7.01(x), 7.01(y) and/or 7.01(ff) to the extent that the Lien of the Administrative Agent or the Collateral Agent (as applicable) with respect to such property is required to be subordinated to the relevant Lien permitted by Section 7.01 in accordance with the documentation governing the Indebtedness that is secured by such Lien permitted by Section 7.01; and

(iv)                to enter into any subordination, intercreditor, collateral trust and/or similar agreement contemplated hereunder, including any Acceptable Intercreditor Agreement, including with respect to Indebtedness that is (i) required or permitted to be subordinated in right of payment hereunder and/or (ii) secured by Liens and required or permitted to be pari passu with or junior to the Liens securing the Secured Obligations, and with respect to which Indebtedness, an intercreditor, subordination, collateral trust or similar agreement is contemplated under this Agreement and including an Acceptable Intercreditor Agreement, an “Additional Agreement”), and the Secured Parties party hereto acknowledge that any Additional Agreement is binding upon them. Each Secured Party party hereto hereby (a) agrees that they will be bound by, and will not take any action contrary to, the provisions of any Additional Agreement and (b) authorizes and instructs the Administrative Agent to enter into any Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any Intercreditor Agreement and/or any Additional Agreement.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Loan Documents pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will (and each Lender irrevocably requires the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence (i) the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents (including the filing of termination statements or the return of pledged collateral), or (ii) to release such Subsidiary Guarantor from its obligations under the Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section 9.10; provided, that prior to any such request, the Borrower shall have in each case delivered to the Administrative Agent written request therefor and, to the extent reasonably requested by the Administrative Agent, a certificate of the Borrower to the effect that the release of such Guarantor or Collateral, as applicable, is in compliance with the Loan Documents. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) irrevocably authorizes and directs the Administrative Agent to rely on any such certificate without independent investigation and release its interests in any Collateral or release any Subsidiary Guarantor from its obligations under the Loan Documents pursuant to this Section 9.10 (including, in each case of the foregoing, by filing applicable termination statements and/or returning pledged Collateral); it being acknowledged and agreed by each Lender that the Administrative Agent, in its capacity as such, shall have no liability with respect to relying on such certificate and taking actions to evidence such release.

Subject to the second paragraph of Section 11.03, anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each other Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral, to enforce the Guaranty or take any other enforcement action hereunder or under any other Loan Document, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms hereof and thereof and this paragraph is for the benefit of, and may be enforced by, each of the parties hereto.

No Secured Hedging Agreement or Cash Management Obligations will create (or be deemed to create) in favor of counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents except as expressly provided in the Security Agreement. By accepting the benefits of the Collateral, such counterparty shall be deemed to have appointed Administrative Agent, in its capacity as collateral agent, as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this paragraph. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not the Administrative Agent, a Lender or an L/C Issuer as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Article 9, and Section 11.09, and the decisions and actions of the Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided that, notwithstanding the foregoing, (i) such Secured Party shall be bound by Section 11.05 only to the extent of liabilities, costs and expenses relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall be such Secured Party’s pro rata share (based on the amount of Obligations owing to such Secured Party relative to the aggregate amount of Obligations) of such liabilities, costs and expenses, (ii) except as set forth specifically herein, the Administrative Agent, the Lenders and the L/C Issuer shall be entitled to act in its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (iii) except as specifically set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

(k)             Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page and/or signature pages of this Agreement as a “senior managing agent”, “co-syndication agent,” “co-documentation agent,” “joint bookrunner,” “arranger,” or “joint lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement. Without limiting the foregoing, none of the Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

(l)            Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Cash Management Agreements and Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

Section 19.

MISCELLANEOUS

(a)             Amendments, Etc. (i) Except as provided in Section 2.16 with respect to any Incremental Joinder, Section 2.18 with respect to any Extension Amendment, Section 2.19 with respect to any Refinancing Amendment, Section 3.03 as it relates to any amendment to replace LIBOR with a LIBOR Successor Rate and any LIBOR Successor Rate Conforming Changes or as otherwise provided in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, the Borrower or the applicable Loan Party, as the case may be (with an executed copy thereof promptly delivered to the Administrative Agent if not otherwise party thereto; provided that, failure to deliver such a copy shall not result in any Default or Event of Default nor affect the effectiveness of any such amendment, waiver or consent) and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(i)                   no amendment, waiver or consent shall, without the written consent of each Lender directly and adversely affected thereby (but, for the avoidance of doubt, not the Required Lenders):

(A)                extend or increase the Commitment of any Lender (it being understood that a waiver of any condition precedent set forth in Section 4.01 or 4.02, or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an extension or increase of any Commitment of any Lender);

(B)                 postpone any date scheduled for any payment of principal or interest under Section 2.08 or 2.09 or fees under Section 2.04(i), 2.04(j), 2.10(b), 2.17(c)(iv), 2.17(c)(v), it being understood that the amendment, supplement, modification and/or waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and the application thereof shall not constitute a postponement or reduction of the amount of interest or other amounts;

(C)                 reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (3) of the second proviso to this Section 11.01(a)) any fees or other amounts payable hereunder or under any other Loan Document, it being understood that any change to the definition of any financial ratio (including the Senior Secured Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio and/or the Interest Coverage Ratio), or in each case, the component definitions thereof shall, in each case of the foregoing, not constitute a reduction in the rate of interest or fees or other amounts payable; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate”, to waive any obligation of the Borrower to pay interest at the Default Rate (including to waive interest that has already accrued at the Default Rate); or

(D)                change Section 8.03 in any manner (it being understood and agreed that this clause (D) shall not apply to any transaction permitted under Sections 2.15, 2.16, 2.18, 2.19, 11.07(k), or 11.07(l) or as otherwise provided in this Agreement); and

(ii)                  no amendment, waiver or consent shall, without the written consent of each Lender:

(A)                change any provision of this Section 11.01 or lower the number or percentages set forth in the definition of “Required Lenders”, “Required Class Lenders”, “Required Revolving Credit Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder; or

(B)                 release all or substantially all of the Collateral in any transaction or series of related transactions, or release all or substantially all of the value of the Guaranty;

provided further that:

no amendment, waiver or consent shall, unless in writing and signed by the relevant L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it;

no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement;

no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document;

the definition of “Letter of Credit Sublimit” may be amended or rights and privileges thereunder waived with only the consent of each L/C Issuer, the Administrative Agent and the Required Revolving Credit Lenders;

the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto;

(I) any condition as to any Credit Extension under one or more Classes (including, with respect to any Revolving Credit Facility, any condition set forth in Section 4.02) may be amended or rights and privileges thereunder waived only with the consent of the applicable Required Class Lenders (and, in the case of a Credit Extension that constitutes the issuance of a Letter of Credit, the applicable L/C Issuer) and (II) any term or provision which directly affects Lenders under one or more Classes and does not directly affect Lenders under any other Class, in each case, may be amended, waived or modified with only the written consent of the applicable Required Class Lenders under such applicable Class (and in the case of multiple Classes which are affected, with respect to all such Classes, such consent shall be effected by the Required Class Lenders of each such Class); provided, that, for the avoidance of doubt, the amendments, waivers or modifications described in this clause (6) shall not require the consent of any Lenders other than the applicable Required Class Lenders under such Class or Classes; and

only the consent of the Required Revolving Credit Lenders shall be necessary to amend, modify or waive the terms and provision of the financial covenants set forth in Section 7.10 (and any related definitions as used in such Section, but not as used in other Sections of this Agreement).

(ii)                 Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended nor the principal amount owed to such Lender reduced nor the final maturity thereof extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded from a vote of the Lenders hereunder requiring any consent of the Lenders).

(iii)                Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders and the Borrower (i) to add one or more additional credit facilities to this Agreement in accordance with Section 2.16, Section 2.18 or 2.19 and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Initial Term Loans, the Repatriation Bridge Loans and the Initial Revolving Credit Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(iv)                Notwithstanding anything to the contrary contained herein, in order to implement any Incremental Term Loan Class or Incremental Revolving Credit Commitments in accordance with Section 2.16, this Agreement and the other Loan Documents may be amended, without the consent of the other Lenders, as may be necessary or appropriate, as reasonably determined by the Administrative Agent and the Borrower, to add such Incremental Term Loan Class or Incremental Revolving Credit Commitments in accordance with Section 2.16 and otherwise effect the provisions of Section 2.16, which amendments may also be effectuated in the applicable Incremental Joinder. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Joinder and any amendment to any of the other Loan Documents with the Loan Parties, as may be requested by the Borrower from time to time, in order to establish new tranches or sub-tranches in respect of Loans or Commitments increased or extended pursuant to Section 2.16 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Loans or Commitments, in each case, on terms consistent with Section 2.16, including any changes to this Agreement as may be necessary to ensure that any Incremental Term Loan Class is fungible with the applicable Class of existing Term Loans if such Incremental Term Loan Class is intended to be of the same Class as the relevant existing Term Facility (including by adding terms to an existing Class of Loans or Commitments that are more favorable to the Lenders of such Class (as reasonably determined by the Administrative Agent)); it being acknowledged and agreed by each Lender that the Administrative Agent, in its capacity as such, shall have no liability with respect to entry in any of the foregoing amendments.

(v)                 Notwithstanding anything to the contrary contained in this Section 11.01, any guarantees, collateral security documents and related documents executed by any Loan Party of its subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law, (ii) to correct or cure (x) ambiguities, errors, mistakes, omissions or defects, (y) to effect administrative changes of a technical or immaterial nature or (z) incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document or (iii) to cause such guarantee, collateral security document or other Loan Document to be consistent with this Agreement and the other Loan Documents; it being agreed that in the case of any conflict between this Agreement and any other Loan Document, the provisions of this Agreement shall control (except that in the case of any conflict between this Agreement and an Acceptable Intercreditor Agreement, such Acceptable Intercreditor Agreement with respect to the Collateral shall control).

(vi)                Notwithstanding anything to the contrary contained in this Section 11.01, in the event that the Borrower requests that this Agreement be modified or amended in a manner that would require the unanimous consent of all of the Lenders (or all affected Lenders) and such modification or amendment is agreed to by the Required Lenders (other than in connection with an extension of maturity, in which case such consent shall not be necessary), then the Borrower shall be permitted to (A) replace the Lender or Lenders that did not agree to the modification or amendment requested by the Borrower (such Lender or Lenders, collectively the “Dissenting Lenders”) (without the consent of any Dissenting Lender) by causing such Dissenting Lenders to (and such Dissenting Lenders shall be obligated to) assign 100% of its relevant Commitments and the principal of its relevant outstanding Loans (including, for the avoidance of doubt, any L/C Advances and Swing Line Loans made by any Dissenting Lender) at par plus any accrued and unpaid interest pursuant to Section 11.07(d) (without any assignment fee to be paid by the Borrower) all of its relevant rights and obligations under this Agreement to one or more Eligible Assignees; or (B) terminate the Commitment of such Dissenting Lender and repay all obligations of the Borrower owing to such Dissenting Lender relating to the Loans and participations held by such Dissenting Lender as of such termination date;

(b)             Notices and Other Communications; Facsimile Copies. (i) Generally. Unless otherwise expressly provided herein, all notices and other communications provided for under any Loan Document shall be in writing (including by facsimile transmission and, except as otherwise specifically provided herein, electronic mail). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to Section 11.02(c)) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                  if to the Borrower, the Administrative Agent, the L/C Issuers or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)                 if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

All such notices and other communications shall be deemed to be given or made upon the earlier of (x) actual receipt by the relevant party and (y) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(ii)                 Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic means. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on each Loan Party, each Agent and each Lender. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(iii)                Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including electronic mail, EPML Messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article 2 if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(iv)                Reliance by Agents and Lenders. Reliance by Agents and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person the L/C Issuer, and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording; provided that, it is acknowledged and agreed that any recording of telephonic communications (other than such telephonic notices) between a Loan Party and the Administrative Agent may not be recorded without the express written consent of the Borrower.

(v)                 THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons (collectively, the “Agent Parties”) or the Borrower have any liability to any other party hereto for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the transmission of Borrower Materials or notices through the platform, any other electronic platform or electronic messaging service, or through the Internet; except to the extent such losses, claims, damages, liabilities or expenses result from the gross negligence, willful misconduct, bad faith or material breach of this Agreement (as determined by a court of competent jurisdiction).

(c)             No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under each Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Borrower, the Administrative Agent and each Secured Party hereby irrevocably agree that the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of their Affiliates shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers and the other Secured Parties; provided, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it solely during the time (and to the extent) authorized expressly in writing by the Required Lenders and agrees to cease such enforcement and rescind any ongoing actions and proceedings at law and if and to the extent directed by the Required Lenders.

(d)             Attorney Costs, Expenses. The Borrower agrees (i) to pay or reimburse the Administrative Agent and its Affiliates for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, but in the case of Attorney Costs, limited to the reasonable fees and reasonable documented out-of-pocket expenses of a single primary firm of counsel to the Arrangers and the Administrative Agent, and, if necessary, of a single firm of local counsel to the Arrangers and the Administrative Agent in each appropriate material jurisdiction, and (ii) to pay or reimburse the Administrative Agent and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), but in the case of Attorney Costs, limited to the reasonable fees and reasonable documented out-of-pocket expenses of a single primary firm of counsel to (and, if necessary, of a single firm of local counsel in each appropriate material jurisdiction to the Administrative Agent and the Lenders, taken as a whole, unless the Administrative Agent and the Lenders reasonably determine that separate counsel is necessary to avoid an actual or perceived conflict of interest in which case one additional counsel may be appointed for all affected parties, taken as a whole). The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges relevant to the Collateral and fees, and the related reasonable and documented out-of-pocket expenses incurred by any Agent. All amounts due under this Section 11.04 shall be paid within thirty (30) days after receipt by the Borrower of an invoice in reasonable detail. The agreements in this Section 11.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. Without limiting the provisions of Section 3.01, this Section 11.04 shall not apply with respect to Taxes other than any Taxes that represent costs or expenses arising from any non-Tax claim.

(e)             Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent, each Arranger, each Lender, each L/C Issuer and each of their respective Related Parties and other representatives and successors of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, losses, damages, claims and costs of any kind or nature (including Attorney Costs, which shall be limited to a single primary counsel to the Indemnitees, taken as a whole (and, if necessary, of a single firm of local counsel to the Indemnitees, taken as a whole, in each appropriate material jurisdiction)), unless the Indemnitees reasonably determine that separate counsel is necessary to avoid an actual or perceived conflict of interest, in which case one additional counsel may be appointed for all affected Indemnitees, taken as a whole, for any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with:

(i)                  the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or, in the case of the Administrative Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01);

(ii)                 any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); or

(iii)                any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned, leased or operated by any Restricted Company or any of their Subsidiaries, or any Environmental Liability related in any way to any Restricted Company or any of their Subsidiaries; or

(iv)                any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Borrower or any other Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (a “Proceeding”);

Article XXIII.          (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, losses, damages, claims and costs (collectively, the “Losses”) (x) have resulted from the gross negligence or willful misconduct or bad faith or material breach of the Loan Documents of or by such Indemnitee or any of its Affiliates or any of the officers, directors, employees, advisors, agents or other representatives or successors of any of the foregoing, as determined by the final non-appealable judgment of a court of competent jurisdiction, (y) arise from claims of any of the Indemnitees solely against one or more Indemnitees (other than any claims against an Indemnitee in its capacity as agent, arranger or other similar role hereunder) that have not resulted from any misrepresentation, default or the breach of any Loan Document or any actual or alleged performance or non-performance by the Borrower or any other Loan Party, any direct or indirect parent or controlling person thereof or their respective Subsidiaries or any of their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors or (z) have resulted from any agreement governing any settlement referred to below by such Indemnitee that is effected without the Borrower’s prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Borrower’s written consent or if there is a final judgment in any such Proceeding, the Loan Parties agree to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with, and to the extent required by, this Section 11.05. Each Indemnitee shall be obligated to refund and return any and all amounts paid by you (or on your behalf) under this Section 11.05 to such Indemnitee to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through SyndTrak, IntraLinks or other similar information transmission systems in connection with this Agreement, except to the extent resulting from the willful misconduct, gross negligence or material breach of the Loan Documents in bad faith of or by such Indemnitee as determined by the final non-appealable judgment of a court of competent jurisdiction, nor shall any Indemnitee or any Loan Party have any liability (whether direct or indirect, in contract or in tort or otherwise) for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided, however, that the foregoing liability exclusion with respect to the Loan Parties shall not limit the indemnification obligations of the Loan Parties otherwise provided for above in respect of third party claims against the Indemnitees for which such Indemnitees are otherwise entitled to indemnification hereunder. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 11.05 shall be paid within thirty days of receipt by the Borrower of an invoice in reasonable detail. The agreements in this Section 11.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. Without limiting the provisions of Section 3.01, this Section 11.05 shall not apply with respect to Taxes other than any Taxes that represent Losses arising from any non-Tax claim.

Article XXIV.          The Loan Parties shall not be liable for any settlement of any Proceeding (or any expenses related thereto) effected without the Borrower’s written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Borrower’s written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction in any such Proceeding, the Loan Parties agree to indemnify and hold harmless each Indemnitee from and against any and all Losses and reasonable and documented or invoiced legal or other out-of-pocket expenses by reason of such settlement or judgment in accordance with and to the extent provided in the other provisions of this Section 11.05.

Article XXV.          The Loan Parties shall not shall not, without the prior written consent of any Indemnitee (which consent shall not be unreasonably withheld or delayed, it being understood that the withholding of consent due to non-satisfaction of any of the conditions described in clauses (i) and (ii) of this sentence shall be deemed reasonable), effect any settlement of any pending or threatened Proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of any Indemnitee.

Article XXVI.         In case any Proceeding is instituted involving any Indemnitee for which indemnification is to be sought hereunder by such Indemnitee, then such Indemnitee will promptly notify the Borrower of the commencement of any Proceeding; provided, however, that the failure to so notify the Borrower will not relieve the Borrower from any liability that it may have to such Indemnitee pursuant to this Section 11.05.

(f)              Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then:

(i)                  to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and

(ii)                 each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.

(g)             Assigns. (i) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(ii)                 Notwithstanding Section 11.07(a), the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, except as provided in Section 7.04.

(iii)                Notwithstanding Section 11.07(a), no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 11.07(d), (ii) by way of participation in accordance with the provisions of Section 11.07(f), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Sections 11.07(h) and 11.07(j) or (iv) to an SPC in accordance with the provisions of Section 11.07(i) (and any other attempted assignment or transfer by any party hereto shall be null and void).

(iv)                Any Lender may at any time assign to one or more Eligible Assignees (which, for the avoidance of any doubt, shall not include any Disqualified Institutions to the extent the list of Disqualified Institutions has been provided to the Lenders) all or a portion of its rights and obligations under this Agreement; provided that

(i)                        except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or, in the case of an assignment to a Lender or an Affiliate of a Lender or, in the case of the Term Loan Facility, an Approved Fund, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of any Term Loans and Repatriation Bridge Loans, unless each of the Administrative Agent and, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)                        each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (x) apply to rights in respect of Swing Line Loans or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii)                        any assignment of a Term Loan, Repatriation Bridge Loan or a Revolving Credit Commitment to an Eligible Assignee must be approved, if applicable, by the Persons specified for such assignment in the definition of Eligible Assignee; provided that solely in the case of assignments of Term Loans, the Borrower shall be deemed to have consented to any such assignment of Term Loans unless the Borrower has objected to such assignment by written notice to the Administrative Agent within fifteen (15) Business Days after having received written notice from the Administrative Agent requesting its consent to such assignment; provided further that, it is agreed that the Borrower may withhold its consent to an assignment to any person that is known by it to be an affiliate of a Disqualified Institution (regardless of whether it is readily identifiable as an Affiliate by virtue of its name (other than, in the case of Disqualified Institutions under clause (ii) of the definition thereof, such Affiliates that are Bona Fide Lending Affiliates));

(iv)                        the parties (other than the Borrower unless its consent to such assignment is required hereunder) to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee the Borrower shall have no obligation to pay except as required in Section 3.09 and 11.01(f)) and if the assignee is not a Lender prior to such assignment, such assignee shall deliver to the Administrative Agent any Tax forms required by Section 3.01(e); and

(v)                        the assigning Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (and the Administrative Agent shall deliver such Notes to the Borrower).

Article XXVII.       Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.07(e), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits (subject to the obligations and limitations) of Sections 3.01, 3.04, 3.07, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and after the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (d) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.07(f). The Administrative Agent, in its capacity as such, shall not be responsible or have any liability for, or have any duty to inquire into, monitor, or enforce, the provisions set forth in this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent, in its capacity as such, shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

(v)                        The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.04 owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, each Agent and each Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and, as to entries pertaining to it, any Lender, at any reasonable time and from time to time upon reasonable prior notice. The parties intend that all extensions of credit to the Borrower and its Affiliates hereunder shall at all times be treated as being in registered form within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code (and any successor provisions) and the regulations thereunder and shall interpret the provisions herein regarding the Register and the Participant Register (as defined in clause (g) below) consistent with such intent.

(vi)                        Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent sell participations to any Person (other than to one or more natural persons, a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person, or solely to the extent the list of Disqualified Institutions is made available to the Lenders, a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, each Agent and each other Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a)(i) or 11.01(a)(ii) that directly affects such Participant. Subject to Section 11.07(g), each Participant shall be entitled to the benefits of Section 3.01, and Sections 3.04 through 3.07 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.07(d); provided that such Participant agrees to be subject to the provisions of Sections 3.08(e) and 3.09 as if it had acquired its interest by assignment pursuant to Section 11.07(d). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.10 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender.

(vii)                        A Participant shall not be entitled to receive any greater payment under Section 3.01 and Sections 3.04 through 3.07 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation and each Granting Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and each applicable SPC, as applicable, and the principal amounts (and stated interest) of each Participant’s or SPC’s, as applicable, interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or SPC, or any information relating to a Participant’s or SPC’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive (absent manifest error) as to the identity of each Participant and each SPC and the amount of Loans, Commitments and other obligations under the Loan Documents attributed to such Participant or SPC, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation or Loan granted to such SPC for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(viii)                        Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement under its Note, if any to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(ix)                        Notwithstanding anything to the contrary contained herein:

(i)                        any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) (which, for the avoidance of doubt, may not be a Disqualified Institution) identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that

(A)               nothing herein shall constitute a commitment by any SPC to fund any Loan,

(B)               if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, and

(C)               each SPC that elects to exercise such option shall satisfy the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the applicable Granting Lender).

(ii)                        (A) Neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01 or Sections 3.04 through 3.07), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document and any indemnity or similar payment obligation under this Agreement, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.

(iii)                        Any SPC may (A) with notice to, but without prior consent of the Borrower or the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (B) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(x)                        Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee (who may not be a Disqualified Institution) for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 11.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise (unless such trustee is an Eligible Assignee which has complied with the requirements of Section 11.07(d)).

(xi)                        In case of an assignment to a Sponsor Affiliated Lender (other than an Affiliated Debt Fund, which shall, in each case, even if not expressly excluded, only be subject to the requirement set forth in clause (10)), after giving effect to such assignment, together with all other assignments to Sponsor Affiliated Lenders, the aggregate principal amount of all Loans and Commitments then held by all Sponsor Affiliated Lenders (other than Affiliated Debt Funds) shall not exceed 25% of the aggregate unpaid principal amount of the Term Loans then outstanding (determined at the time of such purchase), no Revolving Credit Loans or Revolving Credit Commitments shall be assigned to any Sponsor Affiliated Lender (other than Affiliated Debt Funds), no proceeds of Revolving Credit Loans shall be used, directly or indirectly, to consummate such assignment, any Loans assigned or contributed to Holdings or its Subsidiaries shall be automatically cancelled upon such assignment (it being agreed that documentation evidencing such cancellation, if necessary), may be entered promptly thereafter), in the event that any proceeding under the Bankruptcy Code shall be instituted by or against the Borrower or any Guarantor, each Sponsor Affiliated Lender shall acknowledge and agree that they are each “insiders” under Section 101(31) of the Bankruptcy Code and, as such, the claims associated with the Loans and Commitments owned by it shall not be included in determining whether the applicable class of creditors holding such claims has voted to accept a proposed plan for purposes of Section 1129(a)(10) of the Bankruptcy Code, or, alternatively, to the extent that the foregoing designation is deemed unenforceable for any reason, each Sponsor Affiliated Lender shall vote in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Sponsor Affiliated Lenders, except to the extent that any plan of reorganization proposes to treat the Obligations held by such Sponsor Affiliated Lender in a manner that is less favorable in any material respect to such Sponsor Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Sponsor Affiliated Lenders, the assigning Lender and the Sponsor Affiliated Lender (other than Affiliated Debt Funds) purchasing such Lender’s Loans and/or Commitments shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit A-2 hereto (an “Affiliated Lender Assignment and Assumption”), such Sponsor Affiliated Lender will not receive information provided solely to Lenders and will not be permitted to attend or participate in (or receive any notice of) Lender meetings or conference calls, will not be entitled to challenge the Administrative Agent’s and the Lenders’ attorney-client privilege as a result of their status as Sponsor Affiliated Lenders and, other than with respect to Affiliated Debt Funds, will not have any rights to bring any action against the Administrative Agent in its capacity as such, [reserved], the portion of the Total Outstandings held or deemed held by any Lenders that are Sponsor Affiliated Lenders (other than Affiliated Debt Funds) shall be excluded for all purposes of making a determination of Required Lenders, Affiliated Debt Funds may not, in the aggregate, account for more than 49.9% of the amount necessary to establish that the Required Lenders have consented to an action and the portion of the Total Outstandings held or deemed held by any Affiliated Debt Funds in excess of such amount shall be excluded for all purposes of making a determination of Required Lenders, any purchases by Sponsor Affiliated Lenders shall require that such Sponsor Affiliated Lender clearly identify itself as a Sponsor Affiliated Lender in any Affiliated Lender Assignment and Assumption executed in connection with such purchases or sales and each such Affiliated Lender Assignment and Assumption shall contain customary “big boy” representations but no requirement to make representations as to the absence of any material non-public information; it being understood and agreed that, notwithstanding anything to the contrary contained herein, any Loans or Commitments acquired by a Sponsor Affiliated Lender (other than Holdings or its Restricted Subsidiaries) may, with the consent of the Borrower, be contributed to the Borrower (whether through any of its Parent Entities or otherwise) and exchanged for debt or equity securities that are otherwise permitted to be issued at such time provided, that any such Loans or Commitments so contributed shall be deemed cancelled for all purposes and no longer outstanding.

(xii)                        The Administrative Agent, in its capacity as such, may conclusively rely upon any list provided by the Borrower in connection with any amendment or waiver hereunder and shall not have any responsibility for monitoring any acquisition or disposition of Term Loans by any Sponsor Affiliated Lender or liability for any losses suffered by any Person as a result of any purported assignment to or from a Sponsor Affiliated Lender.

(xiii)                        Notwithstanding anything to the contrary contained herein, if any Loans or Commitments are assigned or participated (x) to a Disqualified Institution or (y) without complying with the Borrower consent or notice requirements of this Section 11.07, then: (a) the Borrower may (i) terminate any Commitment of such Person and prepay any applicable outstanding Loans at a price equal to the lesser of (x) the current trading price of the Loans, (y) par and (z) the amount such Person paid to acquire such Loans or Commitments, in each case, without premium, penalty, prepayment fee or breakage, and/or (ii) require such person to assign its rights and obligations to one or more Eligible Assignees at the price indicated above (which assignment shall not be subject to any processing and recordation fee) and if such person does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such assignment within three (3) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such person, then such person shall be deemed to have executed and delivered such Assignment and Assumption without any action on its part, (b) no such Person shall receive any information or reporting provided by the Borrower, the Administrative Agent or any Lender, (c) for purposes of voting, any Loans or Commitments held by such person shall be deemed not to be outstanding, and such person shall have no voting or consent rights with respect to “Required Lender” or Class votes or consents, (d) for purposes of any matter requiring the vote or consent of each Lender affected by any amendment or waiver, such person shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected Class (giving effect to clause (c) above) so approves, and (e) such person shall not be entitled to any expense reimbursement or indemnification rights under any Loan Documents (including Sections 11.04 and 11.05) and the Borrower expressly reserves all rights against such person under contract, tort or any other theory and shall be treated in all other respects as a Defaulting Lender; it being understood and agreed that the foregoing provisions shall not apply to any assignee of a Disqualified Institution that becomes a Lender so long as such assignee is not a Disqualified Institution or an affiliate thereof. The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) to each Lender requesting such DQ List.

(h)                Successors. Notwithstanding anything to the contrary contained herein, any or all of Bank of America or any other L/C Issuer may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer, and Bank of America may, upon 30 days’ notice to the Borrower and the Lenders, resign as Swing Line Lender; provided that on or prior to the expiration of such 30-day period with respect to such resignation as L/C Issuer, the applicable L/C Issuer shall have identified a successor L/C Issuer reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer with an L/C Commitment at equal to the L/C Commitment of the resigning L/C Issuer (unless otherwise agreed by the Borrower). In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint a successor L/C Issuer or Swing Line Lender from among the Lenders willing to accept such appointment; provided that a failure by the Borrower to appoint any such successor shall not affect the resignation as L/C Issuer or Swing Line Lender, as the case may be, except as provided above. If an L/C Issuer resigns, it shall retain all the rights and obligations of the L/C Issuer with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c).

(i)                  Confidentiality. Each Agent and each Lender agrees to maintain the confidentiality of the Information, except that the Information may be disclosed (i) to its Affiliates, and its and their respective Related Parties who need to know such information solely in connection with the Facilities (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and who have agreed or are otherwise obligated to keep such Information confidential, and the applicable Agent or Lender shall be responsible for compliance by such Persons with such obligations); (ii) to the extent requested by any regulatory authority having or purporting to have jurisdiction over the applicable Agent or Lender or any of its Affiliates provided that the Agent or Lender that discloses any Information pursuant to this clause (b) shall (except with respect to any audit or examination conducted by bank accountants or any self regulatory authority or governmental regulatory authority exercising examiner or regulatory authority), to the extent practicable and permitted by law, provide the Borrower prompt notice of such disclosure; (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (except with respect to any audit or examination conducted by bank accountants or any self regulatory authority or governmental regulatory authority exercising examiner or regulatory authority); provided that the Agent or Lender that discloses any Information pursuant to this clause (c) shall, to the extent practicable and permitted by law, provide the Borrower prompt notice of such disclosure; (iv) to any other party to this Agreement; (v) [reserved], (x) to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (y) to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to its obligations under this Agreement, in each case, other than a Disqualified Institution; provided that notwithstanding anything to the contrary in this Section 11.09, any Agent or any Lender may disclose the list of Disqualified Institutions to any prospective assignee, participant or counterparty who is not (i) a Disqualified Institution or (ii) readily identifiable as an Affiliate of a Disqualified Institution set forth on such list by virtue of its name to such Disqualified Institution for the purpose of such prospective assignee, participant or counterparty representing and warranting to the such Agent or such Lender that such prospective assignee, participant or counterparty is not a Disqualified Institution; (vi) with the written consent of the Borrower; (vii) to the extent such Information becomes publicly available other than as a result of a breach of this Section 11.09; (viii) to the extent such Information is independently developed by such Agent or Lender without the use of any confidential information and without violating the terms of this Section 11.09; (ix) to the extent such Information is received from a third party that is not known by such Agent or Lender to be subject to any confidentiality obligations owed to the Borrower; or (k) for purposes of establishing a “due diligence” defense. In addition, any Agent and any Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to any Agent and any Lender in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 11.09, “Information” means all information received from or on the behalf of any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 11.09.

(j)                  Set-off. In addition to any rights and remedies of each Lender provided by Law, upon the occurrence and during the continuance of any Event of Default, after obtaining the prior written consent of the Administrative Agent, each Lender is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each other Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but not any deposits held in a custodial, trust or other fiduciary capacity), at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 11.10 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have.

(k)                Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under any Loan Document shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(l)                  Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

(m)               Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of any Agent or any Lender in any other Loan Document shall not be deemed a conflict with this Agreement and subject, in the case of Letter of Credit Applications, to the last sentence of Section 2.04(b)(i). Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

(n)                Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

(o)                Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(p)                Governing Law. (i) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; provided, that (i) the interpretation of the definition of “closing date material adverse effect” and the determination of whether a closing date material adverse effect has occurred, (II) THE DETERMINATION OF THE ACCURACY OF ANY SPECIFIED ACQUISITION AGREEMENT REPRESENTATION AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF MERGER SUB OR ITS APPLICABLE AFFILIATE HAS A RIGHT TO TERMINATE ITS OBLIGATIONS UNDER THE ACQUISITION AGREEMENT OR DECLINE TO CONSUMMATE THE ACQUISITION AND (III) THE DETERMINATION OF WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT AND, IN ANY CASE, ANY CLAIM OR DISPUTE ARISING OUT OF ANY SUCH INTERPRETATION OR DETERMINATION OR ANY ASPECT THEREOF, SHALL IN EACH CASE BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

(ii)                        ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE CITY OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO (EXCEPT THAT, (X) IN THE CASE OF ANY SECURITY DOCUMENT, PROCEEDINGS MAY ALSO BE BROUGHT BY THE ADMINISTRATIVE AGENT IN THE STATE OR OTHER JURISDICTION IN WHICH THE RESPECTIVE COLLATERAL IS LOCATED OR ANY OTHER RELEVANT JURISDICTION AND (Y) IN THE CASE OF ANY BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS WITH RESPECT TO THE ADMINISTRATIVE AGENT, ANY L/C ISSUER, ANY SWING LINE LENDER OR ANY OTHER LENDER, ACTIONS OR PROCEEDINGS RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN SUCH COURT HOLDING SUCH BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS).

(q)                Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(r)                  Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and each other Closing Date Loan Party and the Administrative Agent shall have been notified by each Lender, each Swing Line Lender and the L/C Issuer that each such Lender, Swing Line Lender and the L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

(s)                 No Implied Duties. The Borrower acknowledges that (i) the sole role of the Arrangers is to syndicate the Facilities and to arrange for future amendments and other modifications hereto and (ii) no Agent has any duty other than as expressly provided herein. Without limiting the generality of the foregoing, the Borrower agrees that no Arranger, Agent or Lender shall in any event be subject to any fiduciary or other implied duties. Additionally, the Borrower acknowledges and agrees that the Arrangers are not advising the Borrower as to any legal, Tax, investment, accounting or regulatory matters in any jurisdiction. The Borrower has consulted and will continue to consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby (including any amendments or other modifications hereto), and no Arranger or Secured Party shall have any responsibility or liability to the Borrower with respect thereto. Any review by any Arranger or Secured Party of the Borrower, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Arranger or Secured Party and shall not be on behalf of the Borrower.

(t)                  USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower or Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower or such Guarantor in accordance with the Act. The Borrower shall, reasonably promptly following a request by the Administrative Agent, provide all documentation and other information that the Administrative Agent requests in order to comply with ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act; provided that, no Default or Event of Default shall result from non-compliance by this Section 11.20.

(u)                Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an ~~EEA~~Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)                        the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an ~~EEA~~Affected Financial Institution; and

(ii)                        the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                        a reduction in full or in part or cancellation of any such liability;

(ii)                        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

(v)                ERISA Representations.

(i)                        Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:

(i)                        such Lender is not using Plan Assets in connection with such Lender’s entrance into, participation, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)                        the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and the conditions are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith, or

(iii)                        (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement.

(ii)                        In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(w)               No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Arrangers, nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

(x)                Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

(y)                The Borrower as Loan Party Representative. Each Loan Party (other than the Borrower) hereby designates the Borrower as its representative and agent for all purposes under the Loan Documents, including requests for Revolving Credit Loans, designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent or any Lender. The Borrower hereby accepts such appointment. The Administrative Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Loan Notice) delivered by Borrower on behalf of any other Loan Party. The Administrative Agent, the Collateral Agent and the Lenders may give any notice or communication with a Loan Party hereunder to the Borrower on behalf of such Loan party. Each of the Administrative Agent, the Collateral Agent and the Lenders shall have the right, in its discretion, to deal exclusively with the Borrower for any or all purposes under the Loan Documents. Each Loan Party agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Borrower shall be binding upon and enforceable against it.

(z)                 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

(aa)              Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)       In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)       As used in this Section 11.27, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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